Exhibit 10.3

INDENTURE

dated as of February 21, 2008

by and between

AZITHROMYCIN ROYALTY SUB LLC,
a Delaware limited liability company,
as issuer of the Notes described herein,

and

U.S. BANK NATIONAL ASSOCIATION,
as initial trustee of the Notes described herein

i

Section 6.15	Audit Rights	62

Section 6.16	Compliance with Applicable Anti-Terrorism and Anti-Money Laundering Regulations	62
Section 6.17	Jurisdiction of Trustee	62

ARTICLE VII
SUCCESSOR TRUSTEES

Section 7.1	Resignation and Removal of Trustee	63
Section 7.2	Appointment of Successor.	63

ARTICLE VIII
INDEMNITY

Section 8.1	Indemnity	64
Section 8.2	Noteholders’ Indemnity	64
Section 8.3	Survival	65

ARTICLE IX
MODIFICATION

Section 9.1	Modification with Consent of Noteholders	65
Section 9.2	Modification Without Consent of Noteholders	66
Section 9.3	Subordination; Priority of Payments	67
Section 9.4	Execution of Amendments by Trustee	67
Section 9.5	Conformity with Trust Indenture Act	67

ARTICLE X
SUBORDINATION

Section 10.1	Subordination of the Notes.	67

ARTICLE XI
DISCHARGE OF INDENTURE

Section 11.1	Discharge of Indenture.	69

ARTICLE XII
MISCELLANEOUS

Section 12.1	Right of Trustee to Perform	69
Section 12.2	Waiver	70
Section 12.3	Severability	70
Section 12.4	Restrictions on Exercise of Certain Rights	70
Section 12.5	Notices	70
Section 12.6	Assignments	71
Section 12.7	Application to Court	72
Section 12.8	GOVERNING LAW	72
Section 12.9	Jurisdiction.	72
Section 12.10	Counterparts	73
Section 12.11	Table of Contents and Headings	73
Section 12.12	Trust Indenture Act	74

Section 12.13	Confidential Information	74
Section 12.14	Limited Recourse	75
Section 12.15	Tax Characterization; No Gross Up; Withholding	75

Annex A	Rules of Construction and Defined Terms
Exhibit A	Form of Original Class A Notes
Exhibit B	Form of Resale Confidentiality Agreement
Exhibit C	Agents for Service of Process
Exhibit D	Coverage of Distribution Report
Exhibit E	UCC Financing Statements
Exhibit F	Form of Certificate of Euroclear or Clearstream for Permanent Regulation S Global Note
Exhibit G	Form of Certification of Beneficial Owner of Temporary Regulation S Global Note
Exhibit H	Form of Certification of Euroclear or Clearstream for Payments
Exhibit I	Form of Certificate of Proposed Transferor
Exhibit J	Form of Certificate of Certain Proposed Institutional Accredited Investor Transferees

INDENTURE

This INDENTURE, dated as of February 21, 2008, is by and between AZITHROMYCIN ROYALTY SUB LLC, a Delaware limited liability company, as issuer of the Notes described herein, and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as initial trustee of the Notes described herein.

GRANTING CLAUSE

THIS INDENTURE WITNESSETH, that, in consideration of the premises and the acceptance by the Trustee of the trusts hereby created and of the purchase and acceptance of the Notes by the Noteholders, and for other good and valuable consideration, the receipt of which is hereby acknowledged, in order to secure (i) the prompt payment of the principal of, Premium (if any) and interest on, and all other amounts due with respect to, the Notes from time to time Outstanding hereunder, (ii) the payment of any fees, expenses or other amounts that the Issuer is obligated to pay under or in respect of the Notes, this Indenture or any other Transaction Document to which the Issuer is a party, (iii) the payment and performance of all the obligations of the Issuer in respect of any amendment, modification, extension, renewal or refinancing of the Notes and (iv) the performance and observance by the Issuer of all the agreements, covenants and provisions expressed or implied herein and in the Notes for the benefit of the Noteholders (collectively, the “Secured Obligations”) and for the uses and purposes and subject to the terms and provisions hereof, the Issuer does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm unto the Trustee, its successors and assigns, for the security and benefit of the Noteholders from time to time of the Notes, a first priority security interest in all right, title and interest of the Issuer in, to and under the following described property, rights and privileges (each property, including all other property hereafter specifically subjected to the lien of this Indenture or any indenture supplemental hereto, being the “Collateral” and, collectively, including all other property hereafter specifically subjected to the lien of this Indenture or any indenture supplemental hereto, are included within and defined as the “Indenture Estate”), to wit:

(1) Royalty Payments actually made by Inspire under the Inspire License Agreement (but not the rights thereunder to receive such payments) and the Replacement Royalty Payments, if any;

(2) the Purchase and Sale Agreement, the Residual License Agreement, the Servicing Agreement and all other Transaction Documents, Principal Documents and other agreements to which the Issuer is a party, including those relating to the rights of the Issuer in respect of the sale, transfer, conveyance, assignment, contribution, grant and servicing of the Purchased Assets;

(3) (A) all Accounts established under this Indenture at any time, (B) all amounts from time to time credited to such Accounts, (C) all cash, financial assets and other investment property, instruments, documents, chattel paper, general intangibles, accounts and other property from time to time credited to such Accounts or representing investments and reinvestments of amounts credited to such Accounts and (D) all interest, principal payments, dividends and other distributions payable on or with respect to, and all proceeds of, (i) all property so credited or representing such investments and reinvestments and (ii) such Accounts;

(4) all of the Issuer’s rents, issues, profits, revenues and other income of the property subjected or required to be subjected to the lien of this Indenture;

(5) all other property and assets of the Issuer with respect to which a security interest can be created under Article 9 of the UCC, including all goods, deposit accounts, investment property, financial assets, letter-of-credit rights, supporting obligations, commercial tort claims, accounts, contract rights, general intangibles and all other cash (except (i) to the extent permitted to be distributed by the Issuer to the Parent pursuant to Section 3.7(c) and (ii) proceeds from any Notes issued in accordance with and pursuant to this Indenture in excess of amounts applicable to any Redemption of the Notes);

(6) all rights of the Issuer (contractual and otherwise) constituting, arising under, connected with or in any way related to any or all of the foregoing property;

(7) all books, records, files, correspondence, computer programs, tapes, disks and related data (owned by the Issuer) that at any time evidence or contain information relating to any of the foregoing property or are otherwise necessary or helpful in the collection thereof or realization thereupon;

(8) all documents of title, policies and certificates of insurance, securities, chattel paper and other documents or instruments evidencing or pertaining to any of the foregoing property of the Issuer; and

(9) all proceeds and products of any and all of the foregoing property;

BUT SUBJECT TO all of the terms and conditions of this Indenture.

HABENDUM CLAUSE

TO HAVE AND TO HOLD all and singular the aforesaid property unto the Trustee, its successors and assigns, in trust for the benefit and security of the Noteholders from time to time of each class of the Notes, without any priority of any one class of Notes over any other class of Notes by reason of difference in time of issuance or otherwise, except as expressly provided herein, and for the uses and purposes and subject to the terms and provisions set forth in this Indenture.

PROVIDED, HOWEVER, that, notwithstanding any of the foregoing provisions or anything to the contrary herein, so long as no Event of Default shall have occurred and be continuing, the Issuer shall have the right, to the exclusion of the Trustee and the Noteholders, to exercise in the Issuer’s name all rights and powers of the Issuer under the Purchase and Sale Agreement, the Residual License Agreement, the Servicing Agreement and any other agreement to which the Issuer is or may be a party or third party beneficiary (including Principal Documents), except as otherwise set forth in any such agreement, and SUBJECT TO all of the terms and conditions of this Indenture.

It is hereby further agreed that any and all property described or referred to in the Granting Clause that is hereafter acquired by the Issuer shall ipso facto, and without any other conveyance, assignment or act on the part of the Issuer or the Trustee, become and be subject to the Security Interest herein granted as fully and completely as though specifically described herein, but nothing contained in this paragraph shall be deemed to modify or change the obligations of the Issuer contained in the foregoing paragraphs.

The Issuer does hereby ratify and confirm this Indenture and the other Transaction Documents to which it is a party and, subject to the other terms of this Indenture, does hereby agree that it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of the assignment hereunder or of any of the rights created by any thereof.

It is expressly agreed that anything herein contained to the contrary notwithstanding, the Issuer shall remain liable under the Transaction Documents and any other contracts and agreements included in the Collateral to the extent set forth therein and shall remain obligated to perform all of the duties and obligations of the Issuer thereunder to the same extent as if this Indenture had not been executed in accordance with and pursuant to the terms and provisions thereof, the exercise by the Trustee of any of its rights hereunder shall not release the Issuer from any of its duties or obligations under any such Transaction Documents or other contracts or agreements included in the Collateral, and, prior to the foreclosure of the lien of this Indenture under Section 4.3, the Trustee and the Noteholders shall have no obligation or liability under any thereof by reason of or arising out of this Indenture or the assignment hereunder, nor shall the Trustee or the Noteholders be required or obligated in any manner to perform or fulfill any obligations or duties of the Issuer under or pursuant to any Transaction Document or any other contract or agreement included in the Collateral or, except as herein expressly provided, to make any payment, make any inquiry as to the nature or sufficiency of any payment received by it, present or file any claim or take any action to collect or enforce any claim for payment assigned hereunder or the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times; provided, however, that, in exercising any right of the Issuer under any Transaction Document or any other contract or agreement included in the Collateral, the Trustee and the Noteholders shall be bound by, and shall comply with, the provisions thereof applicable to the Issuer in respect of the exercise of such right and the confidentiality provisions set forth therein.

IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:

ARTICLE I
GENERAL

Section 1.1 Rules of Construction and Defined Terms. The rules of construction set forth in Annex A shall apply to this Indenture and are hereby incorporated by reference into this Indenture as if set forth fully in this Indenture. Capitalized terms used but not otherwise defined in this Indenture shall have the respective meanings given to such terms in Annex A, which is hereby incorporated by reference into this Indenture as if set forth fully in this Indenture. Not all terms defined in Annex A are used in this Indenture.

Section 1.2 Compliance Certificates and Opinions. Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee an Officer’s Certificate stating that, in the opinion of the signer thereof in his or her capacity as such, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 5.3) or any indenture supplemental hereto shall include:

(a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions in this Indenture relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual in his or her capacity as such, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.3 Acts of Noteholders.

(a) Any direction, consent, waiver or other action provided by this Indenture in respect of the Notes of any class to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent or proxy duly appointed in writing, and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee or to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose under this Indenture and conclusive in favor of the Trustee or the Issuer, if made in the manner provided in this Section 1.3(a).

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to him or her the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or such other officer and, where such execution is by an officer of a corporation or association, trustee of a trust or member of a partnership, on behalf of such corporation, association, trust or partnership, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner that the Trustee deems sufficient.

(c) In determining whether the Noteholders have given any direction, consent, request, demand, authorization, notice, waiver or other Act (a “Direction”) under this Indenture, Notes owned by the Issuer, the Parent or any Affiliate of any such Person shall be disregarded and deemed not to be Outstanding for purposes of any such determination. In determining whether the Trustee shall be protected in relying upon any such Direction, only Notes that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notwithstanding the foregoing, (i) if any such Person owns 100% of the Notes of any class Outstanding, such Notes shall not be so disregarded as aforesaid, and (ii) if any amount of Notes of such class so owned by any such Person have been pledged in good faith, such Notes shall not be disregarded as aforesaid if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, the Parent or an Affiliate of any such Person.

(d) The Issuer may, at its option, by delivery of Officer’s Certificate(s) to the Trustee, set a record date other than the Record Date to determine the Noteholders in respect of the Notes of any class entitled to give any Direction in respect of such Notes. Such record date shall be the record date specified in such Officer’s Certificate, which shall be a date not more than 30 days prior to the first solicitation of Noteholders in connection therewith. If such a record date is fixed, such Direction may be given before or after such record date, but only the Noteholders of the applicable class at the close of business on such record date shall be deemed to be Noteholders for the purposes of determining whether Noteholders of the requisite proportion of Outstanding Notes of such class have authorized, agreed or consented to such Direction, and for that purpose the Outstanding Notes of such class shall be computed as of such record date; provided, that no such Direction by the Noteholders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than one year after the record date.

(e) Any Direction or other action by the Noteholder of any Note shall bind the Noteholder of every Note issued upon the transfer thereof, in exchange therefor or in lieu thereof, whether or not notation of such action is made upon such Note, and any Direction or other action by the Beneficial Holder of any Beneficial Interest in any Note shall bind any transferee of such Beneficial Interest.

ARTICLE II
THE NOTES

Section 2.1 Amount of Notes; Terms; Form; Execution and Delivery.

(a) The Outstanding Principal Balance of any class of Notes that may be authenticated and delivered from time to time under this Indenture shall not exceed, with respect to the Original Class A Notes, the initial Outstanding Principal Balance for the Original Class A Notes set forth in the definition thereof or, with respect to any Class B Notes or any class of Refinancing Notes, the Outstanding Principal Balance authorized in the Manager Resolution or indenture supplemental hereto establishing such Class B Notes or Refinancing Notes; provided, that (i) any Refinancing Notes shall be issued in accordance with Section 2.15 and (ii) any Class B Notes shall be issued in accordance with Section 2.16.

(b) There shall be issued, authenticated and delivered on the Closing Date and on the date of issuance of any Class B Notes or any Refinancing Notes to each of the Noteholders Notes in the principal amounts and maturities and bearing the interest rates, in each case in registered form and, in the case of the Original Class A Notes, substantially in the form set forth in Exhibit A or, in the case of any Class B Notes or any Refinancing Notes, substantially in the form set forth in the indenture supplemental hereto pursuant to which such Class B Notes or Refinancing Notes are issued, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements typewritten, printed, lithographed or engraved thereon, as may, consistently herewith, be prescribed by the Trustee. The Trustee shall authenticate Notes and make Notes available for delivery only upon the written order of the Issuer signed by a Responsible Officer of the Issuer. Such order shall specify the aggregate principal amount of Notes to be authenticated, the date of issue, whether they are to be issued as Global Notes or Definitive Notes and delivery instructions.

Definitive Notes of each class shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods, as determined by the Trustee. Any Notes offered and sold to Institutional Accredited Investors that are not QIBs that are not offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of Definitive Notes.

Any Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Notes in registered form, substantially in the form set forth in the applicable Exhibit to this Indenture or in any indenture supplemental hereto (each, a “144A Global Note”), registered in the name of the nominee of DTC, deposited with the Trustee, as custodian for DTC, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of each 144A Global Note may from time to time be increased or decreased by adjustments made on the books and records of the Registrar, as hereinafter provided.

Any Notes offered and sold to Institutional Accredited Investors in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more temporary global Notes in registered form substantially in the form set forth in the applicable Exhibit to this Indenture or in any indenture supplemental hereto (each, a “Temporary Regulation S Global Note”), registered in the name of the nominee of DTC, deposited with the Trustee, as custodian for DTC, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. At any time following the applicable Regulation S Global Note Exchange Date, upon receipt by the Trustee and the Issuer of a certificate substantially in the form of Exhibit F, executed by Euroclear or Clearstream, as the case may be, together with copies of certificates from Euroclear or Clearstream, as the case may be, certifying that it has received certification of non-U.S. beneficial ownership of a Temporary Regulation S Global Note (or portion thereof) with respect to any Notes to be exchanged, one or more permanent Global Notes for such Notes in registered form substantially in the form set forth in the applicable Exhibit to this Indenture or in any indenture supplemental hereto (each, a “Permanent Regulation S Global Note” and, together with each Temporary Regulation S Global Note, the “Regulation S Global Notes”) duly executed by the Issuer and authenticated by the Trustee as hereinafter provided shall be deposited with the Trustee, as custodian for DTC, and the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Temporary Regulation S Global Note of such class in an amount equal to the principal amount of such Temporary Regulation S Global Note exchanged. Until the Regulation S Global Note Exchange Date with respect to any Temporary Regulation S Global Note, Beneficial Interests in such Temporary Regulation S Global Note may be held only through Agent Members acting for and on behalf of Euroclear and Clearstream.

Notes, if so provided herein or in any indenture supplemental hereto, shall be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in this Section 2.1(b) (collectively with any definitive, fully registered Notes issued pursuant to Section 2.10(b), the “Definitive Notes”).

(c) Interest shall accrue on any class of Fixed Rate Notes from the date of issuance of such Fixed Rate Notes and shall be computed for each Interest Accrual Period on the basis of a 360-day year consisting of twelve 30-day months on the Outstanding Principal Balance of such Notes. Interest shall accrue on any class of Floating Rate Notes from the date of issuance of such Floating Rate Notes and shall be computed for each Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed in such Interest Accrual Period on the Outstanding Principal Balance of such Notes. If any interest payment is not made when due on a Payment Date, the unpaid portion of such interest payment will accrue interest at the rate then applicable to the Notes, compounded quarterly, until paid in full.

(d) On the date of any Refinancing, the Issuer shall issue and deliver, as provided in Section 2.15, an aggregate principal amount of Refinancing Notes having the maturities and bearing the interest rates and such other terms authorized by one or more Manager Resolutions or in any indenture supplemental hereto providing for the issuance of such Refinancing Notes or specified in the form of such Refinancing Notes, in each case in accordance with Section 2.15.

(e) On the date of any Class B Issuance, the Issuer shall issue and deliver, as provided in Section 2.16, an aggregate principal amount of Class B Notes having the maturities and bearing the interest rates and such other terms authorized by one or more Manager Resolutions or in any indenture supplemental hereto providing for the issuance of such Class B Notes or specified in the form of such Class B Notes, in each case in accordance with Section 2.16.

(f) The Notes shall be executed on behalf of the Issuer by the manual or facsimile signature of any individual who at the time such Note was executed was authorized to execute such Note by the Manager.

(g) Each Note bearing the manual or facsimile signature of any individual who at the time such Note was executed was authorized to execute such Note by the Manager shall bind the Issuer, notwithstanding that any such individual has ceased to hold such authority thereafter but prior to the authentication and delivery of such Notes or any payment thereon.

(h) At any time and from time to time after the execution of any Notes, the Issuer may deliver such Notes to the Trustee for authentication and, subject to the provisions of Section 2.1(i), the Trustee shall authenticate such Notes by manual or facsimile signature upon receipt by it of a written order of the Issuer. The Notes shall be authenticated on behalf of the Trustee by any Responsible Officer of the Trustee.

(i) No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless it shall have been executed on behalf of the Issuer as provided in Section 2.1(f) and authenticated by or on behalf of the Trustee as provided in Section 2.1(h). Such signatures shall be conclusive evidence that such Note has been duly executed and authenticated under this Indenture. Each Note shall be dated the date of its authentication.

Section 2.2 Restrictive Legends. Each Note (and all Notes issued in exchange therefor or upon registration of transfer or substitution thereof) shall bear the following legend on the face thereof (the “Private Placement Legend”):

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, NOR IS SUCH REGISTRATION CONTEMPLATED. NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, SOLD OR OFFERED FOR SALE OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION THEREUNDER AND ANY OTHER APPLICABLE SECURITIES LAW REGISTRATION REQUIREMENTS. EACH PERSON WHO ACQUIRES OR ACCEPTS THIS NOTE OR AN INTEREST HEREIN BY SUCH ACQUISITION OR ACCEPTANCE (1) REPRESENTS THAT (A) IT IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) AND IS PURCHASING THIS NOTE IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (B) IT IS AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN SUBPARAGRAPH (a) (1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”), HAS SUFFICIENT KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS TO BE CAPABLE OF EVALUATING THE MERITS AND RISKS OF THE PURCHASE OF THIS NOTE AND IS ABLE AND PREPARED TO BEAR THE ECONOMIC RISK OF INVESTING IN AND HOLDING THIS NOTE, (C) IT IS AN INSTITUTIONAL ACCREDITED INVESTOR THAT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT OR (D) IT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THIS NOTE AFTER THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE OR AN INTEREST HEREIN, EXCEPT (A) TO THE ISSUER OR A SUBSIDIARY THEREOF, (B) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT IS PURCHASING THIS NOTE OR AN INTEREST HEREIN, AS THE CASE MAY BE, FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (D) TO AN INSTITUTIONAL ACCREDITED INVESTOR OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT (IF AVAILABLE), IN EACH CASE UNLESS CONSENTED TO BY THE ISSUER IN ITS SOLE DISCRETION AND SUCH OFFER, SALE OR OTHER TRANSFER OCCURS FOLLOWING (X) THE DATE THAT IS ONE YEAR (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE “RESALE RESTRICTION TERMINATION DATE”) AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED, THAT THE ISSUER AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (2)(C) OR (D) OF THIS PARAGRAPH TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM TO THE EFFECT THAT THE RELEVANT FOREGOING CONDITIONS ARE MET. THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE REFERRED TO HEREINAFTER CONTAINS A PROVISION REQUIRING THE REGISTRAR APPOINTED THEREUNDER TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

Each Note shall also bear the following legend on the face thereof:

BY ITS PURCHASE AND ACCEPTANCE OF THIS NOTE, EACH PURCHASER WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED (A) THAT EITHER (I) NO PLAN ASSETS HAVE BEEN USED TO PURCHASE THIS NOTE OR (II) TO THE EXTENT THAT PLAN ASSETS ARE USED TO PURCHASE THIS NOTE ONE OR MORE STATUTORY OR ADMINISTRATIVE EXEMPTIONS APPLIES SUCH THAT THE USE OF PLAN ASSETS TO PURCHASE AND HOLD THIS NOTE WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION, AND (B) THAT EITHER (X) NO ASSETS OF A GOVERNMENTAL, CHURCH OR FOREIGN PLAN HAVE BEEN USED TO PURCHASE SUCH NOTES OR (Y) TO THE EXTENT SUCH ASSETS ARE USED, NEITHER THE PURCHASE NOR HOLDING OF THE NOTES WILL CONSTITUTE OR RESULT IN A VIOLATION OF ANY APPLICABLE FEDERAL, STATE, LOCAL OR NON-U.S. LAW THAT IS SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE. “PLAN ASSETS” HAS THE MEANING GIVEN TO IT BY SECTION 3(42) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) AND REGULATIONS OF THE U.S. DEPARTMENT OF LABOR.

THIS NOTE MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS SET FORTH IN THE INDENTURE REFERRED TO HEREINAFTER, AND, IN ADDITION, EACH PERSON WHO ACQUIRES OR ACCEPTS THIS NOTE OR AN INTEREST HEREIN BY SUCH ACQUISITION OR ACCEPTANCE AGREES THAT IT SHALL CAUSE ANY PROPOSED TRANSFEREE TO EXECUTE A RESALE CONFIDENTIALITY AGREEMENT IN THE FORM ATTACHED AS EXHIBIT B TO SUCH INDENTURE AND DELIVER SUCH RESALE CONFIDENTIALITY AGREEMENT TO THE REGISTRAR (AS DEFINED IN SUCH INDENTURE) AND FURTHER AGREES TO OTHERWISE COMPLY WITH THE TRANSFER RESTRICTIONS SET FORTH IN SUCH INDENTURE, INCLUDING SECTION 2.11 THEREOF, AND FURTHER ACKNOWLEDGES AND AGREES TO THE PROVISIONS SET FORTH IN SECTION 2.5 OF SUCH INDENTURE.

Each Note shall also bear the following legend on the face thereof:

BY ITS ACQUISITION HEREOF, THE HOLDER ACKNOWLEDGES THAT THIS NOTE (OR ANY BENEFICIAL INTEREST THEREIN) MAY NOT BE EXCHANGED OR TRANSFERRED IF, IMMEDIATELY AFTER SUCH EXCHANGE OR TRANSFER, THERE WOULD BE MORE THAN 95 NOTEHOLDERS (IN THE CASE OF NOTES THAT ARE DEFINITIVE NOTES) OR BENEFICIAL HOLDERS (IN THE CASE OF NOTES THAT ARE GLOBAL NOTES) OF NOTES, AND ANY SUCH PURPORTED EXCHANGE OR TRANSFER SHALL BE VOID AB INITIO.

Each Global Note shall also bear the following legend on the face thereof:

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.11 OF THE INDENTURE REFERRED TO HEREINAFTER.

Each Temporary Regulation S Global Note shall also bear the following legend on the face thereof:

THIS NOTE IS A TEMPORARY REGULATION S GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER AND IS SUBJECT TO RESTRICTIONS ON THE TRANSFER AND EXCHANGE THEREOF AND ON THE PAYMENT OF INTEREST THEREON AS SPECIFIED IN THE INDENTURE REFERRED TO HEREINAFTER.

Section 2.3 Registrar and Paying Agent.

(a) With respect to each class of Notes, there shall at all times be maintained an office or agency in the location set forth in Section 12.5 where the Notes of such class may be presented or surrendered for registration of transfer or for exchange (including any additional registrar, each, a “Registrar”) and for payment thereof (including any additional paying agent, each, a “Paying Agent”) and where notices and demands to or upon the Issuer in respect of such Notes may be served. The Trustee shall be the initial Paying Agent and Registrar, and the Issuer shall not be permitted to act as a Paying Agent or a Registrar. The Issuer shall cause each Registrar to keep a register of such class of Notes for which it is acting as Registrar and of their transfer and exchange (the “Register”). Written notice of the location of each such other office or agency and of any change of location thereof shall be given by the Trustee to the Issuer and the Noteholders of such class of Notes. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Corporate Trust Office.

(b) Each Authorized Agent in the location set forth in Section 12.5 shall be a bank, trust company or corporation organized and doing business under the laws of the U.S., any state or territory thereof or of the District of Columbia, with a combined capital and surplus of at least $75,000,000 (or having a combined capital and surplus in excess of $5,000,000 and the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally Guaranteed by a bank, trust company or corporation organized and doing business under the laws of the U.S., any state or territory thereof or of the District of Columbia and having a combined capital and surplus of at least $75,000,000) and shall be authorized under the laws of the U.S., any state or territory thereof or the District of Columbia to exercise corporate trust powers, subject to supervision by federal or state authorities (such requirements, the “Eligibility Requirements”). Each Registrar other than the Trustee shall furnish to the Trustee, at least five Business Days prior to each Payment Date, and at such other times as the Trustee may request in writing, a copy of the Register maintained by such Registrar.

(c) Any Person into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of any Authorized Agent (including the administration of the fiduciary relationship contemplated by this Indenture), shall be the successor of such Authorized Agent hereunder, if such successor corporation is otherwise eligible under this Section 2.3, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor Person.

(d) Any Authorized Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer. The Issuer may, and at the request of the Trustee shall, at any time terminate the agency of any Authorized Agent by giving written notice of termination to such Authorized Agent and to the Trustee. Upon the resignation or termination of an Authorized Agent or if at any time any such Authorized Agent shall cease to be eligible under this Section 2.3 (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed by the Trustee), the Issuer shall promptly appoint one or more qualified successor Authorized Agents, reasonably satisfactory to the Trustee, to perform the functions of the Authorized Agent that has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section 2.3. The Issuer shall give written notice of any such appointment made by it to the Trustee, and in each case the Trustee shall mail notice of such appointment to all Noteholders of the related class of Notes as their names and addresses appear on the Register for such class of Notes.

(e) The Issuer agrees to pay, or cause to be paid, from time to time to each Authorized Agent reasonable compensation for its services and to reimburse it for its reasonable expenses to be agreed to pursuant to separate agreements with each such Authorized Agent.

Section 2.4 Paying Agent to Hold Money in Trust. The Trustee shall require each Paying Agent other than the Trustee to agree in writing that all moneys deposited with any Paying Agent for the purpose of any payment on the Notes shall be deposited and held in trust for the benefit of the Noteholders entitled to such payment, subject to the provisions of this Section 2.4. Moneys so deposited and held in trust shall constitute a separate trust fund for the benefit of the Noteholders with respect to which such money was deposited.

The Trustee may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Section 2.5 Method of Payment.

(a) On each Payment Date, the Trustee shall, or shall instruct a Paying Agent to, pay, to the extent of the Available Collections Amount for such Payment Date and any funds withdrawn from the Interest Reserve Account or the Capital Account by the Trustee pursuant to Section 3.8, to the Noteholders all interest, principal and Premium, if any, on each class of Notes in the amounts determined by the Calculation Agent pursuant to Section 3.5; provided, that payment on a Temporary Regulation S Global Note shall be made to the Noteholder thereof only in conformity with Section 2.5(c) and payment on any Note may be deferred as provided in Section 2.5(d). Each payment on any Payment Date other than the final payment with respect to any class of Notes shall be made by the Trustee or Paying Agent to the Noteholders as of the Record Date for such Payment Date. The final payment with respect to any class of Notes, however, shall be made only upon presentation and surrender of such Note by the Noteholder or its agent at an office or agency of the Trustee or Paying Agent in New York City.

(b) At such time, if any, as the Notes of any class are issued in the form of Definitive Notes, payments on a Payment Date shall be made by check mailed to each Noteholder of a Definitive Note on the applicable Record Date at its address appearing on the Register maintained with respect to such class of Notes. Alternatively, upon application in writing to the Trustee, not later than the applicable Record Date, by a Noteholder, subject to Section 2.5(d), any such payments shall be made by wire transfer to an account designated by such Noteholder at a financial institution in New York City; provided, that the final payment for any class of Notes shall be made only upon presentation and surrender of the Definitive Notes of such class by the Noteholder or its agent at an office or agency of the Trustee or Paying Agent in New York City. Payments in respect of the Notes represented by a Global Note (including principal, Premium, if any, and interest) shall be made by wire transfer of immediately available funds to the account specified by DTC at a financial institution in New York City.

(c) The beneficial owner of a Temporary Regulation S Global Note may arrange to receive payments through Euroclear or Clearstream on such Temporary Regulation S Global Note only after delivery by such beneficial owner to Euroclear or Clearstream, as the case may be, of a written certification substantially in the form of Exhibit G and upon delivery by Euroclear or Clearstream, as the case may be, to the Paying Agent of a certification or certifications substantially in the form of Exhibit H. No interest shall be paid to any beneficial owner and no interest shall be paid to Euroclear or Clearstream on such beneficial owner’s interest in a Temporary Regulation S Global Note unless Euroclear or Clearstream, as the case may be, has provided such a certification to the Paying Agent with respect to such interest.

(d) Not later than five Business Days prior to each Payment Date or any other date on which a Distribution Report is to be distributed to Noteholders and Beneficial Holders pursuant to Section 2.13(a), the Registrar shall use commercially reasonable efforts to (i) prepare a list (the “Approved Holder List”) of each Noteholder and Beneficial Holder as of the related Record Date that has executed and delivered to the Registrar a Confidentiality Agreement, (ii) obtain from DTC a list (the “DTC List”) of the Agent Members holding Beneficial Interests in the Notes as of such Record Date, (iii) obtain from each such Agent Member as of such Record Date the corresponding Beneficial Holders of the Beneficial Interests held by each such Agent Member set forth on the DTC List as of such Record Date and prepare a list thereof and of the Beneficial Interests owned by each such Beneficial Holder (the “Actual Beneficial Holder List”), (iv) prepare a list (the “Escrow List”), if necessary, that identifies any differences between (x) the Noteholders and Beneficial Holders listed on the Approved Holder List and (y)(A) the Noteholders of Definitive Notes set forth in the Register and (B) the Beneficial Holders listed on the Actual Beneficial Holder List (or those Beneficial Holders that the Registrar actually knows have not executed and delivered to the Registrar Confidentiality Agreements), in each case as of such Record Date, and (v) provide the Approved Holder List, the DTC List, the Actual Beneficial Holder List and any Escrow List to the Issuer, the Servicer and the Trustee. Each Noteholder, Agent Member and Beneficial Holder hereby agrees, acknowledges and consents that (I) with respect to a Noteholder of any Notes (other than DTC or its nominee) that as of such Record Date has not executed and delivered to the Registrar a Confidentiality Agreement and, therefore, is listed on the Escrow List, the Trustee promptly (but in no event less than three Business Days prior to the applicable Payment Date) shall use commercially reasonable efforts to notify such Noteholder of such failure and, on the applicable Payment Date, cause any payment of principal, Premium, if any, or interest on such Notes to be paid directly to the Escrow Account and (II) with respect to a Beneficial Holder of any Beneficial Interest in a Note that as of such Record Date has not executed and delivered to the Registrar a Confidentiality Agreement and, therefore, is listed on the Escrow List, the Trustee promptly (but in no event less than three Business Days prior to the applicable Payment Date) shall use commercially reasonable efforts to cause the Beneficial Interest of such Beneficial Holder to be transferred into the name of the Trustee (including the Trustee acting as an Agent Member with respect to such Beneficial Interests) and shall use commercially reasonable efforts to cause any payment of principal, Premium, if any, or interest on such Notes or Beneficial Interests received on such Payment Date to be deposited into the Escrow Account upon receipt thereof; provided, that the Record Date for purposes of receiving such payments only and with respect only to such Beneficial Holder shall be changed to the Business Day immediately prior to the related Payment Date. Upon receipt by the Trustee and the Issuer of written notice from the Registrar that the applicable Noteholder or Beneficial Holder has executed and delivered to the Registrar a Confidentiality Agreement, the Trustee will distribute such amounts, without interest, from the Escrow Account to the Trustee for distribution to each such Noteholder or Beneficial Holder, but prior to the receipt thereof the Trustee shall be authorized to treat such purported Noteholder or Beneficial Holder as not being a Noteholder or Beneficial Holder, as the case may be, for purposes of this Indenture.

(e) Subject to the application of Section 3.7(b) in respect of the next Payment Date, to the extent that the full amount of any interest due on the Class A Notes is not paid in full on any Payment Date and funds are deposited into the Collection Account following such Payment Date but prior to the third Business Day prior to the immediately succeeding Calculation Date, notwithstanding anything to the contrary in this Indenture, the Trustee shall use such funds to pay to the Noteholders of record the overdue interest together with Additional Interest on such overdue interest on or before the third Business Day after such funds are deposited; provided, that all Expenses with respect to such preceding Payment Date contemplated by Section 3.7(a)(i) shall have been paid. With each such payment the Trustee shall furnish a brief statement to Noteholders eligible to receive Distribution Reports in accordance with this Indenture indicating the aggregate amount of funds received and the balance of overdue interest (and interest thereon) to which the payment is being applied. Subject to Section 2.5(d), any such payment shall be made to the Noteholders of record as of the third Business Day preceding the date of each such payment. Any funds that are deposited on or after the third Business Day prior to the immediately succeeding Calculation Date shall be held in the Collection Account and applied in accordance with this Indenture on the next succeeding Payment Date.

Section 2.6 Minimum Denominations. Each class of Notes shall be issued in minimum denominations of $1,000,000 or integral multiples of $1,000 in excess thereof.

Section 2.7 Transfer and Exchange; Cancellation. The Notes are issuable only in fully registered form without coupons. A Noteholder or a Beneficial Holder may transfer a Note or a Beneficial Interest therein only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture, including the requirement for the execution and delivery of a Confidentiality Agreement by such proposed transferee to the Registrar relating to such transfer as set forth in Section 2.11(j). No such transfer shall be effected until, and such proposed transferee shall succeed to the rights of a Noteholder or a Beneficial Holder only upon, final acceptance and registration of the transfer by the Registrar and confirmation by the Registrar pursuant to Section 2.11(j) that such Noteholder or such Beneficial Holder has executed and delivered an appropriate Confidentiality Agreement to the Registrar.

Prior to the due presentment for registration of transfer of a Note and satisfaction of the requirements specified in the last sentence of the preceding paragraph, the Issuer and the Trustee may deem and treat the applicable registered Noteholder as the absolute owner and holder of such Note for the purpose of receiving payment of all amounts payable with respect to such Note and for all other purposes and shall not be affected by any notice to the contrary. The Registrar (if different from the Trustee) shall promptly notify the Trustee in writing and the Trustee shall promptly notify the Issuer of each request for a registration of transfer of a Note by furnishing the Issuer a copy of such request.

Furthermore, any Noteholder of a Global Note shall, by acceptance of such Global Note, agree that, subject to Section 2.10(b) and Section 2.11, transfers of Beneficial Interests in such Global Note may be effected only through a book-entry system maintained by the Noteholder of such Global Note (or its agent) and that ownership of a Beneficial Interest in such Global Note shall be required to be reflected in a book-entry system. When Notes are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including, in the case of a transfer, that such Notes are duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Noteholder thereof or by an attorney who is authorized in writing to act on behalf of the Noteholder). To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes at the Registrar’s request. Except as set forth in Section 2.8 and Section 2.9, no service charge shall be made for any registration of transfer or exchange or redemption of the Notes.

The Registrar shall not be required to exchange or register the transfer of any Notes as above provided during the 15-day period preceding the Final Legal Maturity Date of any such Notes or during a 15-day period preceding the first mailing of any notice of Redemption or Refinancing of Notes to be redeemed or refinanced. The Registrar shall not be required to exchange or register the transfer of any Notes that have been selected, called or are being called for Redemption or Refinancing except, in the case of any Notes where written notice has been given that such Notes are to be redeemed in part, the portion thereof not so to be redeemed.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Trustee and no one else shall cancel and destroy in accordance with its customary practices in effect from time to time (subject to the record retention requirements of the Exchange Act) any such Notes, together with any other Notes surrendered to it for registration of transfer, exchange or payment. The Issuer may not issue new Notes (other than Refinancing Notes issued in connection with any Refinancing) to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

Section 2.8 Mutilated, Destroyed, Lost or Stolen Notes. If any Note shall become mutilated, destroyed, lost or stolen, the Issuer shall, upon the written request of the Noteholder thereof and presentation of the Note or satisfactory evidence of destruction, loss or theft thereof to the Trustee or Registrar and a confirmation by the Registrar to the Trustee that such Noteholder (or Beneficial Holder of the Beneficial Interest therein) has executed and delivered to the Registrar a Confidentiality Agreement, issue, and the Trustee shall authenticate and the Trustee or Registrar shall deliver in exchange therefor or in replacement thereof, a new Note, payable to such Noteholder in the same principal amount, of the same maturity, with the same payment schedule, bearing the same interest rate and dated the date of its authentication. If the Note being replaced has become mutilated, such Note shall be surrendered to the Trustee or the Registrar and forwarded to the Issuer by the Trustee or such Registrar. If the Note being replaced has been destroyed, lost or stolen, the Noteholder thereof shall furnish to the Issuer, the Trustee and the Registrar (a) such security or indemnity as may be required by the Issuer, the Trustee and the Registrar to save each of them harmless (an unsecured indemnity from any QIB being satisfactory security or indemnity) and (b) evidence satisfactory to the Issuer, the Trustee and the Registrar of the destruction, loss or theft of such Note and of the ownership thereof (an affidavit from any QIB being satisfactory evidence). The Noteholders will be required to pay any Tax or other governmental charge imposed in connection with such exchange or replacement and any other expenses (including the fees and expenses of the Trustee and the Registrar) connected therewith.

Section 2.9 Payments of Transfer Taxes. Upon the transfer of any Note or Notes pursuant to Section 2.7, the Issuer or the Trustee may require from the party requesting such new Note or Notes payment of a sum to reimburse the Issuer or the Trustee for, or to provide funds for the payment of, any transfer Tax or similar governmental charge payable in connection therewith.

Section 2.10 Book-Entry Provisions.

(a) Global Notes shall (i) be registered in the name of DTC or a nominee of DTC, (ii) be delivered to the Trustee as custodian for DTC and (iii) bear the Private Placement Legend. In accordance with the requirements of DTC, the Issuer will cause the Trustee to authenticate an additional Global Note or additional Global Notes in the appropriate principal amount such that no Global Note may exceed an aggregate principal amount of $500,000,000 at any time.

Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC, or the Trustee as its custodian, or under such Global Note, and DTC may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever.

Whenever notice or other communication to the Noteholders of any class of Global Notes is required under this Indenture, unless and until Definitive Notes shall have been issued pursuant to Section 2.10(b), the Trustee shall give all such notices and communications specified herein to be given to Noteholders of such class of Global Notes to DTC and/or the Agent Members, and shall make available additional copies as requested by such Agent Members, subject to the limitations on distribution contained in Section 2.13.

Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a Noteholder under any Global Note. Neither the Issuer nor the Trustee shall be liable for any delay by DTC in identifying the Agent Members in respect of the Global Notes, and the Issuer and the Trustee may conclusively rely on, and shall be fully protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of any Global Notes to be issued).

(b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to DTC, its successors or their respective nominees. Interests of Agent Members in a Global Note may be transferred in accordance with the rules and procedures of DTC and the provisions of Section 2.11. Except as set forth in Section 2.11(a), Definitive Notes shall be issued to the individual Agent Members or Beneficial Holders or their nominees in exchange for their Beneficial Interests in a Global Note with respect to any class of Notes only if (i) the Issuer advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depositary with respect to such class of Notes and the Trustee or the Issuer is unable to appoint a qualified successor within 90 days of such notice, (ii) the Issuer, at its option, elects to terminate the book-entry system through DTC or (iii) during the occurrence of an Event of Default with respect to such class of Notes, Noteholders of a majority of the Outstanding Principal Balance of such class of Notes advise the Issuer, the Trustee and DTC through the Agent Members in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the Noteholders of such class. Upon the occurrence of any event described in the immediately preceding sentence, the Trustee shall notify all affected Noteholders of such class, through DTC, of the occurrence of such event and of the availability of Definitive Notes of such class; provided, however, that in no event shall the Temporary Regulation S Global Note be exchanged for Definitive Notes prior to the later of (x) the Regulation S Global Note Exchange Date and (y) the date of receipt by the Issuer of any certificates determined by it to be required pursuant to Rule 903 or 904 under the Securities Act. Upon surrender to the Trustee of the Global Notes of such class held by DTC, accompanied by registration instructions from DTC for registration of Definitive Notes, the Issuer shall issue and the Trustee shall authenticate and deliver the Definitive Notes of such class to the Agent Members and Beneficial Holders of such class or their nominees in accordance with the instructions of DTC.

None of the Issuer, the Registrar, the Paying Agent or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such registration instructions. Upon the issuance of Definitive Notes of such class, the Trustee shall recognize the Persons in whose name the Definitive Notes are registered in the Register as Noteholders hereunder. Neither the Issuer nor the Trustee shall be liable if the Trustee or the Issuer is unable to locate a qualified successor to DTC.

Definitive Notes of any class will be freely transferable and exchangeable for Definitive Notes of the same class at the office of the Trustee or the office of the Registrar upon compliance with the requirements set forth herein. In the case of a transfer of only part of a holding of Definitive Notes, a new Definitive Note shall be issued to the transferee in respect of the part transferred and a new Definitive Note in respect of the balance of the holding not transferred shall be issued to the transferor and may be obtained at the office of the applicable Registrar.

(c) Any Beneficial Interest in one of the Global Notes as to any class that is transferred to a Person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to Beneficial Interests in such other Global Note for as long as it remains such an interest.

(d) Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 2.10(b) shall bear the Private Placement Legend applicable to a Global Note.

Section 2.11 Special Transfer Provisions.

(a) The following provisions shall apply with respect to any proposed transfer of a Beneficial Interest in a 144A Global Note, a Permanent Regulation S Global Note or a Definitive Note to any Institutional Accredited Investor that is not a QIB (excluding Non-U.S. Persons) prior to the Resale Restriction Termination Date:

(i) The Registrar shall register the transfer of any Definitive Note if the proposed transferee has delivered to the Registrar (A) a certificate substantially in the form of Exhibit J (such certificate also to be delivered to the Issuer), (B) an Opinion of Counsel acceptable to the Issuer that such transfer is in compliance with the Securities Act and (C) a Confidentiality Agreement duly executed by such transferee.

(ii) If the proposed transferor is an Agent Member holding a Beneficial Interest in a 144A Global Note or a Permanent Regulation S Global Note, upon receipt by the Registrar of (A) the documents required by Section 2.11(a)(i), including the Confidentiality Agreement, and (B) instructions given in accordance with DTC’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the 144A Global Note or the Permanent Regulation S Global Note, as the case may be, in an amount equal to the principal amount of the Beneficial Interest in the Global Note to be transferred, and the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Notes of like tenor and amount.

(b) The following provisions shall apply with respect to any proposed transfer of a Beneficial Interest in a 144A Global Note, a Permanent Regulation S Global Note or a Definitive Note to a QIB (excluding Non-U.S. Persons) prior to the Resale Restriction Termination Date:

(i) If the Note to be transferred consists of (A) Definitive Notes, the Registrar shall reflect the transfer on its books and records if such transfer is being made by a proposed transferor who has delivered such Note and checked the box provided for on the form of Note stating, or has otherwise advised the Issuer and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Issuer and the Registrar in writing, that (w) it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account are QIBs within the meaning of Rule 144A, (x) it is or such QIBs are aware that the sale to it or them is being made in reliance on Rule 144A and acknowledge that it has or they have received such information regarding the Issuer as it has or they have requested pursuant to Rule 144A or has or have determined not to request such information, (y) it is or such QIBs are aware that the transferor is relying upon the foregoing representations in order to claim the exemption from registration provided by Rule 144A and (z) it has and all such QIBs have duly executed and delivered to the Registrar a Confidentiality Agreement or (B) a Beneficial Interest in a 144A Global Note, the transfer of such Beneficial Interest may be effected only through the book-entry system maintained by DTC and to the extent provided in the agreement with DTC, and, in each case, each transferee has delivered to the Registrar a Confidentiality Agreement duly executed by such transferee.

(ii) If the proposed transferee is an Agent Member, and the Note to be transferred is a Definitive Note, upon receipt by the Registrar of the documents referred to in Section 2.11(b)(i), including the Confidentiality Agreement, and instructions given in accordance with DTC’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount at maturity of the 144A Global Note in an amount equal to the principal amount at maturity of the Definitive Note to be transferred, and the Trustee shall cancel the Definitive Note so transferred (upon written direction from the Registrar if different from the Trustee).

(iii) If the proposed transferee is an Agent Member, and the Note to be transferred is represented by a Beneficial Interest in a Permanent Regulation S Global Note, upon receipt by the Registrar of the documents referred to in Section 2.11(b)(i), including the Confidentiality Agreement, and instructions given in accordance with DTC’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Permanent Regulation S Global Note in an amount equal to the principal amount of the Beneficial Interest in the Permanent Regulation S Global Note to be transferred, and the Registrar shall reflect on its books and records an increase in the principal amount of the 144A Global Note in an amount equal to such transferred amount.

(c) With respect to any proposed transfer of a Beneficial Interest in a Temporary Regulation S Global Note to an Institutional Accredited Investor prior to the Resale Restriction Termination Date, the Registrar shall reflect on its books and records the transfer of such Beneficial Interest (A) if the proposed transferee is a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit I (such certificate also to be delivered to the Issuer) and the proposed transferee has duly executed and delivered to the Registrar a Confidentiality Agreement (in which case the transferee will receive a corresponding Beneficial Interest in the Temporary Regulation S Global Note) or (B) if the proposed transferee is a QIB and the proposed transferor has checked the box provided for on the form of Note stating, or has otherwise advised the Issuer and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Issuer and the Registrar in writing, that (w) it is purchasing the Note (or the Beneficial Interest therein) for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account are QIBs within the meaning of Rule 144A, (x) it is or such QIBs are aware that the sale to it or them is being made in reliance on Rule 144A and acknowledge that it has or they have received such information regarding the Issuer as it has or they have requested pursuant to Rule 144A or has or have determined not to request such information, (y) it is or such QIBs are aware that the transferor is relying upon the foregoing representations in order to claim the exemption from registration provided by Rule 144A and (z) it has and all such QIBs have duly executed and delivered to the Registrar a Confidentiality Agreement (in which case the Registrar shall reflect on its books and records the date and an increase in the principal amount of the 144A Global Note of the relevant class, in an amount equal to the principal amount of the Temporary Regulation S Global Note (or the Beneficial Interest therein) of such class to be transferred, and the Trustee shall decrease the amount of the Temporary Regulation S Global Note of such class (upon written direction from the Registrar if different from the Trustee)).

(d) Except as set forth in Section 2.11(c), prior to the Resale Restriction Termination Date, the following provisions shall apply with respect to any transfer of a Note (or a Beneficial Interest therein) to a Non-U.S. Person:

(i) Except as set forth in Section 2.11(c), prior to the applicable Regulation S Global Note Exchange Date, the Registrar shall not register or reflect on its books and records any proposed transfer of a Note (or a Beneficial Interest therein) to a Non-U.S. Person.

(ii) The Registrar shall register or reflect on its books and records, as the case may be, any proposed transfer of a Note (or a Beneficial Interest therein) to any Non-U.S. Person that is an Institutional Accredited Investor if the Note to be transferred is a Definitive Note or a Beneficial Interest in a 144A Global Note, upon receipt of a certificate substantially in the form of Exhibit I from the proposed transferor and a Confidentiality Agreement duly executed and delivered to the Registrar by such Non-U.S. Person that is an Institutional Accredited Investor.

(iii) (A) If the proposed transferor is an Agent Member holding a Beneficial Interest in a 144A Global Note, upon receipt by the Registrar of (x) the documents, if any, required by Section 2.11(d)(ii) and (y) instructions in accordance with DTC’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the 144A Global Note in an amount equal to the principal amount of the Beneficial Interest in such 144A Global Note to be transferred, and (B) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with DTC’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Permanent Regulation S Global Note of the relevant class in an amount equal to the principal amount of the Beneficial Interest in such 144A Global Note or any Definitive Notes issued in exchange for such Beneficial Interest in such 144A Global Note to be transferred, and the Trustee shall cancel the Definitive Note, if any, so transferred or decrease the amount of the 144A Global Note (upon written direction from the Registrar if different from the Trustee).

(e) With respect to any proposed transfer of any Note (or a Beneficial Interest therein) after the Resale Restriction Termination Date, the Registrar shall reflect the transfer of such Note or Beneficial Interest on its books and records (along with any appropriate increase or decrease in the principal amount at maturity of any Global Note upon receipt by the Registrar of instructions given in accordance with DTC’s and the Registrar’s procedures) if the proposed transferee has duly executed and delivered to the Registrar a Confidentiality Agreement.

(f) Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend.

(g) By its acceptance of any Note bearing the Private Placement Legend, each Noteholder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note (or the Beneficial Interest therein) only as provided in this Indenture and in accordance with the Private Placement Legend. The Registrar shall not register or reflect on its books and records a transfer of any Note (or any Beneficial Interest therein) unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture and in accordance with the Private Placement Legend. In connection with any transfer of Notes (or Beneficial Interests therein), each Noteholder (or Beneficial Holder) agrees by its acceptance of the Notes (or Beneficial Interests therein) to furnish the Trustee the certifications and legal opinions described herein to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided, that the Trustee shall not be required to determine (but may rely on a determination made by the Issuer with respect to) the sufficiency of any such legal opinions.

(h) The Notes shall be issued pursuant to an exemption from registration under the Securities Act. The Issuer agrees that it will not at any time (i) apply to list, list or list upon notice of issuance, (ii) consent to or authorize an application for the listing or the listing of, or (iii) enable or authorize the trading of, the Notes on an established securities market, including (w) a national securities exchange registered under the Exchange Act or exempted from registration because of the limited volume of transactions, (x) a foreign securities exchange that, under the law of the jurisdiction where it is organized, satisfies regulatory requirements that are analogous to the regulatory requirements under the Exchange Act applicable to exchanges described in Section 2.11(h)(w), (y) a regional or local exchange or (z) an over-the-counter market, as the term “established securities market” and the terms in this Section 2.11(h) are defined for purposes of Section 7704 of the Code.

(i) The Trustee shall retain copies of all letters, notices and other written communications received pursuant to Section 2.10 or this Section 2.11. The Issuer shall have the right to inspect and make copies of all such letters, notices, Confidentiality Agreements or other written communications at any reasonable time upon the giving of reasonable written notice to the Trustee.

(j) Each Noteholder, Agent Member and Beneficial Holder agrees, by acceptance of any Note or any Beneficial Interest therein, that it will not take any action to transfer any Note (or any Beneficial Interest therein) to a proposed transferee without causing such proposed transferee to execute and deliver to the Registrar an appropriate Confidentiality Agreement relating to such transfer as set forth in this Section 2.11. After the Closing Date with respect to the Original Class A Notes (or the date of issuance with respect to any Class B Notes or any Refinancing Notes), forms of Confidentiality Agreements will be available to Noteholders, Agent Members and Beneficial Holders and proposed transferees of the Notes (or the Beneficial Interests therein) from the Registrar, initially at the Corporate Trust Office. Each such Confidentiality Agreement shall be delivered to the Registrar promptly upon execution by the parties thereto and the Registrar shall record the receipt of such Confidentiality Agreement. The Registrar shall promptly, but in any event no later than two Business Days after receipt of any such executed Confidentiality Agreement, furnish a copy of such executed Confidentiality Agreement to the Trustee, the Issuer and the Servicer and shall maintain a list of proposed transferees (including Noteholders and Beneficial Holders) who have furnished such executed Confidentiality Agreements, whether or not such proposed transferees purchase any Notes (or any Beneficial Interests therein), and make such list available for inspection at the request of the Trustee, the Issuer or the Servicer.

(k) Notwithstanding any other provision contained in this Indenture to the contrary, any Noteholder or Beneficial Holder may assign a security interest in, or pledge, all or any portion of the Notes (or any interest therein) held by it to a trustee (or other similar representative) under any indenture, loan agreement or similar agreement to which such Noteholder or Beneficial Holder is party in support of any obligations of such Noteholder or Beneficial Holder to a holder or holders of securities or other obligations issued by such Noteholder or Beneficial Holder; provided, that no such assignment or pledge shall release the assigning or pledging Noteholder or Beneficial Holder from its obligations hereunder.

Section 2.12 Temporary Definitive Notes. Pending the preparation of Definitive Notes of any class, the Issuer may execute and the Trustee may authenticate and deliver temporary Definitive Notes of such class that are printed, lithographed, typewritten or otherwise produced, in any denomination, containing substantially the same terms and provisions as are set forth in the applicable Exhibit or in any indenture supplemental hereto, except for such appropriate insertions, omissions, substitutions and other variations relating to their temporary nature as the Manager executing such temporary Definitive Notes may determine, as evidenced by his or her execution of such temporary Definitive Notes.

If temporary Definitive Notes of any class are issued, the Issuer shall cause such Definitive Notes of such class to be prepared without unreasonable delay. After the preparation of Definitive Notes of such class, the temporary Definitive Notes shall be exchangeable for Definitive Notes upon surrender of such temporary Definitive Notes at the Corporate Trust Office, without charge to the Noteholder thereof. Upon surrender for cancellation of any one or more temporary Definitive Notes of any class, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor Definitive Notes of like class, in authorized denominations and in the same aggregate principal amounts. Until so exchanged, such temporary Definitive Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

Section 2.13 Statements to Noteholders.

(a) On each Payment Date and any other date for distribution of any payments with respect to any class of Notes then Outstanding, the Trustee shall deliver a report, covering the information set forth in Exhibit D and prepared by the Servicer, giving effect to such payments (each, a “Distribution Report”), to (i) each Noteholder and Beneficial Holder included on the Approved Holder List (and not to any Noteholder or Beneficial Holder not included on the Approved Holder List), (ii) the Issuer, (iii) the Calculation Agent and (iv) the Parent, and to no other Person. Each Noteholder and Beneficial Holder shall be entitled to receive the Distribution Report only if such Noteholder or Beneficial Holder has executed and delivered to the Registrar a Confidentiality Agreement.

(b) Each Distribution Report provided to each Noteholder and Beneficial Holder by the Trustee for each Payment Date pursuant to Section 2.13(a), commencing May 15, 2008, shall be accompanied by (i) a statement prepared by the Servicer setting forth an analysis of the Collection Account activity for the period commencing on the day next following the preceding Calculation Date and ending on the Calculation Date relating to such Payment Date, which shall set forth, among other things, the aggregate amount payable to Pfizer and certain other third parties entitled to royalties in respect of Subject Products set forth in the report contemplated by Section 4.1(c)(xi) of the Servicing Agreement, (ii) such information, if any, that the Parent shall have provided to the Trustee pursuant to Section 6.3 of the Purchase and Sale Agreement during the Interest Accrual Period then ended and (iii) the information, if any, that the Issuer shall have provided to the Trustee pursuant to Section 5.3 (or the Servicer shall have provided to the Trustee pursuant to Section 4.1 of the Servicing Agreement) during the Interest Accrual Period then ended.

(c) After the end of each calendar year but not later than the latest date permitted by law, the Trustee shall (or shall instruct any Paying Agent to) furnish to each Person who at any time during such calendar year was a Noteholder of any class of Notes a statement (for example, a Form 1099 or any other means required by law) prepared by the Trustee containing the sum of the amounts determined pursuant to the information covered by Exhibit D with respect to the class of Notes for such calendar year or, in the event such Person was a Noteholder of any class of Notes during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the Trustee and that a Noteholder shall reasonably request as necessary for the purpose of such Noteholder’s preparation of its U.S. federal income or other tax returns. So long as any of the Notes are registered in the name of DTC or its nominee, such report and such other items will be prepared on the basis of such information supplied to the Trustee by DTC and the Agent Members and will be delivered by the Trustee to DTC and by DTC to the applicable Beneficial Holders in the manner described above. In the event that any such information has been provided by any Paying Agent directly to such Person through other tax-related reports or otherwise, the Trustee in its capacity as Paying Agent shall not be obligated to comply with such request for information.

(d) At such time, if any, as the Notes of any class are issued in the form of Definitive Notes, the Trustee shall prepare and deliver the information described in Section 2.13(c) to each Noteholder of a Definitive Note of such class for the relevant period of registered ownership of such Definitive Note as appears on the books and records of the Trustee, subject to confirmation that each such Noteholder has executed and delivered to the Registrar a Confidentiality Agreement.

(e) The Trustee shall be at liberty to sanction any method of giving notice to the Noteholders of any class if, in its opinion, such method is reasonable, having regard to the number and identity of the Noteholders of such class and/or to market practice then prevailing, is in the best interests of the Noteholders of such class, and any such notice shall be deemed to have been given on such date as the Trustee may approve; provided, that notice of such method is given to the Noteholders of such class in such manner as the Trustee shall require.

Section 2.14 CUSIP, CINS, ISIN and Private Placement Numbers. The Issuer in issuing the Notes may use CUSIP, CINS, ISIN, private placement or other identification numbers (if then generally in use), and, if so, the Trustee shall use such CUSIP, CINS, ISIN, private placement or other identification numbers, as the case may be, in notices of redemption or exchange as a convenience to Noteholders; provided, that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes; provided, further, that failure to use CUSIP, CINS, ISIN, private placement or other identification numbers in any notice of redemption or exchange shall not affect the validity or sufficiency of such notice.

Section 2.15 Refinancing Notes.

(a) Subject to Section 2.15(b), Section 2.15(c) and Section 2.15(d), the Issuer may issue Refinancing Notes pursuant to this Indenture for the purpose of refinancing all of the Outstanding Principal Balance of any class of Notes (including a refinancing of Refinancing Notes). Each refinancing of any class of Notes with the proceeds of an offering of Refinancing Notes (a “Refinancing”) shall be authorized pursuant to one or more Manager Resolutions. Each Refinancing Note shall be designated generally as a Note for all purposes under this Indenture, with such further designations added or incorporated in such title as specified in the related Manager Resolution or in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes, as the case may be. The Refinancing Notes shall be issued on the Payment Date on which the Redemption in whole of the class of Notes being refinanced is to occur as provided in Section 3.11.

(b) A Refinancing of any class of Notes shall be effected as a Redemption pursuant to Section 3.10, provided that a Refinancing of the Original Class A Notes shall be effected as an Optional Redemption pursuant to Section 3.10(b). On the date of any Refinancing, the Issuer shall issue and sell an aggregate principal amount of Refinancing Notes (when added to the Available Collections Amount and any funds in the Interest Reserve Account, the Redemption Account or the Capital Account used or to be used in connection with such Refinancing) not less than the amount sufficient to pay in full the applicable Redemption Price of the Notes being refinanced in whole thereby plus the Refinancing Expenses relating thereto. The proceeds of each sale of Refinancing Notes shall be used to the extent necessary to make the deposit required by Section 3.11 and to pay such Refinancing Expenses. Subject to Section 3.11(b), once a notice of a Redemption in respect of any Refinancing is published in accordance with Section 3.11(a), each class of Notes to which such notice applies shall become due and payable on the Refinancing Date stated in such notice at their Redemption Price.

(c) Each Refinancing Note shall contain such terms as may be established in or pursuant to the related Manager Resolution (subject to Section 2.1) or in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes to the extent permitted below. Prior to the issuance of any Refinancing Notes, any or all of the following, as applicable, with respect to the related issue of Refinancing Notes shall have been determined by the Issuer and set forth in such Manager Resolution and in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes, as the case may be:

(i) the class of Notes to be refinanced by such Refinancing Notes;

(ii) the aggregate principal amount of each class of Refinancing Notes that may be issued in respect of such Refinancing;

(iii) the proposed date of such Refinancing;

(iv) the Final Legal Maturity Date of each class of such Refinancing Notes;

(v) the rate at which such Refinancing Notes shall bear interest or the method by which such rate shall be determined;

(vi) the denomination or denominations in which any class of such Refinancing Notes shall be issuable;

(vii) whether any such Refinancing Notes are to be issuable initially in temporary or permanent global form and, if so, whether beneficial owners of interests in any such permanent global Refinancing Note may exchange such interests for Refinancing Notes of such class and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 2.7, and the circumstances under which and the place or places where any such exchanges may be made and the identity of any initial depositary therefor; and

(viii) any other terms, conditions, rights and preferences (or limitations on such rights and preferences) relating to the class of Refinancing Notes (which terms shall comply with Applicable Law and not violate any restrictions of this Indenture).

(d) If any of the terms of any issue of Refinancing Notes are established by action taken pursuant to one or more Manager Resolutions, such Manager Resolutions shall be delivered to the Trustee setting forth the terms of such Refinancing Notes.

Section 2.16 Class B Notes.

(a) Subject to Section 2.16(b), Section 2.16(c) and Section 2.16(d), the Issuer may issue Class B Notes pursuant to this Indenture (a “Class B Issuance”) for any purpose, including, at the option of the Issuer, for the purpose of funding a redemption of the Class A Notes, in whole or in part. Each Class B Issuance shall be authorized pursuant to one or more Manager Resolutions. Each Class B Note shall be designated generally as a Note for all purposes under this Indenture. Each Class B Note shall have such further designations added or incorporated in such title as specified in the related Manager Resolution or in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes, as the case may be. There are no limitations on the use of proceeds from the issuance of such Class B Notes. If the proceeds of the Class B Notes are being used to redeem the Class A Notes, in whole or in part, the Class B Notes shall be issued on the Payment Date on which the Optional Redemption of the Class A Notes being refinanced is to occur as provided in Section 3.11.

(b) If the proceeds of the Class B Notes are being used to redeem any Class A Notes, such redemption shall be effected as an Optional Redemption pursuant to Section 3.10. On the date of any such Optional Redemption, the Issuer shall issue and sell an aggregate principal amount of Class B Notes in an amount not less than the amount sufficient to pay in full the applicable Redemption Price of the Notes being redeemed thereby plus the Transaction Expenses relating thereto. The proceeds of each sale of Class B Notes shall be used to make the deposit required by Section 3.11, to the extent applicable, to pay such Transaction Expenses and/or for such other purposes, if any, as shall be specified in the Manager Resolution authorizing the issuance of such Class B Notes. Subject to Section 3.11(b), once a notice of Redemption in respect of any Class B Issuance is published in accordance with Section 3.11(a), each class of Notes to which such notice applies shall become due and payable on the Redemption Date stated in such notice at their Redemption Price.

(c) Each Class B Note shall contain such terms as may be established in or pursuant to the related Manager Resolution (subject to Section 2.1) or in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes to the extent permitted herein, and shall be subordinate to the Class A Notes to the extent provided in this Indenture. Prior to the issuance of the Class B Notes, any or all of the following, as applicable, with respect to the related Class B Issuance shall have been determined by the Issuer and set forth in such Manager Resolution and in any indenture supplemental hereto or specified in the form of such Class B Notes, as the case may be, with respect to the Class B Notes to be issued:

(i) the aggregate principal amount of any such Class B Notes that may be issued;

(ii) the proposed date of such Class B Issuance;

(iii) the Final Legal Maturity Date of any such Class B Notes;

(iv) whether any such Class B Notes are to have the benefit of any reserve account and, if so, the amount and terms thereof;

(v) the rate at which such Class B Notes shall bear interest or the method by which such rate shall be determined;

(vi) the denomination or denominations in which such Class B Notes shall be issuable;

(vii) whether any such Class B Notes are to be issuable initially in temporary or permanent global form and, if so, whether beneficial owners of interests in any such permanent global Class B Note may exchange such interests for Class B Notes of like tenor and of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 2.7, and the circumstances under which and the place or places where any such exchanges may be made and the identity of any initial depositary therefor; and

(viii) any other terms, conditions, rights and preferences (or limitations on such rights and preferences) relating to Class B Notes (which terms shall comply with Applicable Law and not violate any restrictions of this Indenture).

(d) If any of the terms of any issue of Class B Notes are established by action taken pursuant to one or more Manager Resolutions, such Manager Resolutions shall be delivered to the Trustee setting forth the terms of such Class B Notes.

Section 2.17 Limitation on Number of Holders of Notes. The Issuer shall not issue, and the Registrar shall not issue, and exchange or register the transfer of, any Note, if, immediately after such issuance, exchange or transfer, there would be more than 95 Noteholders (for purposes of Notes that are Definitive Notes) and Beneficial Holders (for purposes of Notes that are Global Notes), taken together in the aggregate, and any purported exchange or transfer in violation of this Section 2.17 shall be void ab initio and result in the purported Noteholder or Beneficial Holder not being treated as a Noteholder or Beneficial Holder, as the case may be, for purposes of this Indenture.

ARTICLE III
ACCOUNTS; PRIORITY OF PAYMENTS

Section 3.1 Establishment of Accounts.

(a) Pursuant to the terms of the Servicing Agreement, the Issuer will cause the Servicer, acting on behalf of the Issuer, to establish and maintain with the Operating Bank on its books and records in the name of the Issuer, subject to the Liens established under this Indenture, (i) a collection account (the “Collection Account”), (ii) if applicable, a redemption account (the “Redemption Account”), (iii) a capital contribution account (the “Capital Account”), (iv) if applicable, an escrow account (the “Escrow Account”), (v) an interest reserve account (the “Interest Reserve Account”) and (vi) any additional accounts the establishment of which is set forth in a Manager Resolution delivered by the Issuer to the Servicer and the Trustee, in each case at such time as is set forth in this Section 3.1 or in such Manager Resolution.

(b) Pursuant to the terms and conditions of this Indenture, the Issuer has granted to the Trustee a security interest in the Collection Account, the Redemption Account, the Capital Account, the Escrow Account and the Interest Reserve Account (collectively, the “Controlled Accounts”) and all payments deposited in the Controlled Accounts.

(c) The Operating Bank acknowledges that (i) the Issuer has granted a security interest in all of the Issuer’s right, title and interest in and to any funds from time to time on deposit in, and all funds credited to, the Controlled Accounts, (ii) prior to the satisfaction of the Secured Obligations, the Trustee shall have sole dominion and control over the Controlled Accounts (including, among other things, the sole power to direct withdrawals or transfers from the Controlled Accounts and to direct the investment and reinvestment of funds in the Accounts, subject to Section 3.2) and (iii) the Operating Bank shall transfer funds from the Controlled Accounts in accordance with the Trustee’s instructions until the satisfaction of the Secured Obligations.

(d) The Trustee shall make withdrawals and transfers from the Accounts in accordance with the terms of this Indenture based on the Relevant Information and as calculated by it pursuant to this Indenture. Each of the Issuer and the Trustee acknowledges and agrees that each of the Controlled Accounts is a “deposit account” within the meaning of Section 9-102 of the UCC, that the Operating Bank is acting as a “bank” within the meaning of Section 9-102 of the UCC and that the Trustee has “control”, for purposes of Section 9-314 of the UCC, of the Controlled Accounts that are maintained with the Operating Bank. The Operating Bank agrees that the State of New York shall be deemed to be the “bank’s jurisdiction” within the meaning of Section 9-304 of the UCC.

(e) The Issuer agrees that, if any Controlled Account is established or maintained with any Operating Bank other than the Trustee, the Issuer shall cause (or direct the Servicer to cause) such Operating Bank to enter into an agreement with the Trustee, the Issuer and the Servicer pursuant to which such Operating Bank agrees to comply with any and all instructions of the Trustee directing the disposition, investment and reinvestment of funds in all Controlled Accounts maintained with such Operating Bank without the further consent of the Issuer or the Servicer, and the Issuer shall take such other actions as are reasonably required by the Trustee to establish its “control”, for purposes of Section 9-314 of the UCC, over any such Accounts.

(f) If, at any time, any Controlled Account ceases to be an Eligible Account, the Issuer will cause the Servicer or an agent thereof, within ten Business Days, to establish a new Controlled Account meeting the conditions set forth in this Section 3.1 in respect of such Controlled Account and transfer any cash or investments in the existing Controlled Account to such new Controlled Account, and, from the date such new Controlled Account is established, it shall have the same designation as the existing Controlled Account. If the Operating Bank should change at any time, then the Issuer will cause the Servicer, acting on behalf of the Issuer, to thereupon promptly establish replacement Controlled Accounts as necessary at the successor Operating Bank and transfer the balance of funds in each Controlled Account then maintained at the former Operating Bank pursuant to the terms of the Servicing Agreement to such successor Operating Bank.

(g) The Issuer will cause the Servicer to establish and maintain the Collection Account at the Operating Bank not later than the Closing Date, and the Collection Account shall bear a designation clearly indicating that the funds or other assets deposited therein are held for the benefit of the Trustee. Except as expressly provided herein, all Collections shall be deposited in the Collection Account and transferred therefrom in accordance with the terms of this Indenture. No funds shall be deposited in the Collection Account that do not constitute Collections except as expressly provided in this Indenture without the prior written consent of the Trustee.

(h) Upon receipt of written notice of a Redemption of any class of Notes, the Issuer will cause the Servicer to establish and maintain a Redemption Account at the Operating Bank that shall bear a description clearly indicating that the funds or other assets deposited therein are held for the benefit of the Trustee, who shall hold such amounts for the benefit of the Noteholders of Notes that are the subject of such Redemption. All amounts received for the purpose of any such Redemption shall be deposited in such Redemption Account and shall be held in such Account until such amounts are applied to pay the Redemption Price of such Notes (together with related Expenses) and such Notes are cancelled by the Trustee.

(i) The Issuer will cause the Servicer to establish and maintain the Capital Account at the Operating Bank not later than the Closing Date, and the Capital Account shall bear a designation clearly indicating that the funds or other assets deposited therein are held for the benefit of the Trustee into which the Parent shall deposit any capital contributions made to the Issuer. All such capital contributions shall be held in such Account and transferred (i) to the Collection Account only to the extent permitted by Section 3.7, (ii) to the Redemption Account only to the extent specifically provided for in any written notice of an Optional Redemption delivered to the Trustee pursuant to Section 3.10(b) and (iii) to the Parent only to the extent permitted by Section 3.8.

(j) Upon notice by the Trustee to the Servicer that any Noteholder, Agent Member or Beneficial Holder has not delivered a Confidentiality Agreement to the Registrar, the Issuer will cause the Servicer to establish and maintain an Escrow Account at the Operating Bank in the name of the Trustee that shall bear a designation clearly indicating that the funds or other assets deposited therein are held for the benefit of any such Noteholder, Agent Member or Beneficial Holder. All amounts withheld from such Noteholder, Agent Member or Beneficial Holder pursuant to Section 2.5(d) shall be deposited in such Escrow Account and shall be held in such Escrow Account until such amounts are distributed as provided in Section 2.5(d).

(k) The Issuer will cause the Servicer to establish and maintain the Interest Reserve Account at the Operating Bank not later than the Closing Date, and the Interest Reserve Account shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Trustee. Amounts shall be deposited into the Interest Reserve Account only pursuant to Section 3.3(a)(iii). All such amounts shall be held in such Interest Reserve Account and transferred to the Collection Account only pursuant to Section 3.8.

(l) The Operating Bank, in its capacity as securities intermediary (the “Securities Intermediary”), hereby confirms that it has established in the name of the Issuer a securities account identified with account number 121030005 (such account, the “Securities Account”). The Securities Intermediary hereby agrees and confirms that (i) the Securities Intermediary is a bank or broker that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity in maintaining the Securities Account, (ii) the Issuer will be entitled to exercise the rights that comprise each Financial Asset credited to the Securities Account and (iii) its books and records will contain appropriate entries to reflect the status of the Issuer as the Person having a security entitlement against the securities intermediary with respect to each Financial Asset credited to the Securities Account by the Securities Intermediary.

(m) The Securities Intermediary acknowledges that (i) the Issuer has granted a security interest in all of the Issuer’s right, title and interest in and to any Financial Assets from time to time credited to the Securities Account and (ii) prior to the satisfaction of the Secured Obligations, it will comply with any entitlement orders originated by the Trustee (including entitlement orders directing the Securities Intermediary to transfer or redeem any Financial Assets) with respect to the Securities Account without further consent from the Issuer.

(n) The Securities Intermediary hereby agrees that any property credited to the Securities Account (whether “investment property”, “financial asset” or “security” (each as defined in the UCC) or cash, and the proceeds thereof) shall be treated as “financial assets” within the meaning of Section 8-102(a)(9) of the UCC.

Section 3.2 Investments of Cash. The Issuer or the Servicer, on its behalf, shall direct the Trustee in writing to invest and reinvest the funds on deposit in the Accounts in Eligible Investments, to the extent such Eligible Investments are available to the relevant Operating Bank; provided, however, that, so long as an Event of Default has occurred and is continuing, the Trustee shall direct each Operating Bank to invest such amount in Eligible Investments described in clause (d) of the definition thereof from the time of receipt thereof until such time as such amounts are required to be distributed pursuant to the terms of this Indenture. In the absence of written direction delivered to the Trustee from the Issuer or the Servicer, the Trustee shall direct each Operating Bank to invest any funds in Eligible Investments described in clause (d) of the definition thereof. The Trustee shall direct each Operating Bank to make such investments and reinvestments in accordance with the terms of the following provisions:

(a) the Eligible Investments shall have maturities and other terms such that sufficient funds shall be available to make required payments pursuant to this Indenture on the Business Day immediately preceding the next occurring Payment Date after such investment is made;

(b) if any funds to be invested are received in the Accounts after 1:00 p.m., New York City time, on any Business Day, such funds shall, if possible, be invested in overnight Eligible Investments;

(c) all interest and earnings on Eligible Investments held in the Accounts shall be invested in Eligible Investments on an overnight basis and credited to the appropriate Account until the next Payment Date; and

(d) the Issuer acknowledges that regulations of the U.S. Comptroller of the Currency grant the Issuer the right to receive confirmations of security transactions as they occur. The Issuer specifically waives receipt of such confirmations to the extent permitted by Applicable Law and acknowledges that the Operating Bank will instead furnish periodic cash transaction statements that will detail all investment transactions as set forth in this Indenture.

Section 3.3 Closing Date Deposits; Withdrawals and Transfers.

(a) On the Closing Date, the Trustee shall, subject to the receipt of written direction from the Issuer upon receipt of the proceeds from the sale by the Issuer of the Notes, make the following payments from such proceeds in the amounts so directed by the Issuer:

(i) to such Persons as shall be specified by the Issuer, such Transaction Expenses as shall be due and payable in connection with the issuance and sale of the Notes;

(ii) to the Parent, in accordance with the Purchase and Sale Agreement, an amount equal to the Cash Purchase Price; and

(iii) to the Interest Reserve Account, $5,000,000.

(b) On the date of issuance of any Class B Notes or any Refinancing Notes, the Trustee shall, subject to the receipt of written direction from the Issuer upon receipt of the proceeds of the sale by the Issuer of such Notes, make such payments and transfers as shall be specified in this Indenture, the related Manager Resolution or any indenture supplemental hereto in respect of such Notes, copies of which Manager Resolution and indenture supplemental hereto shall be attached to such written direction.

(c) The Trustee shall hold all funds received on or prior to the Closing Date from the Note Purchasers in trust for the Note Purchasers pending completion of the closing of the transactions contemplated by the Note Purchase Agreements. Upon receipt by the Trustee of the aggregate Purchase Price from all Note Purchasers, the Trustee shall disburse the Purchase Price in accordance with this Section 3.3. If the aggregate Purchase Price shall not have been received by the Trustee by 3:30 p.m. (New York City time) on the Closing Date, or if the closing of the transactions contemplated by the Note Purchase Agreements shall not otherwise be capable of being consummated by 3:30 p.m. (New York City time) on the Closing Date, then each Note Purchaser who has paid its respective portion of the Purchase Price shall have the right to instruct the Trustee at or after 3:30 p.m. (New York City time) on the Closing Date to return such portion of the Purchase Price to such Note Purchaser prior to the close of business on the Closing Date or as soon thereafter as reasonably practicable.

Section 3.4 Capital Contributions. The Issuer will immediately forward any capital contributions received by it from the Parent for deposit in the Capital Account.

Section 3.5 Calculation Date Calculations.

(a) As soon as reasonably practicable after each Calculation Date (a “Relevant Calculation Date”), but in no event later than 12:00 noon (New York City time) on the second Business Day prior to the immediately succeeding Payment Date, the Calculation Agent shall, based on the Servicer Information received by the Calculation Agent, and based on information known to it or Relevant Information provided to it, make the following determinations and calculations (and each of the Trustee and the Issuer (for itself and on behalf of the Servicer) agrees to provide any Relevant Information reasonably requested by the Calculation Agent for the purpose of making such determinations and calculations):

(i) the Available Collections Amount for such Payment Date;

(ii) (x) the amount of Collections received during the period commencing on the day immediately following the Calculation Date that immediately preceded such Relevant Calculation Date and ending on such Relevant Calculation Date and (y) the amount, if any, to be transferred from the Interest Reserve Account as of the Relevant Calculation Date to the Collection Account on such Payment Date in accordance with Section 3.8;

(iii) the balance of funds on deposit in each Account other than the Collection Account on such Relevant Calculation Date and the amount of interest and earnings (net of losses and investment expenses), if any, on investments of funds on deposit therein from the day immediately following the Calculation Date that immediately preceded such Relevant Calculation Date and ending on such Relevant Calculation Date;

(iv) the balance of funds on deposit in the Collection Account on such Relevant Calculation Date and the amount of interest and earnings (net of losses and investment expenses), if any, on investments of funds on deposit therein from the day immediately following the Calculation Date that immediately preceded such Relevant Calculation Date and ending on such Relevant Calculation Date;

(v) all fees, costs and expenses (including reasonable attorneys’ fees and legal expenses) of the Noteholders under this Indenture not previously reimbursed;

(vi) all other Expenses not previously reimbursed, with the amounts shown on all invoices attached to the Servicer Information received by the Calculation Agent for the reimbursement or payment of Expenses or Servicing Fees not previously paid or reimbursed;

(vii) the applicable interest rate on each class of Floating Rate Notes determined on the Reference Date for the Interest Accrual Period beginning on such Payment Date and the Interest Amount (including any Additional Interest) on each class of Floating Rate Notes and Fixed Rate Notes for such Payment Date;

(viii) if such Payment Date is a Redemption Date on which a Redemption of Notes is scheduled to occur, the amount necessary to pay the Redemption Price of the Notes to be repaid on such Redemption Date and the Redemption Premium, if any, to be paid as part of such Redemption Price;

(ix) the amount of the Parent Shortfall Payment, if any, to be made on such Payment Date, provided such payment is being made in accordance with Section 3.9;

(x) the difference, if any, between the Interest Amount due to the Noteholders of Class A Notes pursuant to Section 3.7(a)(iii) on such Payment Date and the portion of the Available Collections Amount available to pay such Interest Amount for such Payment Date (a “Shortfall”), taking into account any Parent Shortfall Payment determined pursuant to Section 3.5(a)(ix) and the payment of expenses described in Section 3.5(a)(v) and Section 3.5(a)(vi) payable on such Payment Date and, with respect to each Shortfall, the amount to be withdrawn from the Interest Reserve Account and/or the Capital Account, if any, determined as provided in Section 3.8;

(xi) the Outstanding Principal Balance of each class of Notes on such Payment Date immediately prior to any principal payment on such date and the amount of any principal payment to be made in respect of each class of Notes on such Payment Date, taking into account the other payments to be made on such Payment Date entitled to priority pursuant to Section 3.7;

(xii) the amounts, if any, distributable to the Issuer on such Payment Date pursuant to Section 3.7(a)(viii); and

(xiii) any other information, determinations and calculations reasonably required in order to give effect to the terms of this Indenture and the other Transaction Documents.

(b) Following the calculations and determinations by the Calculation Agent described in Section 3.5(a), and not later than 1:00 p.m., New York City time, on the second Business Day prior to the immediately succeeding Payment Date, the Calculation Agent shall provide to each of the Servicer, the Issuer and the Trustee a calculation report (a “Calculation Report”) listing such determinations and calculations and the amount of the Available Collections Amount to be applied on such Payment Date to make each of the payments and transfers contemplated by Section 3.7(a) or Section 3.10(a), and any Parent Shortfall Payment due and payable on such date, as applicable, setting forth the payments to be made in respect of the Notes. The calculations set forth in each Calculation Report shall be conclusive and binding on each of the Issuer, the Servicer, the Trustee and each Noteholder, absent manifest error.

Section 3.6 Payment Date First Step Transfers. On each Payment Date, the Trustee shall transfer from any Account (other than the Collection Account and the Capital Account) to the Collection Account the amount of interest and earnings (net of losses and investment expenses), if any, earned as a result of investments of funds on deposit therein from the day immediately following the Calculation Date that immediately preceded the Relevant Calculation Date and ending on the Relevant Calculation Date.

Section 3.7 Payment Date Second Step Withdrawals.

(a) On each Payment Date, after the applicable transfers provided for in Section 3.6 have been made and after the making of any Parent Shortfall Payment pursuant to Section 3.9, the Trustee shall distribute from the Collection Account the amounts set forth below in the order of priority set forth below but, in each case, only to the extent that all amounts then required to be paid ranking prior thereto have been paid in full:

(i) first, to the payment of all Expenses due and payable on such Payment Date, with the amounts shown on all invoices attached to the Servicer Information received by the Trustee for the reimbursement or payment of Expenses not previously paid or reimbursed;

(ii) second, to the payment of the Servicing Fee for such Payment Date and any unpaid Servicing Fee in respect of prior Payment Dates;

(iii) third, to the Trustee for distribution to the Noteholders of the Class A Notes to the ratable payment of the Interest Amount then due and payable on the Class A Notes, taking into account any amounts paid pursuant to Section 3.8 on such Payment Date, provided such Noteholder has executed and delivered a Confidentiality Agreement;

(iv) fourth, to the Trustee for distribution to the Noteholders of the Class A Notes, principal payments on the Class A Notes (without premium or penalty), allocated pro rata in proportion to the Outstanding Principal Balance of such Class A Notes held by such Noteholders, until the Outstanding Principal Balance of such Class A Notes has been paid in full, provided such Noteholder has executed and delivered a Confidentiality Agreement;

(v) fifth, after the Class A Notes have been paid in full, to the Trustee for distribution to the Noteholders of the Class B Notes, if any, the Interest Amount on the Class B Notes in accordance with their terms;

(vi) sixth, after the Class A Notes have been paid in full, to the Trustee for distribution to the Noteholders of the Class B Notes, if any, payment of the principal amount of the Class B Notes in accordance with their terms until the Class B Notes have been paid in full;

(vii) seventh, after the Notes have been paid in full, to the ratable payment of all other obligations under this Indenture until all such amounts are paid in full; and

(viii) eighth, after the Notes have been paid in full, to the Issuer, all remaining amounts.

(b) Prior to the Trustee making any distributions pursuant to Section 3.7(a), the Trustee shall pay to the Parent from the Available Collections Amount, to be held in trust or escrow for Pfizer and other third parties entitled to royalties from the Parent in respect of Subject Products in one or more segregated accounts of the Parent, within 30 days of the end of each calendar quarter, the royalties due to such Persons in respect of Subject Products as set forth in the report to be prepared by the Servicer and delivered by the Servicer to the Trustee pursuant to Section 4.1(c)(xi) of the Servicing Agreement, but in no event shall such royalties exceed, in the aggregate, 3.5% of Net Sales (as defined in the Inspire License Agreement) for such calendar quarter.

(c) To the extent the Issuer receives amounts from the Trustee from the Collection Account pursuant to Section 3.7(a)(viii), such amounts may be distributed by the Issuer to the Parent (or as otherwise directed by the Parent or any Person designated by the Parent to give such directions) in its sole discretion.

(d) To the extent that any monies are deposited in the Collection Account to reimburse prior distributions in respect of a Parent Shortfall, such monies shall be paid to the Trustee on behalf of the Noteholders before making any other distributions pursuant to Section 3.7(a) to the extent that such monies otherwise would have been paid to such Noteholders on the prior respective Payment Date in accordance with this Section 3.7 in the absence of such Parent Shortfall.

Section 3.8 Interest Reserve Account and Capital Account; Shortfalls. The Available Collections Amount does not include the aggregate amount of funds on deposit in the Interest Reserve Account or the Capital Account; provided, that, if the Calculation Agent has determined that a Shortfall exists pursuant to the Calculation Report with respect to any Payment Date and there is a positive balance in the Interest Reserve Account on the Relevant Calculation Date immediately preceding such Payment Date, then on such Payment Date the Trustee shall withdraw from the Interest Reserve Account an amount equal to the lesser of the Shortfall and the balance in the Interest Reserve Account and distribute it to the Noteholders of the Class A Notes in payment of the Interest Amount; provided, further, that, if the amount available in the Interest Reserve Account (if any) is less than the amount of such Shortfall and there is a positive balance in the Capital Account on the Relevant Calculation Date immediately preceding such Payment Date, then on such Payment Date the Trustee shall withdraw from the Capital Account an amount equal to the lesser of (i) the amount by which the Shortfall exceeds the amount, if any, withdrawn from the Interest Reserve Account and (ii) the balance in the Capital Account and distribute it to the Noteholders of the Class A Notes in payment of the Interest Amount; provided, further, that the Trustee shall (x) make such a withdrawal from the Capital Account on not more than six Payment Dates in total prior to the Final Legal Maturity Date and on not more than any three consecutive Payment Dates and (y) distribute any funds remaining in the Capital Account to the Parent in the event that withdrawals from the Capital Account have been made on six Payment Dates.

On February 15, 2010, any funds remaining in the Interest Reserve Account (after any application of the prior paragraph on the February 15, 2010 Payment Date) shall be transferred to the Collection Account and included in the Available Collections Amount and applied as provided under Section 3.7.

Section 3.9 Parent Shortfall. If, no later than ten Business Days prior to any Calculation Date, the Trustee receives written notice of the existence of a Parent Shortfall, the Trustee shall promptly (but in no event later than the next succeeding Business Day following receipt of such written notice) notify the Servicer, the Parent and the Issuer of such existence of a Parent Shortfall. Upon the Issuer or the Parent receiving notification of the same, or upon the Issuer or the Parent otherwise becoming aware of a Parent Shortfall, the Issuer shall cause the Servicer, no later than such Calculation Date, to confirm the amount of any such Parent Shortfall in writing to the Trustee, with a copy to the Issuer and the Parent. Unless the Trustee shall have received prior to the related Payment Date (i) written notification from the Parent or the Servicer certifying that any such Parent Shortfall has been cured in full or (ii) written notice from the Trustee that at least two-thirds of the Outstanding Principal Balance of the Senior Class of Notes has indicated that such payment shall not be made on such Payment Date, then prior to making any other distributions pursuant to Section 3.7 or Section 3.8, the Trustee shall make a Parent Shortfall Payment to the relevant counterparty on such Payment Date in the amount of such Parent Shortfall from the Collection Account; provided, that if the relevant counterparty shall refuse to accept such payment, then such funds shall be returned to the Collection Account for distribution in accordance with this Indenture.

Section 3.10 Redemptions.

(a) On any Payment Date on which any class of Notes is to be the subject of a Redemption, in whole or in part, the Trustee shall distribute the amounts in the applicable Redemption Account as provided herein and in the applicable Manager Resolution, including:

(i) paying to such Persons as shall be specified by the Issuer such Transaction Expenses as shall be due and payable in connection with the issuance and sale of the applicable Class B Notes or Refinancing Notes;

(ii) after application of Section 3.7 and Section 3.8, remitting to the Noteholders of such class of Notes, in accordance with the Manager Resolution authorizing such Redemption, an amount equal to the Redemption Price plus Premium, if any, allocated, in the event of a Redemption of such Notes in part, pro rata in proportion to the Outstanding Principal Balance of such Notes held by such Noteholders; and

(iii) making such other distributions and payments as shall be authorized and directed by the Manager Resolution and indentures supplemental hereto executed in connection with such Redemption.

(b) Subject to the provisions of Section 3.11, on any Payment Date, to the extent that any class of Notes will remain outstanding on such Payment Date after application of Section 3.7 and Section 3.8, the Issuer may elect to redeem such class of Notes, in whole, but not in part, out of the proceeds of the Refinancing Notes and any funds in the Interest Reserve Account or the Capital Account in the case of a Refinancing of such class of Notes, or, in whole or in part, out of amounts available in the Redemption Account for such purpose, if any, including the proceeds of any Class B Notes (but excluding in the case of a Redemption in part any funds in the Interest Reserve Account or the Capital Account), in each case, at the Redemption Price (any such redemption, an “Optional Redemption”). The Issuer shall give written notice of any such Optional Redemption to the Trustee and the Servicer not later than five Business Days prior to the date on which notice is to be given to Noteholders in accordance with Section 3.11(a) (unless the Trustee and the Servicer agree to waive or limit the requirement for such notice). Such written notice to the Trustee shall include a copy of the Manager Resolution authorizing such Optional Redemption and shall set forth the relevant information regarding such Optional Redemption, including the information to be included in the notice given pursuant to Section 3.11(a).

(c) An indenture supplemental hereto providing for the issuance of any Class B Notes or Refinancing Notes may authorize one or more redemptions, in whole or in part, of such Notes, on such terms and subject to such conditions as shall be specified in such indenture supplemental hereto.

Section 3.11 Procedure for Redemptions.

(a) The Trustee (or the Servicer acting as its agent (or any authorized agent of the Servicer)) shall give written notice in respect of any Redemption of any class of Notes under Section 3.10 to each Noteholder of such Notes at least 30 days but not more than 60 days before such Redemption Date. Each notice in respect of a Redemption given pursuant to this Section 3.11(a) shall state (A) the expected applicable Redemption Date, (B) the arrangements for making payments in respect of such Redemption, (C) the projected Redemption Price of the Notes to be redeemed, (D) in the case of a Redemption of the Notes of any class in part, the portion of the Outstanding Principal Balance of the Notes that is expected to be redeemed, (E) that Notes to be redeemed in a Redemption in whole must be surrendered (which action may be taken by any Noteholder or its authorized agent) to the Trustee to collect the Redemption Price on such Notes and (F) that, unless the Issuer fails to pay the Redemption Price, interest on Notes called for Redemption in whole shall cease to accrue on and after the Redemption Date. If mailed in the manner herein provided, the notice shall be conclusively presumed to have been given whether or not the Noteholder receives such notice. Failure to give notice or any defect in the notice shall not affect the validity of the notice.

(b) If, at the time of the mailing of any notice in respect of a Redemption, the Issuer shall not have irrevocably directed the Trustee to apply funds then on deposit with the Trustee or held by the Issuer and available to be used for such Redemption to redeem all of the Notes called for Redemption, such notice, at the election of the Issuer, may state that it is conditional and subject to the receipt of the redemption moneys in an amount sufficient to pay the principal and premium, if any, and interest on Notes being redeemed by the Trustee on or before the Redemption Date and that such notice shall be of no force and effect unless such moneys are so received on or before such Redemption Date.

(c) If notice in respect of a Redemption for any Notes shall have been given as provided in Section 3.11(a) and such notice shall not contain the language permitted at the Issuer’s option under Section 3.11(b), such Notes shall become due and payable on the Redemption Date at the Corporate Trust Office at the applicable Redemption Price, interest on such Notes shall cease to accrue and such Notes shall be deemed not to be entitled to any benefit under this Indenture, except to receive payment of the Redemption Price. Upon presentation and surrender of such Notes at the Corporate Trust Office, such Notes shall be paid and redeemed at the applicable Redemption Price. On or before any Redemption Date in respect of such a Redemption, the Issuer shall, to the extent an amount equal to the Redemption Price of such Notes (and any Refinancing Expenses relating thereto as of the Redemption Date) is not then held by the Issuer or on deposit in the Redemption Account, deposit or cause to be deposited in the Redemption Account an amount in immediately available funds equal to such amount.

(d) If notice in respect of a Redemption for any Notes shall have been given as provided in Section 3.11(a) and such notice shall contain the language permitted at the Issuer’s option under Section 3.11(b), such Notes shall become due and payable on the Redemption Date at the Corporate Trust Office at the applicable Redemption Price, interest on such Notes shall cease to accrue and such Notes shall be deemed not to be entitled to any benefit under this Indenture, except to receive payment of the Redemption Price; provided, that, in each case, the Issuer shall have deposited with the Trustee or a Paying Agent on or prior to 11:00 a.m. (New York City time) on the Redemption Date an amount sufficient to pay the Redemption Price. Upon the Issuer making such deposit and presentation and surrender of such Notes at the Corporate Trust Office, such Notes shall be paid and redeemed at the applicable Redemption Price. If the Issuer shall not make such deposit on or prior to 11:00 a.m. (New York City time) on the Redemption Date, the notice in respect of Redemption shall be of no force and effect, and the principal on such Notes or specified portions thereof shall continue to bear interest as if such notice in respect of Redemption had not been given.

(e) All Notes that are redeemed will be surrendered to the Trustee for cancellation and may not be reissued or resold.

ARTICLE IV
DEFAULT AND REMEDIES

Section 4.1 Events of Default. Each of the following events or occurrences shall constitute an “Event of Default” hereunder with respect to any class of Notes (except for clauses (a), (b), (c) and (d) below in which the potential events or occurrences that would constitute an Event of Default are specific to certain classes of Notes, in which case such Event of Default shall be constituted only with respect to such classes of Notes (and not all classes of Notes)), and each such Event of Default shall be deemed to exist and continue so long as, but only so long as, it shall not have been waived or remedied, as applicable:

(a) failure to pay interest on the Class A Notes due on any Payment Date (other than the Final Legal Maturity Date or any Redemption Date) within five days of such Payment Date, but only to the extent of the Available Collections Amount available for interest payments pursuant to the priority of payments in Section 3.7, any funds in the Interest Reserve Account and any capital contributed to the Issuer by the Parent as described in Section 3.1(i);

(b) (i) failure to pay interest on the Class A Notes due on any Payment Date (other than the Final Legal Maturity Date, any Redemption Date or as set forth in Section 4.1(a)) in full by the next succeeding Payment Date, together with Additional Interest on any interest not paid on the Payment Date on which it was originally due, and (ii) in the case of any class of Notes other than the Class A Notes, except as provided in the related Manager Resolution or any indenture supplemental hereto providing for the issuance of such Notes pursuant to Section 2.15 or Section 2.16, failure to pay interest on any Notes of such class on the Payment Date that such interest is due;

(c) (i) failure to pay principal and Premium, if any, and accrued and unpaid interest on any Notes of such class on the applicable Final Legal Maturity Date or (ii) subject to Section 3.11(b), failure to pay the Redemption Price when due on any Redemption Date for such class;

(d) failure to pay any other amount when due and payable in connection with such class of Notes and the continuance of such default for a period of 30 or more days after written notice thereof is given to the Issuer by the Trustee;

(e) (i) failure by the Issuer to comply in any material respect with any of the covenants set forth in Section 5.2 (other than Section 5.2(h), Section 5.2(k), Section 5.2(l), Section 5.2(m), Section 5.2(p) and Section 5.2(v)), Section 5.3(a), Section 5.3(b) or Section 5.3(c), and written notice thereof being given to the Issuer by the Trustee at the Direction of Noteholders of a majority of the Outstanding Principal Balance of the Notes; or (ii) failure by the Issuer to comply in any material respect with any of the other covenants, obligations, conditions or provisions binding on it under this Indenture or the Notes (other than a payment default for which provision is made in Section 4.1(a), Section 4.1(b), Section 4.1(c) or Section 4.1(d)) if (in the case of this Section 4.1(e)(ii) only) such failure continues for a period of 30 days or more after written notice thereof has been given to the Issuer by the Trustee at the Direction of Noteholders of a majority of the Outstanding Principal Balance of the Notes;

(f) the Issuer becomes subject to a Voluntary Bankruptcy or an Involuntary Bankruptcy;

(g) any judgment or order for the payment of money in excess of $1,000,000 shall be rendered against the Issuer and either (i) enforcement proceedings have been commenced by any creditor upon such judgment or order or (ii) there is any period of ten consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(h) the Issuer becomes an investment company required to be registered under the Investment Company Act of 1940, as amended;

(i) the Parent shall have failed to perform in any material respect any of its covenants under Article VI of the Purchase and Sale Agreement or Article VI of the Pledge and Security Agreement;

(j) the Pfizer License Agreement shall be terminated or shall otherwise fail to be in full force and effect and such failure continues for a period of 30 days or more;

(k) the Interim Sublicense (as defined in the Residual License Agreement) has terminated pursuant to the Residual License Agreement; or

(l) any withdrawal or revocation by the U.S. Food and Drug Administration of approvals to sell AzaSite in the United States for efficacy or safety reasons which has, or would reasonably be expected to have, a material adverse effect on repayment of the Class A Notes.

Section 4.2 Acceleration, Rescission and Annulment.

(a) If an Event of Default with respect to the Notes (other than an Acceleration Default) occurs and is continuing, the Trustee may, and, upon the Direction of Noteholders of a majority of the Outstanding Principal Balance of the Senior Class of Notes, shall, give an Acceleration Notice to the Issuer. Upon delivery of such an Acceleration Notice (and so long as such Acceleration Notice has not been rescinded and annulled pursuant to this Indenture), such Outstanding Principal Balance and all accrued and unpaid interest thereon shall be immediately due and payable. At any time after the Trustee or the Noteholders have so declared the Outstanding Principal Balance of the Notes to be immediately due and payable, and prior to the exercise of any other remedies pursuant to this Article IV, the Trustee, upon the Direction of Noteholders of a majority of the Outstanding Principal Balance of the Senior Class of Notes, shall, subject to Section 4.5(a), by written notice to the Issuer, rescind and annul such declaration and thereby annul its consequences if (i) there has been paid to or deposited with the Trustee an amount sufficient to pay all overdue installments of interest on the Notes, and the principal of, and Premium, if any, on the Notes that would have become due otherwise than by such declaration of acceleration, (ii) the rescission would not conflict with any judgment or decree and (iii) all other Defaults and Events of Default, other than non-payment of interest on and principal and Premium, if any, of the Notes that have become due solely because of such declaration of acceleration, have been cured or waived. If an Acceleration Default occurs, the Outstanding Principal Balance of the Notes and all accrued and unpaid interest thereon shall automatically become immediately due and payable without any further action by any party.

(b) Notwithstanding this Section 4.2, Section 4.3 and Section 4.11, after the occurrence and during the continuation of an Event of Default, no Noteholders of any class of Notes other than the Senior Class of Notes shall be permitted to give or direct the giving of an Acceleration Notice, or to exercise any remedy in respect of such Event of Default, and no Person other than the Senior Trustee, at the Direction of a majority of the Outstanding Principal Balance of the Senior Class of Notes, may give an Acceleration Notice or exercise any such remedy.

(c) Within 30 days after the occurrence of an Event of Default in respect of any class of Notes, the Trustee shall give to the Noteholders of such class of Notes notice, transmitted by mail, of all uncured or unwaived Defaults known to it on such date; provided, that the Trustee may withhold such notice with respect to a Default (other than a payment default with respect to interest, principal or Premium, if any) if it determines in good faith that withholding such notice is in the interest of the affected Noteholders.

Section 4.3 Other Remedies. Subject to the provisions of this Indenture, if an Event of Default shall have occurred and be continuing, then the Senior Trustee may, but only at the Direction of Noteholders of a majority of the Outstanding Principal Balance of the Senior Class of Notes, pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, Premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture, the Servicing Agreement or the Pledge and Security Agreement, including any of the following, to the fullest extent permitted by law, subject to the receipt of such Direction:

(a) The Senior Trustee may obtain the appointment of a Receiver of the Indenture Estate as provided in Section 12.7 and the Issuer consents to any such appointment.

(b) The Senior Trustee may, without notice to the Issuer and at such time as the Senior Trustee in its sole discretion may determine, exercise any or all of the Issuer’s rights in, to and under or in any way connected with or related to any or all of the Indenture Estate, including (i) demanding and enforcing payment and performance of, and exercising any or all of the Issuer’s rights and remedies with respect to the collection, enforcement or prosecution of, any or all of the Indenture Estate, in each case by legal proceedings or otherwise, (ii) settling, adjusting, compromising, extending, renewing, discharging and releasing any or all of, and any legal proceedings brought to collect or enforce any or all of, the Royalty Payments actually made by Inspire under the Inspire License Agreement (but not the rights thereunder to receive such payments) and the Replacement Royalty Payments, if any, and otherwise under the Transaction Documents and (iii) preparing, filing and signing the name of the Issuer on (A) any proof of claim or similar document to be filed in any bankruptcy or similar proceeding involving the Indenture Estate and (B) any notice of lien, assignment or satisfaction of lien, or similar document in connection with the Indenture Estate.

(c) The Senior Trustee may, without notice except as specified herein, sell or cause the sale of all or any part of the Indenture Estate in one or more parcels at public or private sale, at any of the Senior Trustee’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Senior Trustee may deem commercially reasonable, provided, that, so long as the Principal Documents remain in force, the Senior Trustee shall make any such sale only to a Person that is a Permitted Holder. The Issuer agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to the Issuer of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Senior Trustee shall not be obligated to make any sale of all or any part of the Indenture Estate regardless of notice of sale having been given. The Senior Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(d) The Senior Trustee may, instead of exercising the power of sale conferred upon it by Section 4.3(c) and Applicable Law, proceed by a suit or suits at law or in equity to foreclose the Security Interest and sell all or any portion of the Indenture Estate under a judgment or a decree of a court or courts of competent jurisdiction, provided, that, so long as the Principal Documents remain in force, the Senior Trustee shall make any such foreclosure sale only to a Person that is a Permitted Holder.

(e) The Senior Trustee may require the Issuer to, and the Issuer hereby agrees that it shall at its expense and upon request of the Senior Trustee, forthwith assemble all or part of the Indenture Estate as directed by the Senior Trustee and make it available to the Senior Trustee at a place to be designated by the Senior Trustee that is reasonably convenient to both parties.

(f) In addition to the rights and remedies provided for in this Indenture, the Senior Trustee may exercise in respect of the Indenture Estate all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected property included in the Indenture Estate) and under all other Applicable Law; provided, that, so long as the Principal Documents remain in force, the Senior Trustee shall cause any sale of the Collateral to be made only to a Person that is a Permitted Holder.

(g) The Senior Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 4.4 Limitation on Suits. Without limiting the provisions of Section 4.8 and the final sentence of Section 12.4, no Noteholder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, the Pledge and Security Agreement or the Notes, for the appointment of a receiver or trustee or for any other remedy hereunder, unless:

(a) such Noteholder is a holder of the Senior Class of Notes and has previously given written notice to the Senior Trustee of a continuing Event of Default;

(b) the Noteholders of a majority of the Outstanding Principal Balance of the Senior Class of Notes make a written request to the Senior Trustee to pursue a remedy hereunder;

(c) such Noteholder or Noteholders offer to the Senior Trustee an indemnity reasonably satisfactory to the Senior Trustee against any costs, expenses and liabilities to be incurred in complying with such request;

(d) the Senior Trustee does not comply with such request within 60 days after receipt of the request and the offer of indemnity; and

(e) during such 60-day period, Noteholders of a majority of the Outstanding Principal Balance of the Senior Class of Notes do not give the Senior Trustee a Direction inconsistent with such request.

No one or more Noteholders may use this Indenture to affect, disturb or prejudice the rights of another Noteholder or to obtain or seek to obtain any preference or priority not otherwise created by this Indenture and the terms of the Notes over any other Noteholder or to enforce any right under this Indenture, except in the manner herein provided.

Section 4.5 Waiver of Existing Defaults.

(a) The Senior Trustee or the Noteholders of a majority of the Outstanding Principal Balance of the Senior Class of Notes by written notice to the Senior Trustee may waive any existing Default (or Event of Default) hereunder and its consequences, except a Default (or Event of Default) (i) in the payment of the interest on, principal of, and Premium, if any, on any Note or (ii) in respect of a covenant or provision hereof that under Article IX cannot be modified or amended without the consent of the Noteholder of each Note affected thereby. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default (or Event of Default) or impair any right consequent thereon.

(b) Any written waiver of a Default or an Event of Default given by Noteholders to the Senior Trustee and the Issuer in accordance with the terms of this Indenture shall be binding upon the Senior Trustee and the other parties hereto. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence that gave rise to the Default or Event of Default so waived and not to any other similar event or occurrence that occurs subsequent to the date of such waiver.

Section 4.6 Restoration of Rights and Remedies. If the Senior Trustee or any Noteholder of the Senior Class of Notes has instituted any proceeding to enforce any right or remedy under this Indenture, and such proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Senior Trustee or such Noteholder, then in every such case the Issuer, the Senior Trustee and the Noteholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Senior Trustee and the Noteholders shall continue as though no such proceeding has been instituted.

Section 4.7 Remedies Cumulative. Each and every right, power and remedy herein given to the Trustee specifically or otherwise in this Indenture shall be cumulative and shall, to the extent permitted by law, be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Trustee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Trustee in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any Default on the part of the Issuer or to be an acquiescence.

Section 4.8 Rights of Noteholders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Noteholder to receive payment of interest on, principal of, or Premium, if any, on any Note on or after the respective due dates therefor expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Noteholder.

Section 4.9 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of any Noteholder allowed in any judicial proceedings relating to any obligor on the Notes, its creditors or its property.

Section 4.10 Undertaking for Costs. All parties to this Indenture agree, and each Noteholder by its acceptance hereof shall be deemed to have agreed, that, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defense made by the party litigant. This Section 4.10 does not apply to a suit instituted by the Trustee, a suit instituted by any Noteholder for the enforcement of the payment of interest, principal, or Premium, if any, on any Note on or after the respective due dates expressed in such Note or a suit by a Noteholder or Noteholders of at least 10% of the Outstanding Principal Balance of the Notes.

Section 4.11 Control by Noteholders. Subject to Section 4.2 and Section 4.4 and to the rights of the Trustee hereunder, Noteholders of a majority of the Outstanding Principal Balance of the Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust, right or power conferred on the Trustee under any Transaction Document; provided, that:

(a) such Direction shall not be in conflict with any rule of law or with this Indenture and would not involve the Trustee in personal liability or expense;

(b) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Noteholders of such class not taking part in such Direction; and

(c) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such Direction.

Section 4.12 Senior Trustee. The Trustee irrevocably agrees (and the Noteholders (other than the Noteholders represented by the Senior Trustee) shall be deemed to agree by virtue of their purchase of the Notes) that the Senior Trustee shall have all of the rights granted to it under this Indenture, including the right to direct the Trustee to take certain action as provided for in this Indenture, and the Trustee hereby agrees to act in accordance with each such authorized direction of the Senior Trustee.

Section 4.13 Application of Proceeds. All cash proceeds received by the Senior Trustee in respect of any sale of, collection from or other realization upon all or any part of the Indenture Estate shall be deposited in the Collection Account and distributed as provided in Article III. Any surplus of such cash proceeds held and remaining after payment in full of all Secured Obligations shall be paid over to the Issuer or whomsoever may be lawfully entitled to receive such surplus as provided in Section 3.7. Any amount received for any sale or sales conducted in accordance with the terms of Section 4.3 shall to the extent permitted by Applicable Law be deemed conclusive and binding on the Issuer and the Noteholders.

Section 4.14 Waivers of Rights Inhibiting Enforcement. The Issuer waives (a) any claim that, as to any part of the Indenture Estate, should the Senior Trustee elect to proceed with a private sale thereof, the mere fact that such a sale is a private sale does not, in and of itself, mean that such sale is not a commercially reasonable method of sale for such part of the Indenture Estate, (b) the right to assert in any action or proceeding between it and the Senior Trustee offsets or counterclaims that it may have, (c) all rights of redemption, appraisement, valuation, stay and extension or moratorium and (d) except as otherwise provided in any of the Transaction Documents, all other rights the exercise of which would, directly or indirectly, prevent, delay or inhibit the enforcement of any of the rights or remedies under this Indenture or the absolute sale of the Indenture Estate, now or hereafter in force under any Applicable Law, and the Issuer, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws and rights.

Section 4.15 Security Interest Absolute. All rights of the Trustee and security interests hereunder, and all obligations of the Issuer hereunder, shall be absolute and unconditional irrespective of, and the Issuer hereby irrevocably waives any defenses it may now have or may hereafter acquire in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any of the Transaction Documents or any other agreement or instrument relating thereto (other than against the Trustee);

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Transaction Documents or any other agreement or instrument relating thereto;

(c) any taking, exchange, surrender, release or non-perfection of any Collateral or any other collateral, or any release or amendment or waiver of or consent to any departure from any guaranty, for all or any of the Secured Obligations;

(d) any manner of application of any Collateral or any other collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Secured Obligations or any other obligations of the Issuer under or in respect of the Transaction Documents or any other assets of the Issuer;

(e) any change, restructuring or termination of the limited liability company structure or existence of the Issuer;

(f) the failure of any other Person to execute this Indenture or any other agreement or the release or reduction of liability of the Issuer or other grantor or surety with respect to the Secured Obligations; or

(g) any other circumstance (including any statute of limitations) or any existence of or reliance on any representation by the Trustee that might otherwise constitute a defense available to, or a discharge of, the Issuer.

ARTICLE V
REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 5.1 Representations and Warranties. The Issuer represents and warrants to the Trustee as follows as of the Closing Date:

(a) The Issuer is a limited liability company created under the laws of the State of Delaware, is duly qualified to do business and is in good standing in each jurisdiction where such qualification is required and has full power and authority to conduct its business, and the Issuer is not in liquidation or bankruptcy and has not become subject to a Voluntary Bankruptcy or an Involuntary Bankruptcy.

(b) The Issuer has not engaged in any activities since its organization (other than those incidental to its organization and permitted by the Issuer Organizational Documents, the execution and performance of the Transaction Documents to which it is a party and the activities referred to in or contemplated by such agreements), and the Issuer has not paid any dividends or made any similar distributions since its organization.

(c) The creation of the Notes and the issuance, execution and delivery, and the compliance by the Issuer with the terms, of the Notes and each of the other Transaction Documents to which it is a party:

(i) do not at the Closing Date conflict with, result in a breach of any of the terms or provisions of or constitute a default under the Issuer Organizational Documents or with any judgment, order or decree of any Governmental Authority having jurisdiction over the Issuer, its assets or properties or, except where it would not have or would not be reasonably likely to have a Material Adverse Effect, with any Applicable Law; and

(ii) do not at the Closing Date violate, or constitute a default under, any deed, indenture, agreement or other instrument or obligation to which the Issuer is a party or by which it or any part of its assets, property or revenues are bound.

(d) The creation, execution and issuance of the Notes, the execution and delivery by the Issuer of the Transaction Documents executed by it and the performance by the Issuer of its obligations hereunder and thereunder and the arrangements contemplated hereby and thereby to be performed by it have been duly authorized, executed and delivered by the Issuer.

(e) This Indenture constitutes, and the other Transaction Documents to which it is a party, when executed and delivered and, in the case of the Notes, when issued and authenticated, will constitute, valid, legally binding and (subject to general equitable principles, and laws relating to insolvency, liquidation, reorganization and other laws of general application relating to creditors’ rights or claims or to laws of prescription or the concepts of materiality, reasonableness, good faith and fair dealing) enforceable obligations of the Issuer.

(f) On the Closing Date, there exists no Event of Default nor any event that, had the Notes already been issued, would constitute a Default or an Event of Default.

(g) On the Closing Date, subject to the Liens created in favor of the Trustee and except for any other Permitted Liens, there exists no Lien over the assets of the Issuer.

(h) All consents, approvals, authorizations or other orders of all Governmental Authorities required (excluding any required by the other parties to the Transaction Documents) for or in connection with the execution, delivery and performance of the Transaction Documents by the Issuer and the issuance and performance of the Notes and the offering of the Notes by the Issuer have been obtained and are in full force and effect and are not contingent upon fulfillment of any condition. No consent of any Governmental Authority or any other party (including directors, officers, members, managers or creditors of the Issuer) is required that has not been obtained for the pledge by the Issuer of the Collateral pursuant to this Indenture.

(i) The Issuer is not required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(j) There is no action, suit, investigation or proceeding pending or, to the knowledge of the Issuer, threatened against the Issuer before any Governmental Authority that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Indenture and the other Transaction Documents to which the Issuer is a party.

(k) The Issuer has no Subsidiaries.

(l) The Issuer is the sole legal and beneficial owner of the assets and properties constituting the Collateral and the other Purchased Assets, free and clear of any Liens other than Permitted Liens.

(m) Under the laws of the State of Delaware, the laws of the State of New York and U.S. federal law in force at the Closing Date, it is not necessary that this Indenture or any other Transaction Document (other than evidences and perfection of the Liens) be filed, recorded or enrolled by the Issuer with any court or other Governmental Authority in any such jurisdictions or that any stamp, registration or similar Tax be paid by the Issuer on or in relation to this Indenture or any of the other Transaction Documents (other than filings of Uniform Commercial Code financing statements set forth in Exhibit E and the various consents and agreements, if any, pursuant hereto).

(n) The filings of financing statements under the UCC and other recordings, if any, in the appropriate offices therefor and any other actions required to perfect a security interest in favor of the Trustee in the Collateral, including the Royalty Payments actually made by Inspire under the Inspire License Agreement (but not the rights thereunder to receive such payments) and the Replacement Royalty Payments, if any, in each case sold, transferred, conveyed, assigned, contributed and granted on the Closing Date pursuant to the Purchase and Sale Agreement, have been or shall have been duly made by the Closing Date, and, subject to the terms and provisions of this Indenture, the Issuer has or shall have the same rights as the Parent has with respect to the Purchased Assets (if the Parent were still the owner of such Purchased Assets) against Inspire. No other security agreement, financing statement or other public notice with respect to all or any part of the Collateral (other than any of the foregoing that is referenced in Exhibit B to the Purchase and Sale Agreement or Exhibit E to this Indenture or otherwise names the Trustee as secured party) is on file or of record in any public office that perfects a valid security interest therein. This Indenture creates a valid security interest in the Collateral securing the payment of the Secured Obligations.

(o) The Issuer has determined, and by virtue of its entering into the transactions contemplated hereby and its authorization, execution and delivery of this Indenture and the other Transaction Documents to which it is party, that the issuance of the Notes and the consummation of the transactions contemplated hereby and thereby, and its incurrence of Indebtedness and other liability hereunder or thereunder or contemplated hereby or thereby (i) is in its own best interests, (ii) does not leave it unable to pay its debts as they become due in the ordinary course of business, (iii) will not leave it with debts that cannot be paid from the present saleable value of its property and (iv) will not render it insolvent within the meaning of Section 101(32) of the United States Bankruptcy Code or Section 271 of the New York Debtor and Creditor Law or leave it with unreasonably small capital.

(p) No material adverse change in the business, condition (financial or otherwise), performance or properties of the Issuer has occurred since its date of formation.

(q) The Issuer has never filed any tax return or report under any name other than its exact legal name. The Issuer is an entity that is disregarded as separate from the Parent for U.S. federal income tax purposes.

(r) No step has been taken or is intended by the Issuer or, so far as it is aware, any other Person for the winding-up, liquidation, dissolution, administration, merger or consolidation or for the appointment of a receiver or administrator of the Issuer or all or any of its assets.

(s) The Issuer has not assigned or pledged any of its right, title or interest in the Collateral to anyone other than the Trustee.

(t) The representations and warranties made by the Issuer in any of the other Transaction Documents to which it is a party are true and accurate as of the date made.

Section 5.2 Covenants. The Issuer covenants with the Trustee that, so long as any Notes are Outstanding, it will perform and comply with each of the following covenants and not engage in any activity prohibited by this Indenture without the prior written consent of the Trustee pursuant to Section 9.1 or Section 9.2, as applicable, authorizing the Issuer not to perform any such covenants or to engage in any such activity prohibited by this Indenture, in each case on such terms and conditions, if any, as shall be specified in such prior written consent:

(a) Except as expressly permitted by any Transaction Document or Principal Document, the Issuer shall not take any action, whether orally or in writing, that would amend, waive, modify, supplement, restate, cancel or terminate, or discharge or prejudice the validity or effectiveness of, this Indenture, the Notes, the Pledge and Security Agreement, the Purchase and Sale Agreement, the Residual License Agreement or the Servicing Agreement, or permit any party to any such document to be released from such obligations.

(b) The Issuer shall not, directly or indirectly, (i) declare or pay any dividend or make any distribution on its Capital Securities, whether in cash, property, securities or a combination thereof, to the Parent or any other owner of a beneficial interest in the Issuer or otherwise with respect to any ownership of its Capital Securities, except that the Issuer may distribute to the Parent (x) all or any portion of any amounts transferred to the Issuer pursuant to Section 3.7(a)(viii) or (y) any proceeds from an issuance of Notes in accordance with this Indenture, (ii) purchase, redeem, retire or otherwise acquire for value any issued Capital Securities of the Issuer or any of its Affiliates, (iii) make any payment of principal, interest or Premium, if any, on the Notes or make any voluntary or optional redemption, repurchase, defeasance or other acquisition or retirement for value of, or make any deposit (including the payment of amounts into a sinking fund or other similar fund) with respect to, Indebtedness of the Issuer other than in accordance with the Notes and this Indenture or (iv) make any loan or advance to a Person, any purchase or other acquisition of any beneficial interest, Capital Securities, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person (other than Eligible Investments and investments permitted under Section 5.2(f) or otherwise in accordance with the Notes and this Indenture).

(c) The Issuer shall not (and shall not consent to the Parent taking any action that would) incur or suffer to exist any Lien over or with respect to any of the Issuer’s assets, other than (i) any Permitted Lien or (ii) any security interest created or required to be created hereunder, including in connection with the issuance of any Class B Notes and any Refinancing Notes.

(d) The Issuer shall not incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment or performance of, contingently or otherwise, whether present or future (in any such case, to “Incur”), Indebtedness; provided, however, that the Issuer may Incur Indebtedness in respect of the Original Class A Notes, any Class B Notes and any Refinancing Notes issued in accordance with this Indenture.

(e) The Issuer shall not liquidate or dissolve, consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of the Purchased Assets or all or any material portion of its other property and assets to, or purchase or otherwise acquire all or substantially all of the assets of, any other Person, or permit any other Person to merge with or into, or consolidate or otherwise combine with, the Issuer.

(f) The Issuer shall not, directly or indirectly, issue, deliver or sell, or consent to issue, deliver or sell, any actual, contingent, future or executory membership interests, limited liability company interests, beneficial interests or other equity or ownership interests (however designated, whether voting or non-voting), except for any additional Capital Securities of the Issuer issued to the Parent, provided that such additional Capital Securities are pledged to the Trustee pursuant to the Pledge and Security Agreement, and except for any membership interests issued to the Independent Member pursuant to the Issuer Organizational Documents, and provided further that the Issuer shall not accept any capital contributions from the Parent after the Closing Date except for contributions of funds deposited into the Capital Account, which may be used only as provided in Section 3.1(i).

(g) Except as otherwise provided in the Issuer Organizational Documents, the Issuer shall not engage in any business or activity other than purchasing and holding the Purchased Assets and the license granted by the Residual License Agreement, pledging the Collateral, collecting the Royalty Payments and the Replacement Royalty Payments, if any, issuing the Notes, exercising its rights under the Residual License Agreement and remaining a party to the Transaction Documents and Principal Documents.

(h) The Issuer shall not, directly or indirectly, enter into, renew or extend any transaction (including the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of the Issuer, except for the Transaction Documents and Principal Documents as in effect on the Closing Date.

(i) The Issuer shall not take any action to become subject to a Voluntary Bankruptcy or an Involuntary Bankruptcy. The Issuer shall provide promptly the Trustee with written notice of the institution of any proceeding by or against the Issuer seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property. The Issuer shall not, without an affirmative written resolution adopted by all of the Members, take any action to waive, repeal, amend, vary, supplement or otherwise modify any provision of any of the Issuer Organizational Documents that requires unanimous written consent of the Members. The Issuer shall comply with, and cause compliance with, the Issuer Organizational Documents.

(j) The Issuer shall not take any action to waive, repeal, amend, vary, supplement or otherwise modify the Issuer Organizational Documents in a manner that would adversely affect (x) the rights, remedies, privileges or preferences of any Noteholder or (y) the Collateral, any other Purchased Assets or the Issuer Pledged Collateral.

(k) The Issuer shall duly and punctually pay the principal, Premium, if any, and interest on the Notes in accordance with the terms of this Indenture and the Notes; provided, that the Issuer shall be in compliance with this covenant with respect to any Payment Date (other than the Final Legal Maturity Date or any Redemption Date subject to 3.11(b)) if any such interest in excess of the portion of the Available Collections Amount available to pay such interest on the relevant Payment Date and funds in the Interest Reserve Account and the Capital Account are paid in full not later than the immediately succeeding Payment Date (together with Additional Interest thereon).

(l) The Issuer shall not employ any employees other than as required by any provisions of local law; provided, that the Members, the Manager and Service Providers shall not be deemed to be employees for purposes of this Section 5.2(l).

(m) During any period in which the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, the Issuer shall make available to any Noteholder or Beneficial Holder in connection with any sale of any or all of its Notes and any prospective purchaser of such Notes from such Noteholder or Beneficial Holder the information required by Rule 144A(d)(4) under the Securities Act.

(n) The Issuer shall not assign, amend, modify, supplement or restate any Principal Document, breach any of the provisions of any Principal Document, enter into any new agreement in respect of the Purchased Assets or the Subject Products (in respect of the Territory in the Field) or exercise or waive any right or option, fail to exercise any right or option or grant any consent in respect of the Purchased Assets, the Subject Products (in respect of the Territory in the Field) or the Principal Documents in any manner that would, in each case, materially adversely affect the Issuer, the Issuer’s rights under the Purchase and Sale Agreement or the Residual License Agreement or the rights and interests of the Trustee and the Noteholders with respect thereto or conflict with or cause an event of default under, or breach of, this Indenture, any other Transaction Document or any Principal Document; provided, however, that the Issuer shall not be required to take any action unless the Issuer has determined in good faith that such action is not illegal or unlawful and will not subject the Issuer to any risk of personal liability from any third party unless such liability is a result of the Issuer’s gross negligence or willful misconduct (except that the foregoing shall not relieve the Issuer from any breach of its obligations under this Indenture).

(o) The Issuer shall not terminate (or consent to any termination of) any Principal Document in whole or in part.

(p) The Issuer shall at all times enforce its rights and remedies under the Purchase and Sale Agreement, the Residual License Agreement, the Servicing Agreement and the Inspire License Agreement in a timely and commercially reasonable manner; provided, that, following the occurrence and continuation of an Event of Default, the Issuer shall give notice to the Trustee on behalf of the Noteholders of any contemplated enforcement of such rights and remedies and will follow any commercially reasonable direction of the Trustee at the Direction of Noteholders of a majority of the Outstanding Principal Balance of the Notes.

(q) The Issuer shall maintain its existence separate and distinct from any other Person in all material respects, including taking the following actions, as appropriate:

(i) maintaining in full effect its existence, rights and franchises as a Delaware limited liability company and obtaining and preserving its qualification to do business in each jurisdiction in which such qualification is or will be necessary to protect the validity and enforceability of this Indenture and each other instrument or agreement necessary or appropriate to properly administer this Indenture and permit and effectuate the transactions contemplated hereby and thereby;

(ii) maintaining its own deposit accounts, separate from those of the Parent, any of its directors or officers and their respective Affiliates;

(iii) conducting no material transactions between the Issuer and any of its Affiliates, other than entering into and performing the Transaction Documents to which it is party;

(iv) allocating fairly and reasonably the cost of any shared overhead expenses, including office space, with the Parent, any of its directors or officers or any of their respective Affiliates;

(v) conducting its affairs separately from those of the Parent, any of its directors or officers or any of their respective Affiliates and maintaining accurate and separate books, records and accounts and financial statements, including in connection with the purchase of the Purchased Assets from the Parent; it being agreed that performance under the Transaction Documents will not result in the Issuer’s contravening this Section 5.2(q)(v);

(vi) acting solely in its own name and not that of any other Person, including the Parent, any of its directors or officers or any of their respective Affiliates, and at all times using its own stationery, invoices and checks separate from those of the Parent, any of its directors or officers or any of their respective Affiliates;

(vii) not holding itself out as having agreed to pay or guarantee, or as otherwise being liable for, the obligations of the Parent, any of its directors or officers or any of their respective Affiliates;

(viii) insuring that any financial reports prepared by the Issuer disclose the effects of the sale of the Purchased Assets from the Parent and any of its Affiliates in compliance with GAAP;

(ix) maintaining all of its assets in its own name and not commingling its assets with those of any other Person except as required under the Transaction Documents;

(x) paying its own operating expenses and other liabilities out of its own funds;

(xi) paying (or causing to be paid) all of its Taxes owed by it except to the extent being challenged in good faith;

(xii) observing all formalities required by the Issuer Organizational Documents;

(xiii) maintaining adequate capital for the normal obligations reasonably foreseeable in light of its contemplated business operations;

(xiv) not acquiring obligations of the Parent, any of its directors or officers or any of their respective Affiliates except as required under the Transaction Documents;

(xv) holding itself out to the public as a legal entity separate and distinct from any other Person, including the Parent or any Affiliate of the Parent;

(xvi) correcting any known misunderstanding regarding its separate identity;

(xvii) not forming, acquiring or holding any subsidiaries; and

(xviii) not sharing any common logo with or identifying itself as a department or division of the Parent, any of its directors or officers or any of their respective Affiliates.

(r) The Issuer will not enter into any agreement prohibiting the ability of the Trustee or any Noteholder to amend or otherwise modify any Transaction Document; provided, that the foregoing prohibition shall not apply to restrictions contained in any Transaction Document.

(s) The Issuer will not change, amend or alter its exact legal name at any time except following 30 days’ notice given by the Issuer to the Trustee.

(t) The Issuer will not assign or pledge, so long as the assignment hereunder shall remain in effect and has not been terminated pursuant to Section 11.1, any of its right, title or interest in the Collateral hereby assigned to anyone other than the Trustee.

(u) The Issuer agrees that, at any time and from time to time, at the Issuer’s expense and upon the Trustee’s written request, the Issuer will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents, and take all further action, that may be necessary in the reasonable discretion of the Trustee, in order to perfect the security interest in the Collateral and to carry out the provisions of this Indenture or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral. The Issuer also agrees that, at any time and from time to time, at the Issuer’s expense, the Issuer will file (or cause to be filed) such UCC continuation statements and such other instruments or notices as may be necessary, including UCC financing statements or amendments thereto, that the Trustee may reasonably request in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Trustee hereby. With respect to the foregoing and the grant of the security interest hereunder, the Issuer hereby authorizes the Trustee to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Issuer where permitted by Applicable Law. The Issuer agrees that a carbon, photographic or other reproduction of any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by Applicable Law.

(v) The Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency of the Trustee, Registrar and Paying Agent where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer, exchange or purchase and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. Each of the Corporate Trust Office and each office or agency of the Trustee in the Borough of Manhattan, The City of New York shall initially be one such office or agency for all of the aforesaid purposes. The Issuer shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.5. The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.

(w) The Issuer shall maintain its status as an entity that is disregarded as separate from the Parent for U.S. federal income tax purposes.

Section 5.3 Reports and Other Deliverables by the Issuer.

(a) The Issuer shall furnish to the Trustee, within 120 days after the end of each fiscal year commencing with the fiscal year ending December 31, 2008, a certificate from a Responsible Officer of the Issuer as to his or her knowledge of the Issuer’s compliance with all of its obligations under this Indenture (it being understood that, for purposes of this Section 5.3, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture but shall reflect any interest paid on the Original Class A Notes by the next succeeding Payment Date as contemplated by the proviso to Section 5.2(k) as have been timely paid).

(b) The Issuer shall deliver written notice to the Trustee of the occurrence of (i) any Default or Event of Default under this Indenture and (ii) any of the events described in Section 6.3(d) of the Purchase and Sale Agreement promptly and in any event within five Business Days of a Responsible Officer or manager having actual knowledge of such Default, Event of Default, event or situation.

(c) The Issuer shall promptly (and in any event within five Business Days of receipt thereof) provide to the Servicer and the Trustee copies of all materials that the Issuer receives from the Parent pursuant to Section 6.3 of the Purchase and Sale Agreement or otherwise in respect of the Principal Documents.

(d) Within 120 days after the beginning of each fiscal year commencing with the fiscal year beginning January 1, 2009, the Issuer shall furnish to the Trustee an opinion of its legal counsel, which opinion shall state whether there are any actions to be taken, including any financing statements to be filed in any office, within the period of 12 full consecutive calendar months following the date of such opinion in order to continue the perfection of the security interests granted under the Transaction Documents or to continue the effectiveness of any financing statements filed in connection with the Principal Documents as of the date hereof.

ARTICLE VI
THE TRUSTEE

Section 6.1 Acceptance of Trusts and Duties. Except during the continuance of an Event of Default, the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; provided, that, to the extent those duties are qualified, limited or otherwise affected by the provisions of any other Transaction Document, the Trustee shall be required to perform those duties only as so qualified, limited or otherwise affected. The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act (as if the Trust Indenture Act applied to this Indenture) and as set forth herein. The Trustee accepts the trusts hereby created and applicable to it and agrees to perform the same but only upon the terms of this Indenture and the Trust Indenture Act (as if the Trust Indenture Act applied to this Indenture) and agrees to receive and disburse all moneys received by it in accordance with the terms hereof. The Trustee in its individual capacity shall not be answerable or accountable under any circumstances except for its own willful misconduct or negligence or breach of any of its representations or warranties set forth herein, and the Trustee shall not be liable for any action or inaction of the Issuer or any other parties to any of the Transaction Documents. Any amounts received by or due to the Trustee under this Indenture, including the fees, out-of-pocket expenses and indemnities of the Trustee, shall be Expenses of the Issuer.

The Issuer does hereby constitute and appoint the Trustee the true and lawful attorney of the Issuer, irrevocably, granted for good and valuable consideration and coupled with an interest and with full power of substitution, and with full power (in the name of the Issuer or otherwise), to ask, require, demand, receive, compound and give acquittance for any and all monies and claims for monies (in each case including insurance and requisition proceeds) due and to become due under or arising out of any Transaction Document and all other property that now or hereafter constitutes part of the Indenture Estate, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings that the Trustee may deem to be necessary or advisable in the premises; provided, that the Trustee shall not exercise any such rights except upon the occurrence and during the continuance of an Event of Default hereunder in accordance with Section 4.3.

Section 6.2 Copies of Documents and Other Notices.

(a) The Trustee, upon written request, shall furnish to each requesting Noteholder or Beneficial Holder included on the Approved Holder List and the Servicer, promptly upon receipt thereof, duplicates or copies of all reports, Notices, requests, demands, certificates, financial statements and other instruments furnished thereafter to the Trustee under or in connection with this Indenture.

(b) The Trustee shall furnish to Noteholders and Beneficial Holders included on the Approved Holder List and the Servicer promptly after receipt thereof any reports or notices received from any of the Issuer, the Parent, Inspire or Pfizer, including (i) the report of any audit contemplated by Section 4.1(b) or 4.1(c) of the Servicing Agreement and (ii) notice of any dispute between the Parent and any other party to any of the Principal Documents in respect of any Principal Document as contemplated by Section 6.1(h) of the Purchase and Sale Agreement.

Section 6.3 Representations and Warranties. The Trustee does not make and shall not be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Indenture, the Notes or any other document or instrument or as to the correctness of any statement contained in any thereof, except that the Trustee in its individual capacity hereby represents and warrants as follows:

(a) The Trustee is a national banking association and is validly existing and in good standing under the laws of the United States, and is duly authorized and licensed under applicable law to conduct its business as presently conducted.

(b) The Trustee has all requisite right, power and authority to execute and deliver this Indenture and its related documents and to perform all of its duties as Trustee hereunder and thereunder.

(c) The execution and delivery by the Trustee of this Indenture and the other Transaction Documents to which it is a party, and the performance by the Trustee of its duties hereunder and thereunder, have been duly authorized by all necessary corporate proceedings, and no further approvals or filings, including any governmental approvals, are required for the valid execution and delivery by the Trustee, or the performance by the Trustee, of this Indenture and such other Transaction Documents to which it is a party.

(d) The execution, delivery and performance by the Trustee of this Indenture and the other Transaction Documents to which it is a party (i) to the best of the Trustee’s knowledge and without independent inquiry or investigation into the facts thereto, do not violate any provision of any Applicable Law and (ii) do not violate any provision of its corporate charter or by-laws.

(e) The execution, delivery and performance by the Trustee of this Indenture and the other Transaction Documents to which it is a party, to the best of the Trustee’s knowledge and without independent inquiry or investigation into the facts thereto, do not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any action in respect of, any Governmental Authority.

(f) The Trustee has duly executed and delivered this Indenture and each other Transaction Document to which it is a party, and each of this Indenture and each such other Transaction Document constitutes the legal, valid and binding obligation of the Trustee in accordance with its terms, except as (i) such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

Section 6.4 Reliance; Agents; Advice of Counsel. The Trustee shall incur no liability to anyone acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Trustee may accept a copy of a resolution of, in the case of the Issuer, the Manager and, in the case of any other party to any Transaction Document, the governing body of such Person, certified in an accompanying Officer’s Certificate as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Trustee shall be entitled to receive and may for all purposes hereof conclusively rely on a certificate, signed by an officer of any duly authorized Person, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. To the extent not otherwise specifically provided herein, the Trustee shall assume, and shall be fully protected in assuming, that the Issuer is authorized by its constitutional documents to enter into this Indenture and to take all action permitted to be taken by it pursuant to the provisions hereof and shall not be required to inquire into the authorization of the Issuer with respect thereto. To the extent not otherwise specifically provided herein, the Trustee shall furnish to the Servicer upon written request such information and copies of such documents as the Trustee may have and as are necessary for the Servicer to perform its duties under Article II and Article III or otherwise.

The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the Direction of the Noteholders in accordance with Section 4.11 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust, right or power conferred upon the Trustee, under any Transaction Document.

The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder or under any other Transaction Document either directly or by or through agents or attorneys or a custodian or nominee, and the Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

The Trustee may consult with counsel as to any matter relating to this Indenture or any other Transaction Document and any Opinion of Counsel or any advice of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.

The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or any other Transaction Document, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or Direction of any of the Noteholders, pursuant to the provisions of this Indenture or any other Transaction Document, unless such Noteholders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby.

The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or under any other Transaction Document, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Indenture or any other Transaction Document shall in any event require the Trustee to perform, or be responsible or liable for the manner of performance of, any obligations of the Issuer or the Servicer under this Indenture or any of the other Transaction Documents.

The Trustee shall not be liable for any Losses or Taxes (except for Taxes relating to any compensation, fees or commissions of any entity acting in its capacity as Trustee hereunder) or in connection with the selection of Eligible Investments or for any investment losses resulting from Eligible Investments.

When the Trustee incurs expenses or renders services in connection with an Acceleration Default, such expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditors’ rights generally.

The Trustee shall not be charged with knowledge of an Event of Default unless a Responsible Officer of the Trustee obtains actual knowledge of such event or has received written notice of such event at its Corporate Trust Office from the Issuer, the Servicer or Noteholders of not less than 10% of the Outstanding Principal Balance of the Notes.

The Trustee shall have no duty to monitor the performance of the Issuer, the Servicer or any other party to the Transaction Documents, nor shall it have any liability in connection with the malfeasance or nonfeasance by such parties.

Whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder or under any other Transaction Document, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by a certificate signed by a Responsible Officer of the Issuer and delivered to the Trustee, and such certificate, in the absence of gross negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture or any other Transaction Document upon the faith thereof.

Except as provided expressly hereunder, the Trustee shall have no obligation to invest and reinvest any cash held in the Accounts in the absence of timely and specific written investment direction by or on behalf of the Issuer. In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon. The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Issuer to provide timely written investment direction.

When the Trustee incurs expenses after the occurrence of a Default specified in Section 4.1 with respect to the Issuer, if the surviving entity has failed to honor such obligation, the expenses are intended to constitute expenses of administration under any insolvency law or under the Bankruptcy Code.

Section 6.5 Not Acting in Individual Capacity. The Trustee acts hereunder solely as trustee unless otherwise expressly provided, and all Persons, other than the Noteholders to the extent expressly provided in this Indenture, having any claim against the Trustee by reason of the transactions contemplated hereby shall look, subject to the lien and priorities of payment as provided herein or in any other Transaction Document, only to the property of the Issuer for payment or satisfaction thereof.

Section 6.6 Compensation of Trustee. The Trustee agrees that it shall have no right against the Noteholders or, except as provided in Section 3.7(a), the property of the Issuer, for any fee as compensation for its services hereunder. The Issuer shall pay to the Trustee from time to time such compensation as has been agreed between the two parties on or prior to the date hereof. The compensation shall be paid to the Trustee as provided in Section 3.5(a) and Section 3.7(a).

Section 6.7 Notice of Defaults. As promptly as practicable after, and in any event within 30 days after, the occurrence of any Default hereunder, the Trustee shall transmit by mail to the Issuer, the Servicer and the Noteholders of the related class, in accordance with Section 313(c) of the Trust Indenture Act (as if the Trust Indenture Act applied to this Indenture), notice of such Default hereunder actually known to a Responsible Officer of the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default on the payment of the interest, principal or Premium, if any, on any Note, the Trustee shall be fully protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Noteholders of the related class.

Section 6.8 May Hold Notes. The Trustee, any Paying Agent, the Registrar or any of their Affiliates or any other agent in their respective individual or any other capacity may become the owner or pledgee of the Notes and, subject to Sections 310(b) and 311 of the Trust Indenture Act (as if the Trust Indenture Act applied to this Indenture), may otherwise deal with the Issuer with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or such other agent.

Section 6.9 Corporate Trustee Required; Eligibility. There shall at all times be a Trustee that shall be eligible to act as a trustee under Section 310(a) of the Trust Indenture Act (as if the Trust Indenture Act applied to this Indenture) and shall meet the Eligibility Requirements. If such corporation publishes reports of conditions at least annually, pursuant to law or to the requirements of any federal, state, foreign, territorial or District of Columbia supervising or examining authority, then, for the purposes of this Section 6.9, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published.

In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.9 to act as Trustee, the Trustee shall resign immediately as Trustee in the manner and with the effect specified in Section 7.1.

Section 6.10 Reports by the Trustee. Within 60 days after May 15 of each year commencing with the first full calendar year following the issuance of any class of Notes, the Trustee shall, if required by Section 313(a) of the Trust Indenture Act (as if the Trust Indenture Act applied to this Indenture), transmit to the Noteholders of each class, as provided in Section 313(c) of the Trust Indenture Act (as if the Trust Indenture Act applied to this Indenture), a brief report describing, among other things, any changes in eligibility and qualifications of the Trustee and of any Class B Issuance.

Section 6.11 Calculation Agent. The Trustee shall act as the Calculation Agent hereunder. Subject to the approval of the Issuer and Noteholders of a majority of the Outstanding Principal Balance of the Notes, another Person may become the Calculation Agent on such terms as shall be approved by them. To the extent not otherwise specifically provided herein, the Trustee shall furnish to the Calculation Agent, and the Calculation Agent shall furnish to the Trustee, upon written request such information and copies of such documents as the Trustee or the Calculation Agent may have and as are necessary for the Calculation Agent and the Trustee to perform their respective duties under Article III or otherwise.

Section 6.12 Pledge and Security Agreement and Other Transaction Documents. The Trustee shall enter into the Pledge and Security Agreement with the Parent on the Closing Date and shall hold the collateral pledged thereunder as part of the Collateral and the Indenture Estate for purposes of this Indenture. The provisions of this Article VI shall apply to the Trustee’s exercise of rights and remedies under the Pledge and Security Agreement, mutatis mutandis. In addition, the Trustee shall enter into such other Transaction Documents on the Closing Date to which it is party.

Section 6.13 Custody of the Collateral. The Trustee shall hold such of the Indenture Estate as consists of instruments, deposit accounts, negotiable documents, money, goods, letters of credit and advices of credit in the State of New York. The Trustee shall hold such of the Indenture Estate as constitutes investment property through a securities intermediary, which securities intermediary shall agree with the Trustee that (a) such investment property shall at all times be credited to a securities account of the Trustee, (b) such securities intermediary shall treat the Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (c) all property credited to such securities account shall be treated as a financial asset, (d) such securities intermediary shall comply with entitlement orders originated by the Trustee without the further consent of any other Person, (e) such securities intermediary will not agree with any Person other than the Trustee to comply with entitlement orders originated by such other Person, (f) such securities account and the property credited thereto shall not be subject to any lien, security interest or right of set-off in favor of such securities intermediary or anyone claiming through it (other than the Trustee) and (g) such agreement shall be governed by the laws of the State of New York. Except as permitted by this Section 6.13 or as otherwise permitted by any Transaction Document, the Trustee shall not hold any part of the Indenture Estate through an agent or a nominee.

Section 6.14 Preservation and Disclosure of Noteholder Lists. The Registrar shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Noteholders received by it, including the Approved Holder List. At any time when a default or an Event of Default has occurred and is continuing, in case either (a) three or more Noteholders that have executed and delivered to the Registrar a Confidentiality Agreement or (b) one or more Noteholders of at least 25% of the Outstanding Principal Balance of the Senior Class of Notes that have executed and delivered to the Registrar a Confidentiality Agreement (in each case, “Applicants”) apply in writing to the Registrar and furnish to the Registrar reasonable proof that each such Applicant has owned a Note for a period of at least three months preceding the date of such application, and such application states that the Applicants desire to communicate with other Noteholders with respect to their rights under this Indenture or under the Notes and such application is accompanied by a copy of the form of proxy or other communication that such Applicants propose to transmit, then the Registrar shall, within five Business Days after the receipt of such application, inform such Applicants as to the approximate number of Noteholders whose names and addresses appear in such information and as to the approximate cost of mailing to such Noteholders the form of proxy or other communication, if any, specified in such application. The Registrar shall, upon the written request of such Applicants, mail to each Noteholder whose name and address appears in such information a copy of the form of proxy or other communication that is specified in such request, with reasonable promptness after a tender to the Registrar of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing. Each and every Noteholder, by receiving and holding the same, agrees with the Issuer and the Registrar that neither the Registrar nor any agent of the Issuer or the Registrar shall be held accountable by reason of mailing any material pursuant to a request made under this Section 6.14.

Section 6.15 Audit Rights. At the Direction of Noteholders of at least 25% of the Outstanding Principal Balance of the Senior Class of Notes, but subject to limitations on frequency and scope as set forth in the Inspire License Agreement, the Senior Trustee shall instruct the Servicer on behalf of the Issuer to exercise its rights (if currently exercisable) pursuant to Section 5.7 of the Inspire License Agreement to have the books and records of Inspire audited by a certified public accountant or other Person permitted by the Inspire License Agreement.

Section 6.16 Compliance with Applicable Anti-Terrorism and Anti-Money Laundering Regulations. In order to comply with Applicable Laws in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, the Trustee is required to obtain, verify and record certain information relating to Persons that maintain a business relationship with the Trustee. Accordingly, the Issuer agrees to provide to the Trustee upon its request from time to time such identifying information and documentation as may be available for the Issuer in order to enable the Trustee to comply with such Applicable Laws.

Section 6.17 Jurisdiction of Trustee. Each of the Issuer and the Trustee agrees that the State of New York shall be the Trustee’s jurisdiction for purposes of Sections 8-110, 9-304 and 9-305 of the UCC.

ARTICLE VII
SUCCESSOR TRUSTEES

Section 7.1 Resignation and Removal of Trustee. The Trustee may resign as to all or any of the classes of Notes at any time without cause by giving at least 30 days’ prior written notice to the Issuer, the Servicer and the Noteholders. Noteholders of a majority of the Outstanding Principal Balance of any class of Notes may at any time remove the Trustee as to such class without cause, with the consent of the Issuer (such consent not to be unreasonably withheld) if no Event of Default shall have occurred and be continuing, by an instrument in writing delivered to the Issuer, the Servicer and the Trustee being removed. In addition, the Issuer may remove the Trustee as to any class of Notes if (a) such Trustee fails to comply with Section 310 of the Trust Indenture Act (as if the Trust Indenture Act applied to this Indenture) after written request therefor by the Issuer or the Noteholders of the related class who have been bona fide Noteholders for at least six months, (b) such Trustee fails to comply with Section 7.2(d) or any other provision hereof, (c) such Trustee is adjudged a bankrupt or an insolvent, (d) a receiver or public officer takes charge of such Trustee or its property or (e) such Trustee becomes incapable of acting. References to the Trustee in this Indenture include any successor Trustee as to all or any of the classes of Notes appointed in accordance with this Article VII. Any resignation or removal of the Trustee pursuant to this Section 7.1 shall not be effective until a successor Trustee shall have been duly appointed and vested as Trustee pursuant to Section 7.2.

Section 7.2 Appointment of Successor.

(a) In the case of the resignation or removal of the Trustee as to any class of Notes under Section 7.1, the Issuer shall promptly appoint a successor Trustee as to such class; provided, that the Noteholders of a majority of the Outstanding Principal Balance of such class of Notes may appoint, within one year after such resignation or removal, a successor Trustee as to such class that may be other than the successor Trustee appointed by the Issuer, and such successor Trustee appointed by the Issuer shall be superseded by the successor Trustee so appointed by the Noteholders. If a successor Trustee as to any class of Notes shall not have been appointed and accepted its appointment hereunder within 60 days after the Trustee gives notice of resignation as to such class, the retiring Trustee, the Issuer, the Servicer or a majority of the Outstanding Principal Balance of such class of Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee as to such class. Any successor Trustee so appointed by such court shall immediately and without further act be superseded by any successor Trustee appointed as provided in the first sentence of this paragraph within one year from the date of the appointment by such court.

(b) Any successor Trustee as to any class of Notes, however appointed, shall execute and deliver to the Issuer, the Servicer and the predecessor Trustee as to such class an instrument accepting such appointment, and thereupon such successor Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of such predecessor Trustee hereunder in the trusts hereunder applicable to it with like effect as if originally named the Trustee as to such class herein; provided, that, upon the written request of such successor Trustee, such predecessor Trustee shall, upon payment of all amounts due and owing to it, execute and deliver an instrument transferring to such successor Trustee, upon the trusts herein expressed applicable to it, all the estates, properties, rights, powers and trusts of such predecessor Trustee, and such predecessor Trustee shall duly assign, transfer, deliver and pay over to such successor Trustee all moneys or other property then held by such predecessor Trustee hereunder solely for the benefit of such class of Notes.

(c) If a successor Trustee is appointed with respect to one or more (but not all) classes of the Notes, the Issuer, the predecessor Trustee and each successor Trustee with respect to each class of Notes shall execute and deliver an indenture supplemental hereto that shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the classes of Notes as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the Notes hereunder by more than one Trustee.

(d) Each Trustee shall be an Eligible Institution and shall meet the Eligibility Requirements, if there be such an institution willing, able and legally qualified to perform the duties of a Trustee hereunder.

(e) Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person to which all or substantially all of the corporate trust business of the Trustee (including the administration of the trust created by this Indenture) may be transferred, shall, subject to the terms of Section 7.2(c), be the Trustee under this Indenture without the execution or filing of any paper with any party hereto or any further act on the part of any party hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

ARTICLE VIII
INDEMNITY

Section 8.1 Indemnity. The Issuer shall indemnify and defend the Trustee (and its officers, directors, managers, employees and agents) for, and hold it harmless from and against, and reimburse the Trustee for, any loss, liability or expense incurred by it without bad faith, gross negligence or willful misconduct on its part in connection with the acceptance or administration of this Indenture and its performance of its duties under this Indenture and the Notes or any other Transaction Document to which the Trustee is party, including the reasonable costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties, and hold it harmless against any loss, liability or reasonable expense incurred without bad faith, gross negligence or willful misconduct on its part, arising out of or in connection with actions taken or omitted to be taken in reliance on any Officer’s Certificate furnished hereunder, or the failure to furnish any such Officer’s Certificate required to be furnished hereunder. The Trustee shall notify the Issuer promptly of any claim asserted against the Trustee for which it may seek indemnity; provided, however, that failure to provide such notice shall not invalidate any right to indemnity hereunder. The Issuer shall defend any such claim and the Trustee shall cooperate in the defense thereof. The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of one separate outside counsel for the Trustee, in which case the Issuer does not have to defend such claim. The Issuer need not pay for any settlements made without its consent; provided, that such consent shall not be unreasonably withheld or delayed. The Issuer need not reimburse any expense or provide any indemnity against any loss, liability or expense incurred by the Trustee through bad faith, gross negligence or willful misconduct.

Section 8.2 Noteholders’ Indemnity. The Trustee shall be entitled, subject to such Trustee’s duty during a Default to act with the standard of care required under this Indenture, to be indemnified by the Noteholders of any class of Notes before proceeding to exercise any right or power under this Indenture or any other Transaction Document at the request or Direction of such Noteholders.

Section 8.3 Survival. The provisions of Section 8.1 and Section 8.2 shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee.

ARTICLE IX
MODIFICATION

Section 9.1 Modification with Consent of Noteholders. With the consent of Noteholders of a majority of the Outstanding Principal Balance of the Notes (voting or acting as a single class), the Trustee may amend or modify this Indenture, the Notes, the Pledge and Security Agreement, the Purchase and Sale Agreement, the Bill of Sale, the Residual License Agreement or the Servicing Agreement to the extent the Trustee is a party or to consent to the amendment or modification of the Pledge and Security Agreement, the Purchase and Sale Agreement, the Bill of Sale, the Residual License Agreement or the Servicing Agreement (or the waiver of any provision thereof). However, no such amendment, modification, consent or waiver may, without the consent of Noteholders of 100% of the Outstanding Principal Balance of the class of Notes affected thereby:

(a) reduce the percentage of Noteholders of any such class of Notes required to take or approve any action hereunder or thereunder;

(b) reduce the amount or change the time of payment of any amount owing or payable with respect to any such class of Notes or change the rate of interest or change the manner of calculation of interest payable with respect to any such class of Notes;

(c) alter or modify in any respect the provisions of this Indenture with respect to the Collateral or the Issuer Pledged Collateral for the Notes, the provisions of the Pledge and Security Agreement with respect to the Issuer Pledged Collateral for the Notes or the manner of payment or the order of priorities in which payments or distributions hereunder will be made as between the Noteholders of such Notes and the Issuer or as among the Noteholders; or

(d) consent to any assignment of the Issuer’s rights to a party other than the Trustee for the benefit of the Noteholders;

provided, that the Noteholders of a majority of the Outstanding Principal Balance of the Senior Class of Notes, by written notice to the Trustee, may waive any Default or Event of Default pursuant to Section 4.5.

It shall not be necessary for the consent of the Noteholders under this Section 9.1 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. Any such modification approved by the required Noteholders of any class of Notes will be binding on the Noteholders of the relevant class of Notes and each party to this Indenture.

After an amendment under this Section 9.1 becomes effective, the Issuer or, at the direction of the Issuer, the Trustee shall mail to the Noteholders a notice briefly describing such amendment. Any failure of the Issuer or the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

After an amendment under this Section 9.1 becomes effective, it shall bind every Noteholder, whether or not notation thereof is made on any Note held by such Noteholder.

Section 9.2 Modification Without Consent of Noteholders. The Trustee may agree, without the consent of any Noteholder, to amend or modify this Indenture, the Notes, the Pledge and Security Agreement, the Purchase and Sale Agreement, the Bill of Sale, the Residual License Agreement or the Servicing Agreement to the extent the Trustee is a party or to consent to the amendment or modification of the Pledge and Security Agreement, the Purchase and Sale Agreement, the Bill of Sale, the Residual License Agreement or the Servicing Agreement (or the waiver of any provision thereof) to:

(a) establish the terms of any Refinancing Notes or Class B Notes pursuant to Section 2.15 and Section 2.16, respectively;

(b) evidence the succession of a successor to the Trustee, the removal of the Trustee or the appointment of any separate or additional trustee or trustees and to define the rights, powers, duties and obligations conferred upon any such separate trustee or trustees or co-trustees;

(c) correct, confirm or amplify the description of any property at any time subject to the lien of this Indenture or to convey, transfer, assign, mortgage or pledge any property to or with the Trustee;

(d) cure any ambiguity in or correct or supplement any defective or inconsistent provision of this Indenture, the Notes, the Pledge and Security Agreement, the Purchase and Sale Agreement, the Bill of Sale, the Residual License Agreement or the Servicing Agreement, in any manner that will not adversely affect the interests of the Noteholders in any material respect as confirmed in an Officer’s Certificate of the Issuer;

(e) grant or confer upon the Trustee for the benefit of the Noteholders any additional rights, remedies, powers, authority or security that may be lawfully granted or conferred and that are not contrary or inconsistent with this Indenture;

(f) add to the covenants or agreements to be observed by the Issuer, which are not contrary to this Indenture, or to add Events of Default for the benefit of the Noteholders;

(g) comply with the requirements of the SEC or any regulatory body or any Applicable Law; or

(h) effect any indenture supplemental hereto or any other amendment, modification, supplement, waiver or consent with respect to this Indenture, the Notes, the Pledge and Security Agreement, the Purchase and Sale Agreement, the Bill of Sale, the Residual License Agreement or the Servicing Agreement; provided, that such indenture supplemental hereto, amendment, modification, supplement, waiver or consent will not adversely affect the interests of the Noteholders in any material respect as confirmed in an Officer’s Certificate of the Issuer.

After an amendment under this Section 9.2 becomes effective, the Issuer or, at the direction of the Issuer, the Trustee shall mail to the Noteholders a notice briefly describing such amendment. Any failure of the Issuer or the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

After an amendment under this Section 9.2 becomes effective, it shall bind every Noteholder, whether or not notation thereof is made on any Note held by such Noteholder.

Section 9.3 Subordination; Priority of Payments. The subordination provisions contained in Article X may not be amended or modified without the consent of Noteholders of 100% of the Outstanding Principal Balance of the class of Notes affected thereby. In no event shall the provisions set forth in Section 3.7 relating to the priority of payment of Expenses be amended or modified. In no event shall the provisions of Section 3.7(b) (or this sentence of Section 9.3) be amended or modified without the prior written consent of the Parent (the Parent shall be deemed to be a third party beneficiary of this Indenture in respect of the last sentence of this Section 9.3).

Section 9.4 Execution of Amendments by Trustee. In executing, or accepting the additional trusts created by, any amendment or modification to this Indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such amendment that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.5 Conformity with Trust Indenture Act. Every indenture supplemental hereto pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect (as if the Trust Indenture Act applied to this Indenture).

ARTICLE X
SUBORDINATION

Section 10.1 Subordination of the Notes.

(a) Each of the Issuer and the Trustee (on behalf of the Noteholders) covenants and agrees, and each Noteholder, by its acceptance of a Note, covenants and agrees, that the Notes of each class will be issued subject to the provisions of this Article X. Each Noteholder, by its acceptance of a Note, further agrees that all amounts payable on any Note will, to the extent and in the manner set forth in this Article X and Section 3.7, be subordinated in right of payment to the prior payment in full of all Expenses payable to the Service Providers pursuant to this Indenture and the other Transaction Documents. Each Noteholder of a Class B Note, by its acceptance of a Class B Note, further agrees that all amounts payable on any Class B Note will, to the extent and in the manner set forth in this Article X and Section 3.7, be subordinated in right of payment to the payment in full of the Class A Notes. Any claim to payment so stated to be subordinated is referred to as a “Subordinated Claim”; each claim to payment to which another claim to payment is a Subordinated Claim is referred to as a “Senior Claim” with respect to such Subordinated Claim.

(b) If, prior to the payment in full of all Senior Claims then due and payable, the Trustee or any Noteholder of a Subordinated Claim shall have received any payment or distribution in respect of such Subordinated Claim in excess of the amount to which such Noteholder was then entitled under Section 3.7, then such payment or distribution shall be received and held in trust by such Person and paid over or delivered to the Trustee for application as provided in Section 3.7.

(c) If any Service Provider, the Trustee or any Noteholder of any Senior Claim receives any payment in respect of any Senior Claim that is subsequently invalidated, declared preferential, set aside and/or required to be repaid to a trustee, receiver or other party, then, to the extent such payment is so invalidated, declared preferential, set aside and/or required to be repaid, such Senior Claim shall be revived and continue in full force and effect and shall be entitled to the benefits of this Article X, all as if such payment had not been received.

(d) The Trustee (on its own behalf and on behalf of the Noteholders) and the Issuer each confirm that the payment priorities specified in Section 3.7 shall apply in all circumstances.

(e) Each Noteholder, by its acceptance of a Note, authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article X, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Issuer (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise), any actions tending towards liquidation of the property and assets of the Issuer or the filing of a claim for the unpaid balance of its Notes in the form required in those proceedings.

(f) If payment on the Notes is accelerated as a result of an Event of Default, the Issuer shall promptly notify the holders of the Senior Claims of such acceleration.

(g) After all Senior Claims are paid in full and until the Subordinated Claims are paid in full, and to the extent that such Senior Claims shall have been paid with funds that would, but for the subordination pursuant to this Article X, have been paid to and retained by such holders of Subordinated Claims, the holders of Subordinated Claims shall be subrogated to the rights of holders of Senior Claims to receive payments applicable to Senior Claims. A payment made under this Article X to holders of Senior Claims that otherwise would have been made to the holders of Subordinated Claims is not, as between the Issuer and the holders of Subordinated Claims, a payment by the Issuer.

(h) No right of any holder of any Senior Claim to enforce the subordination of any Subordinated Claim shall be impaired by an act or failure to act by the Issuer or the Trustee or by any failure by either the Issuer or the Trustee to comply with this Indenture.

(i) Each Noteholder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Claim, whether such Senior Claim was created or acquired before or after the issuance of such Noteholder’s claim, to acquire and continue to hold such Senior Claim, and such holder of any Senior Claim shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold such Senior Claim. Each holder of a Subordinated Claim agrees to comply with the provisions of Article IV.

ARTICLE XI
DISCHARGE OF INDENTURE

Section 11.1 Discharge of Indenture.

(a) When (i) all outstanding Secured Obligations have been satisfied and the Issuer delivers to the Trustee all Outstanding Notes (other than Notes replaced pursuant to Section 2.8) for cancellation or (ii) all Outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of an Optional Redemption pursuant to Section 3.10(b) or any other Redemption pursuant to Section 3.10(c), in each case that is subject to Section 3.11(c), and the Issuer irrevocably deposits in the Redemption Account funds sufficient to pay all remaining Expenses accrued and payable through such date and to pay all principal and interest and premium (if any) on outstanding Notes at maturity or upon redemption all Outstanding Notes, including interest and any Premium thereon to maturity or the Redemption Date (other than Notes replaced pursuant to Section 2.8), and if in either case the Issuer pays all other sums payable hereunder by the Issuer, then this Indenture shall, subject to Section 11.1(b), cease to be of further effect and the security interest granted to the Trustee hereunder in the Collateral and the Indenture Estate shall terminate. The Trustee shall acknowledge satisfaction and discharge of this Indenture, and file all UCC termination statements and similar documents prepared by the Issuer, on demand of the Issuer accompanied by an Officer’s Certificate and an Opinion of Counsel, at the cost and expense of the Issuer, to the effect that any conditions precedent to a discharge of this Indenture have been met.

(b) Notwithstanding Section 11.1(a), the Issuer’s obligations in Section 8.1 and the Trustee’s obligations in Section 12.13 shall survive the satisfaction and discharge of this Indenture.

ARTICLE XII
MISCELLANEOUS

Section 12.1 Right of Trustee to Perform. If the Issuer for any reason fails to observe or punctually to perform any of its obligations to the Trustee, whether under this Indenture, under any of the other Transaction Documents or otherwise, the Trustee shall have the power (but shall have no obligation), on behalf of or in the name of the Issuer or otherwise, to perform such obligations or cause performance of such obligations and to take any steps that the Trustee may, in its absolute discretion, consider appropriate with a view to remedying, or mitigating the consequences of, such failure by the Issuer, in which case the reasonable expenses of the Trustee, including the fees and expenses of its counsel, incurred in connection therewith shall be payable by the Issuer under Section 8.1; provided, that no exercise or failure to exercise this power by the Trustee shall in any way prejudice the Trustee’s other rights under this Indenture or any of the other Transaction Documents.

Section 12.2 Waiver. Any waiver by any party of any provision of this Indenture or any right, remedy or option hereunder shall only prevent and estop such party from thereafter enforcing such provision, right, remedy or option if such waiver is given in writing and only as to the specific instance and for the specific purpose for which such waiver was given. The failure or refusal of any party hereto to insist in any one or more instances, or in a course of dealing, upon the strict performance of any of the terms or provisions of this Indenture by any party hereto or the partial exercise of any right, remedy or option hereunder shall not be construed as a waiver or relinquishment of any such term or provision, but the same shall continue in full force and effect. No failure on the part of the Trustee to exercise, and no delay on its part in exercising, any right or remedy under this Indenture will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Indenture are cumulative and not exclusive of any rights or remedies provided by law.

Section 12.3 Severability. In the event that any provision of this Indenture or the application thereof to any party hereto or to any circumstance or in any jurisdiction governing this Indenture shall, to any extent, be invalid or unenforceable under any applicable statute, regulation or rule of law, then such provision shall be deemed inoperative to the extent that it is invalid or unenforceable, and the remainder of this Indenture, and the application of any such invalid or unenforceable provision to the parties, jurisdictions or circumstances other than to whom or to which it is held invalid or unenforceable, shall not be affected thereby nor shall the same affect the validity or enforceability of this Indenture. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by the Trustee hereunder is unavailable or unenforceable shall not affect in any way the ability of the Trustee to pursue any other remedy available to it.

Section 12.4 Restrictions on Exercise of Certain Rights. The Trustee and, during the continuance of a payment Default with respect to the Senior Class of Notes, the Senior Trustee, except as otherwise provided in Section 4.4, may sue for recovery or take any other steps for the purpose of recovering any of the obligations hereunder or any other debts or liabilities whatsoever owing to it by the Issuer. Each of the Noteholders shall at all times be deemed to have agreed by virtue of the acceptance of the Notes that only the Trustee and, during the continuance of a payment Default with respect to the Senior Class of Notes, the Senior Trustee, except as provided in Section 4.4, may take any steps for the purpose of procuring the appointment of an administrative receiver, examiner, receiver or similar officer or the making of an administration order or for instituting any bankruptcy, reorganization, arrangement, insolvency, winding-up, liquidation, composition, examination or any like proceedings under Applicable Law.

Section 12.5 Notices. All Notices shall be in writing and shall be effective (a) upon receipt when sent through the mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (b) upon receipt when sent by an overnight courier, (c) on the date personally delivered to an authorized officer of the party to which sent, (d) on the date transmitted by legible telecopier transmission with a confirmation of receipt or (e) in the case of reports under Article III and any other report that is of a routine nature, on the date sent by first class mail or overnight courier or transmitted by legible telecopier transmission, in all cases, with a copy emailed to the recipient at the applicable address, addressed to the recipient as follows:

if to the Issuer, to:

Azithromycin Royalty Sub LLC
c/o InSite Vision Incorporated
965 Atlantic Avenue
Alameda, California 94501
Attention: Louis Drapeau
Telephone: 510-747-1241
Facsimile: 510-865-5700
Email: ldrapeau@insite.com

if to the Parent or the Servicer, to:

InSite Vision Incorporated
965 Atlantic Avenue
Alameda, California 94501
Attention: Louis Drapeau
Telephone: 510-747-1241
Facsimile: 510-865-5700
Email: ldrapeau@insite.com

if to the Trustee, the Registrar, the Paying Agent or the Calculation Agent, to:

U.S. Bank National Association
One Federal Street, 3rd Floor
Boston, Massachusetts 02110
Attention: Corporate Trust Services (Azithromycin Royalty Sub LLC)
Telephone: 617-603-6553
Facsimile: 617-603-6683

A copy of each notice given hereunder to any party hereto shall also be given to each of the other parties hereto. Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent Notices shall be sent; provided, however, in the case of Inspire or Pfizer, such notice may be given by the Servicer.

Section 12.6 Assignments. This Indenture shall be a continuing obligation of the Issuer and shall (a) be binding upon the Issuer and its successors and assigns and (b) inure to the benefit of and be enforceable by the Trustee and by its successors, transferees and assigns. The Issuer may not assign any of its obligations under this Indenture or delegate any of its duties hereunder.

Section 12.7 Application to Court. The Trustee may at any time after the service of an Acceleration Notice apply to any court of competent jurisdiction for an order that the terms of this Indenture be carried into execution under the direction of such court and for the appointment of a Receiver of the Collateral or any part thereof and for any other order in relation to the administration of this Indenture as the Trustee shall deem fit, and it may assent to or approve any application to any court of competent jurisdiction made at the instigation of any of the Noteholders and shall be indemnified by the Issuer against all costs, charges and expenses incurred by it in relation to any such application or proceedings.

Section 12.8 GOVERNING LAW. THIS INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 12.9 Jurisdiction.

(a) Each of the parties hereto agrees that the U.S. federal and State of New York courts located in the Borough of Manhattan, The City of New York shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Indenture and, for such purposes, submits to the jurisdiction of such courts. Each of the parties hereto waives any objection that it might now or hereafter have to the U.S. federal or State of New York courts located in the Borough of Manhattan, The City of New York being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Indenture and agrees not to claim that any such court is not a convenient or appropriate forum. Each of the parties hereto has irrevocably designated, appointed and empowered the respective Persons named in Exhibit C as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and its properties, assets and revenues, service of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against such party in any United States or state court arising out of or relating to this Indenture or the Notes. If for any reason any such designee, appointee and agent hereunder shall cease to be available to act as such, such party agrees to designate a new designee, appointee and agent in the Borough of Manhattan, The City of New York on the terms and for the purposes of this Section 12.9 satisfactory to such other party. Each party further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against such party by serving a copy thereof upon the relevant agent for service of process referred to in this Section 12.9 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified mail, postage prepaid, to such party at its address specified in or designated pursuant to this Indenture. Each party agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the Issuer or the Trustee and the Noteholders, as the case may be, to serve any such legal process, summons, notices and documents in any other manner permitted by Applicable Law or to obtain jurisdiction over such party or bring suits, actions or proceedings against such party in such other jurisdictions, and in such manner, as may be permitted by Applicable Law.

(b) The submission to the jurisdiction of the courts referred to in Section 12.9(a) shall not (and shall not be construed so as to) limit the right of the Trustee to take proceedings against the Issuer in any other court of competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

(c) If, for the purpose of obtaining a judgment or order in any court, it is necessary to convert a sum due hereunder to any Noteholder from U.S. dollars into another currency, the Issuer has agreed, and each Noteholder by holding a Note will be deemed to have agreed, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, such Noteholder could purchase U.S. dollars with such other currency in the Borough of Manhattan, The City of New York on the Business Day preceding the day on which final judgment is given.

(d) The obligation of the Issuer in respect of any sum payable by it to a Noteholder shall, notwithstanding any judgment or order in a currency other than U.S. dollars (the “Judgment Currency”), be discharged only to the extent that, on the Business Day following receipt by such Noteholder of such security of any sum adjudged to be so due in the Judgment Currency, such Noteholder may in accordance with normal banking procedures purchase U.S. dollars with the Judgment Currency. If the amount of U.S. dollars so purchased is less than the sum originally due to such Noteholder in the Judgment Currency (determined in the manner set forth in Section 12.9(c)), the Issuer agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Noteholder against such loss, and, if the amount of the U.S. dollars so purchased exceeds the sum originally due to such Noteholder, such Noteholder agrees to remit to the Issuer such excess, provided that such Noteholder shall have no obligation to remit any such excess as long as the Issuer shall have failed to pay such Noteholder any obligations due and payable under the Notes of such Noteholder, in which case such excess may be applied to such obligations of the Issuer under such Notes in accordance with the terms thereof. The foregoing indemnity shall constitute a separate and independent obligation of the Issuer and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.

(e) EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS INDENTURE OR ANY MATTER ARISING HEREUNDER.

Section 12.10 Counterparts. This Indenture may be executed in one or more counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

Section 12.11 Table of Contents and Headings. The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.12 Trust Indenture Act. This Indenture shall not be qualified under the Trust Indenture Act and shall not be subject to the provisions of the Trust Indenture Act, although it shall incorporate such provisions for ease of reference.

Section 12.13 Confidential Information. The Trustee, in its individual capacity and as Trustee, agrees and acknowledges that all information (including Confidential Information) provided to the Trustee by the Parent may be considered to be proprietary and confidential information of Inspire. The Trustee agrees to take all reasonable precautions necessary to keep such information confidential, which precautions shall be no less stringent than those that the Trustee employs to protect its own confidential information. The Trustee shall not disclose to any third party other than as set forth herein, and shall not use for any purpose other than the exercise of the Trustee’s rights and the performance of its obligations under this Indenture, any such information without the prior written consent of Inspire. In addition, the Trustee agrees to be bound by the provisions of Article 8 of the Inspire License Agreement to the extent it receives confidential information of Inspire pursuant to Section 5.3 of this Indenture or Section 4.1 of the Servicing Agreement. The Trustee shall limit access to such information received hereunder to (a) its directors, officers, managers and employees and (b) its legal advisors, to each of whom disclosure of such information is necessary for the purposes described above; provided, however, that in each case such party has expressly agreed to maintain such information in confidence under terms and conditions substantially identical to the terms of this Section 12.13.

The Trustee agrees that Inspire does not have any responsibility whatsoever for any reliance on such information by the Trustee or by any Person to whom such information is disclosed in connection with this Indenture, whether related to the purposes described above or otherwise. Without limiting the generality of the foregoing, the Trustee agrees that Inspire makes no representation or warranty whatsoever to it with respect to such information or its suitability for such purposes. The Trustee further agrees that it shall not acquire any rights against Inspire or any employee, officer, director, manager, representative or agent of Inspire (together with Inspire, “Confidential Parties”) as a result of the disclosure of such information to the Trustee or to any Noteholder or Beneficial Holder and that no Confidential Party has any duty, responsibility, liability or obligation to any Person as a result of any such disclosure.

In the event the Trustee is required to disclose any such information received hereunder in order to comply with any laws, regulations or court orders, it may disclose such information only to the extent necessary for such compliance; provided, however, that it shall give Inspire and the Issuer reasonable advance written notice of any such court proceeding in which such disclosure may be required pursuant to a court order so as to afford Inspire a full and fair opportunity to oppose the issuance of such order and to appeal therefrom and shall cooperate reasonably with Inspire in opposing such order and in securing confidential treatment of any such information to be disclosed and/or obtaining a protective order narrowing the scope of such disclosure.

The Trustee agrees that Inspire is an express third-party beneficiary of the provisions of this Section 12.13 and Article III.

Each of the Calculation Agent, the Paying Agent and the Registrar agrees to be bound by this Section 12.13 to the same extent as the Trustee.

Section 12.14 Limited Recourse. Each of the parties hereto accepts that the enforceability against the Issuer of the obligations of the Issuer hereunder and under the Notes shall be limited to the assets of the Issuer, whether tangible or intangible, real or personal (including the Collateral) and the proceeds thereof. Once all such assets have been realized upon and such assets (and proceeds thereof) have been applied in accordance with Article III, any outstanding obligations of the Issuer shall be extinguished. Each of the parties hereto further agrees that it shall take no action against any employee, director, officer or administrator of the Issuer or the Trustee in relation to this Indenture; provided, that nothing herein shall limit the Issuer (or its permitted successors or assigns, including any party hereto that becomes such a successor or assign) from pursuing claims, if any, against any such person. The provisions of this Section 12.14 shall survive termination of this Indenture; provided, further, that the foregoing shall not in any way limit, impair or otherwise affect any rights of the Trustee or the Noteholders to proceed against any such Person (a) for intentional and willful fraud or intentional and willful misrepresentations on the part of or by such Person or (b) for the receipt of any distributions or payments to which the Issuer or any successor in interest is entitled, other than distributions expressly permitted pursuant to this Indenture and the other Transaction Documents.

Section 12.15 Tax Characterization; No Gross Up; Withholding.

(a) The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for federal, state and local income, single business and franchise Tax purposes, the Notes will qualify as indebtedness. The Issuer, by entering into this Indenture, and each Noteholder or Beneficial Holder, agree to treat the Notes for federal, state and local income, single business and franchise Tax purposes as indebtedness.

(b) The Issuer shall not be obligated to pay any additional amounts to the Noteholders or Beneficial Holders as a result of any withholding or deduction for, or on account of, any present or future Taxes imposed on payments in respect of the Notes.

(c) If any withholding Tax is imposed on the Issuer’s payment (or allocations of income) under the Notes to any Noteholder, such Tax shall reduce the amount otherwise distributable to such Noteholder. The Trustee is hereby authorized and directed to retain from amounts otherwise distributable to any Noteholder sufficient funds for the payment of any withholding Tax that is legally owed by the Issuer (but such authorization shall not prevent the Trustee from contesting any such withholding Tax in appropriate proceedings and withholding payment of such Tax, if permitted by Applicable Law, pending the outcome of such proceedings). The amount of any withholding Tax imposed with respect to any Noteholder shall be treated as cash distributed to such Noteholder at the time it is withheld by the Trustee and remitted to the appropriate taxing authority. If there is a possibility that withholding Tax is payable with respect to a payment under the Notes, the Trustee may in its sole discretion withhold such amounts in accordance with this Section 12.15. If any Noteholder wishes to apply for a refund of any such withholding Tax, the Trustee shall reasonably cooperate with such Noteholder in making such claim so long as such Noteholder agrees to reimburse the Trustee for any out-of-pocket expenses incurred. Nothing herein shall impose an obligation on the part of the Trustee to determine the amount of any Tax or withholding obligation on the part of the Issuer or in respect of the Notes.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Indenture to be duly executed, all as of the date first written above.

AZITHROMYCIN ROYALTY SUB LLC,
as Issuer

By:	InSite Vision Incorporated, its Manager

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title:

EXHIBIT A

FORM OF ORIGINAL CLASS A NOTE

[INSERT THE APPLICABLE LEGEND(S) SET FORTH IN SECTION 2.2]

AZITHROMYCIN ROYALTY SUB LLC

Azithromycin PhaRMASM Secured 16% Notes Due 2019

Class A

No. __________	CUSIP: __________

U.S.$60,000,000

AZITHROMYCIN ROYALTY SUB LLC, a limited liability company organized under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal amount set forth on Schedule I hereto on or before May 15, 2019 (the “Final Legal Maturity Date”) and to pay interest quarterly in arrears on the Outstanding Principal Balance hereof at a rate per annum equal to 16% (the “Stated Rate of Interest”), from the date hereof until the Outstanding Principal Balance hereof is paid or duly provided for, which interest shall be due and payable on each Payment Date; provided, that, with respect to any Payment Date (other than the Final Legal Maturity Date or any Redemption Date), any such interest in excess of the portion of the Available Collections Amount available to pay such interest on such Payment Date and funds in the Interest Reserve Account and the Capital Account shall be payable in full not later than the immediately succeeding Payment Date (together with Additional Interest on the amount of unpaid interest from the Payment Date on which it was due until the date on which it is paid, compounded quarterly on each Payment Date). Interest on this Note in each Interest Accrual Period shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. If this Note is issued in the form of a Global Note, in accordance with the requirements of DTC, the Issuer will cause the Trustee to authenticate an additional Note or additional Notes in the appropriate principal amount such that neither this Note nor any other such Note may exceed an aggregate principal amount of U.S.$500,000,000 at any time.

This Note is a duly authorized issue of Notes of the Issuer, designated as its “Azithromycin PhaRMASM Secured 16% Notes Due 2019”, issued under the Indenture dated as of February 21, 2008 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Indenture”), between the Issuer and U.S. Bank National Association, as trustee (including any successor appointed in accordance with the terms of the Indenture, the “Trustee”). The Indenture also provides for the issuance of Refinancing Notes and Class B Notes. All capitalized terms used in this Note and not defined herein shall have the respective meanings assigned to such terms in the Indenture. Reference is made to the Indenture and all indentures supplemental thereto for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Noteholders. This Note is subject to all terms of the Indenture.

The Issuer will pay the Outstanding Principal Balance of this Note on or prior to the Final Legal Maturity Date on the Payment Dates specified in the Indenture, subject to the availability of the Available Collections Amount therefor after making payments entitled to priority under Section 3.7 of the Indenture.

The indebtedness evidenced by the Original Class A Notes is, to the extent and in the manner provided in the Indenture, senior in right of payment to the right of payment of the Class B Notes, and this Note is issued subject to such provisions. The maturity of this Note is subject to acceleration upon the occurrence and during the continuance of the Events of Default specified in the Indenture.

The Issuer may redeem all or part of the Outstanding Principal Balance of this Note prior to the Final Legal Maturity Date on the Payment Dates, in the amounts and under the circumstances specified in the Indenture.

Any amount of Premium or interest on this Note that is not paid when due shall, to the fullest extent permitted by Applicable Law, bear interest (“Additional Interest”) at an interest rate per annum equal to the Stated Rate of Interest from the date when due until such amount is paid or duly provided for, compounded quarterly and payable on the next succeeding Payment Date, subject to the availability of the Available Collections Amount therefor after making payments entitled to priority under Section 3.7 of the Indenture.

This Note is and will be secured by the Collateral pledged as security therefor as provided in the Indenture.

Subject to and in accordance with the terms of the Indenture, there will be distributed quarterly from the Collection Account on each Payment Date commencing on May 15, 2008, to the Person in whose name this Note is registered at the close of business on the Record Date with respect to such Payment Date, in the manner specified in Section 3.7 of the Indenture, such Person’s pro rata share (based on the aggregate percentage of the Outstanding Principal Balance of the Original Class A Notes held by such Person) of the aggregate amount distributable to all Noteholders of Original Class A Notes on such Payment Date.

All amounts payable in respect of this Note shall be payable in U.S. dollars in the manner provided in the Indenture to the Noteholder hereof on the Record Date relating to such payment. The final payment with respect to this Note, however, shall be made only upon presentation and surrender of this Note by the Noteholder or its agent at an office or agency of the Trustee or Paying Agent in New York City. At such time, if any, as this Note is issued in the form of one or more Definitive Notes, payments on a Payment Date shall be made by check mailed to each Noteholder of such a Definitive Note on the applicable Record Date at its address appearing on the Register maintained with respect to the Original Class A Notes. Alternatively, upon application in writing to the Trustee or other Paying Agent, not later than the applicable Record Date, by a Noteholder, any such payments shall be made by wire transfer to an account designated by such Noteholder at a financial institution in New York City. The final payment with respect to any such Definitive Note, however, shall be made only upon presentation and surrender of such Definitive Note by the Noteholder or its agent at an office or agency of the Trustee or Paying Agent in New York City. Notwithstanding the foregoing, payments in respect of this Note issued in the form of a Global Note (including principal, Premium, if any, and interest) shall be made by wire transfer of immediately available funds to the account specified by DTC. Any reduction in the Outstanding Principal Balance of this Note (or any one or more predecessor Original Class A Notes) effected by any payments made on any Payment Date shall be binding upon all future Noteholders of this Note and of any Original Class A Note issued upon the registration of transfer of, in exchange or in lieu of or upon the refinancing of this Note, whether or not noted hereon.

The Noteholder of this Note agrees, by acceptance hereof, to pay over to the Trustee any money (including principal, Premium, if any, and interest) paid to it in respect of this Note in the event that the Trustee, acting in good faith, determines subsequently that such monies were not paid in accordance with the priority of payment provisions of the Indenture or as a result of any other mistake of fact or law on the part of the Trustee in making such payment.

This Note is issuable only in registered form. A Noteholder or Beneficial Holder may transfer this Note or a Beneficial Interest herein only by delivery of a written application to the Registrar stating the name of the proposed transferee, a Confidentiality Agreement duly executed and delivered to the Registrar by such transferee and otherwise complying with the terms of the Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Noteholder only upon, final acceptance and registration of the transfer by the Registrar in the Register. When this Note is presented to the Registrar with a request to register the transfer or to exchange it for an equal principal amount of Original Class A Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including, in the case of a transfer, that such Note is duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Noteholder thereof or by an attorney who is authorized in writing to act on behalf of the Noteholder and that the transferee has executed and delivered to the Registrar a Confidentiality Agreement). No service charge shall be made for any registration of transfer or exchange of this Note, but the party requesting such new Original Class A Note or Original Class A Notes may be required to pay a sum sufficient to cover any transfer Tax or similar governmental charge payable in connection therewith.

Prior to the registration of transfer of this Note, the Issuer and the Trustee may deem and treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the absolute owner and Noteholder hereof for the purpose of receiving payment of all amounts payable with respect to this Note and for all other purposes, and neither the Issuer nor the Trustee shall be affected by notice to the contrary.

The Indenture permits the amendment or modification of the Indenture and the Original Class A Notes by the Issuer with the consent of the Noteholders of a majority of the Outstanding Principal Balance of all Notes (voting or acting as a single class). However, no amendment or modification of the Indenture or the Original Class A Notes may, without the consent of Noteholders of 100% of the Outstanding Principal Balance of the class of Notes affected thereby, (i) reduce the percentage of Noteholders of any such class of Notes required to take or approve any action under the Indenture, (ii) reduce the amount or change the time of payment of any amount owing or payable with respect to any such class of Notes or change the rate of interest or change the manner of calculation of interest payable with respect to any such class of Notes, (iii) alter or modify the provisions with respect to the Collateral for the Notes or the manner of payment or the order of priorities in which payments or distributions under the Indenture will be made as between the Noteholders of such Notes and the Issuer or as among the Noteholders or (iv) consent to any assignment of the Issuer’s rights to a party other than the Trustee for the benefit of the Noteholders. Any such amendment or modification shall be binding on every Noteholder hereof, whether or not notation thereof is made upon this Note.

The subordination provisions contained in Article X of the Indenture may not be amended or modified without the consent of Noteholders of 100% of the Outstanding Principal Balance of the class of Notes affected thereby.

The Indenture also contains provisions permitting the Noteholders of a majority of the Outstanding Principal Balance of the Senior Class of Notes, on behalf of the Noteholders of all of the Original Class A Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon all present and future Noteholders of this Note and of any Original Class A Note issued upon the registration of transfer of, in exchange or in lieu of or upon the refinancing of this Note, whether or not notation of such consent or waiver is made upon this Note.

The Original Class A Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual or facsimile signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized Manager.

Date: February 21, 2008	AZITHROMYCIN ROYALTY SUB LLC

	By:	InSite Vision Incorporated, its Manager

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This Note is one of the Azithromycin PhaRMASM Secured 16% Notes Due 2019 designated above and referred to in the within-mentioned indenture.

Date: February 21, 2008		U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

FORM OF TRANSFER NOTICE

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No. _____________________

(Please print or typewrite name and address including zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing _________________________________________ attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.

Date	Signature of Transferor
NOTE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

[THE FOLLOWING PROVISIONS TO BE INCLUDED ON ALL NOTES]

In connection with any transfer of the within-mentioned Note, the undersigned confirms without utilizing any general solicitation or general advertising that:

[Check One]

__(a) the within-mentioned Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder

__(b) the within-mentioned Note is being transferred other than in accordance with clause (a) above and documents are being furnished that comply with the conditions of transfer set forth in the within-mentioned Note and the Indenture

If neither of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register the within-mentioned Note in the name of any Person other than the Noteholder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.11 of the Indenture shall have been satisfied.

Date	NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

TO BE COMPLETED BY PURCHASER IF CLAUSE (a) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing the within-mentioned Note for its own account or an account with respect to which it exercises sole investment discretion and that each of it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A and has executed and delivered to the Registrar a Confidentiality Agreement.

Dated: __________

Executive Officer

SCHEDULE I

AZITHROMYCIN ROYALTY SUB LLC
Azithromycin PhaRMASM Secured 16% Notes Due 2019

No. ____

Date	Principal Amount	Notation Explaining Principal Amount Recorded	Authorized Signature of Trustee or Custodian

EXHIBIT B

FORM OF RESALE CONFIDENTIALITY AGREEMENT

No. ____

AZITHROMYCIN ROYALTY SUB LLC
c/o InSite Vision Incorporated
965 Atlantic Avenue
Alameda, California 94501
__________, 20__

RESALE CONFIDENTIALITY AGREEMENT

In connection with our possible interest in the purchase of the Azithromycin PhaRMASM Secured 16% Notes due 2019 (the “Notes”) issued by Azithromycin Royalty Sub LLC, a Delaware limited liability company (the “Company”) (the “Transaction”), we have requested a copy of the Private Placement Memorandum, dated February 15, 2008, relating to the Notes (the “Private Placement Memorandum”). In addition to receiving the Private Placement Memorandum, we may also request that you or your directors, officers, managers, members, partners, employees, affiliates, assigns, representatives (including, without limitation, financial advisors, attorneys and accountants), investors, agents or similar persons (collectively, “Your Representatives”) furnish us or our directors, officers, managers, members, partners, employees, affiliates, assigns, representatives (including, without limitation, financial advisors, attorneys and accountants), investors, agents or similar persons (collectively, “Our Representatives”) with certain information relating to the Company, the Transaction (including notices, reports or other documents delivered to us in respect of the Notes or the Indenture (as defined herein)) and the rights acquired by the Company from InSite Vision Incorporated, a Delaware corporation (the “Parent”). All such information (whether written or oral, and whether tangible or electronic) furnished on or after the date hereof by you or Your Representatives to us or Our Representatives, including, without limitation, the Private Placement Memorandum, and any materials containing, based on or derived from any such information (including any financial models or other analyses, compilations, forecasts, studies or other documents based thereon) prepared by us or Our Representatives in connection with our or Our Representatives’ review of, or our interest in, the Transaction, is hereinafter referred to as the “Information”. The term Information will not, however, include information that (i) is already legally known by us without an obligation of confidentiality to a third party at the time such information is disclosed unless such information was disclosed to us under a confidentiality agreement with you that was entered into in connection with our earlier consideration of the Notes, (ii) is or thereafter becomes available in the public domain, other than by breach by us or Our Representatives of our obligations hereunder, (iii) is obtainable by us from another source without breach of such source’s obligations of confidentiality to you or (iv) is independently developed by our Representatives who have not had access to such information.

As a condition to receiving the Information, we hereby agree as follows:

1. We and Our Representatives hereby agree (i) to keep the Information confidential, (ii) that the Information will be used solely for the purpose of evaluating or entering into the Transaction and, if the Transaction is entered into, monitoring or enforcing the Transaction and (iii) not to, without your prior written consent, disclose any Information in any manner whatsoever; provided, however, that we may reveal the Information to (a) Our Representatives who need to know the Information for the purpose of evaluating or entering into the Transaction and, if the Transaction is entered into, monitoring or enforcing the Transaction or (b) third parties in order to comply with any applicable law, rule, regulation or legal process or pursuant to requests of governmental authorities or regulatory agencies having oversight over us or Our Representatives, and only after compliance with paragraph 3 below, provided, that all of Our Representatives to which we disclosed Information shall agree to keep such information confidential, and only to use such information, on reasonable and customary terms that are substantially the same as the terms we are subject to, and, provided, further, that we shall be wholly responsible for the full compliance of this Resale Confidentiality Agreement by Our Representatives to which we disclosed Information. Notwithstanding and without limitation of the foregoing, we and Our Representatives agree not to reveal Information to advisors who are principally engaged in the business of investment banking, capital markets or securitization of financial assets without prior written notice to you.

2. We and Our Representatives agree, whether or not the Transaction is consummated, not to (except as required by applicable law, rule, regulation or legal process or pursuant to requests of governmental authorities or regulatory agencies having oversight over us or Our Representatives, and only after compliance with paragraph 3 below), without your prior written consent, disclose to any person the fact that the Information or the Transaction exists or has been made available, that we are considering the Transaction, or that discussions or negotiations are taking or have taken place concerning the Transaction or any term, condition or other fact relating to the Transaction or such discussions or negotiations, including, without limitation, the status thereof.

3. In the event that we or any of Our Representatives are required by applicable law, rule, regulation or legal process or pursuant to requests of governmental authorities or regulatory agencies having oversight over us or Our Representatives to disclose any of the Information, we agree to use commercially reasonable efforts to notify you promptly (unless such notice is not permitted by applicable law, rule or regulation) so that you may seek, at your own expense, a protective order or other appropriate remedy or, in your sole discretion, waive compliance with the terms of this Resale Confidentiality Agreement. In the event that no such protective order or other remedy is obtained, or that you do not waive compliance with the terms of this Resale Confidentiality Agreement, we agree to furnish only that portion of the Information that we are advised by counsel (which may be internal counsel) is legally required and will exercise all commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Information.

4. If we determine not to proceed with the Transaction or we cease to have an interest arising from the Transaction, we will promptly inform you of that decision or event and, in that case, and at any time upon your request or the request of any of Your Representatives, we and Our Representatives agree to (i) promptly deliver to you all copies of the Information in our possession (except as described in the following proviso), (ii) promptly destroy all copies of any written Information (whether in tangible or electronic form, or otherwise) that we and Our Representatives have created, including, without limitation, any notes we have taken on any discussions with you or Your Representatives, and upon your request such destruction shall be certified in writing (including via email) to you by an authorized officer supervising such destruction (provided in each case that an appropriate person within our organization may retain one copy of the Information, subject to the provisions of this Resale Confidentiality Agreement, if required to comply with internal record retention policies or regulatory considerations, in which case, regardless of paragraph 17 below, the confidentiality provisions of this Resale Confidentiality Agreement will continue to apply to such Information for so long as it is retained by such person or any other of Our Representatives) and (iii) certify that clauses (i) and (ii) above have been complied with. Any oral Information will continue to be subject to the terms of this Resale Confidentiality Agreement.

5. We acknowledge that you have not updated, and have no obligation to update, the Private Placement Memorandum in any respect for events, developments or circumstances (including, without limitation, the level of royalty payments for AzaSite or the sales of AzaSite compared to the sales forecasts contained in the Independent Consultant’s Report included as Appendix A to the Private Placement Memorandum). We further acknowledge that neither you nor any of Your Representatives, nor any of your or their respective officers, directors, managers, members, partners, employees, agents or controlling persons within the meaning of Section 20 of the Securities Exchange Act of 1934, as amended, makes any express or implied representation or warranty as to the accuracy or completeness of the Information, and we agree that no such person will have any liability relating to the Information or for any errors therein or omissions therefrom. We further agree that we are not entitled to rely on the accuracy or completeness of the Information.

6. We acknowledge that we are aware of the restrictions imposed by the United States securities laws on the purchase or sale of securities of an issuer or an affiliate or controlling person of the issuer by any person who has received material, non-public information from the issuer or an affiliate or controlling person of the issuer or from a person owing a duty to any of the foregoing, and on the communication of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information.

7. We represent that we maintain effective internal procedures with respect to maintaining the confidentiality and use of the Information.

8. We further represent and warrant that we are a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended) or an institutional accredited investor (as defined in subparagraph (a) (1), (2), (3) or (7) of Rule 501 under the Securities Act of 1933, as amended).

9. We represent and warrant: (A) that either (i) no Plan Assets (as defined by Section 3(42) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and regulations issued by the U.S. Department of Labor) will be used to purchase a Note or (ii) to the extent that Plan Assets are used to purchase a Note, one or more statutory or administrative exemptions applies such that the use of such Plan Assets to purchase and hold such Notes will not constitute a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”); and (B) that either (i) assets of a governmental, church or foreign plan have been used to purchase a Note or (ii) to the extent such assets are used, neither the purchase nor holding of the Notes will constitute or result in a violation of any law that is similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code.

10. We represent and warrant that either (i) we are not, and will not become, a partnership, Subchapter S corporation or grantor trust for U.S. federal income tax purposes or (ii) we are a partnership, Subchapter S corporation or grantor trust for U.S. federal income tax purposes but (A) none of the direct or indirect beneficial owners of any of our interests have allowed or caused, or will allow or cause, 50% or more of the value of such interests to be attributable to such ownership of Notes or (B) our partnership, Subchapter S corporation or grantor trust was not formed with a principal purpose of permitting the Company to satisfy the 100-partner limitation in Treasury Regulation Section 1.7704-1(h)(1)(ii) (assuming for this purpose that the Notes were classified as equity, and not debt, for U.S. federal income tax purposes), and we will not participate or transfer an interest in any Note to any person or entity who is of a type described in clause (i) above but is not of a type described in clause (ii) above.

11. We acknowledge that remedies at law may be inadequate to protect you against any actual or threatened breach of this Resale Confidentiality Agreement by us or Our Representatives, and, without prejudice to any other rights and remedies otherwise available to you, we agree to permit you to seek the granting of injunctive relief in your favor without proof of actual damages.

12. We acknowledge and agree that each of the Parent and Inspire Pharmaceuticals, Inc. is a third party beneficiary of this Resale Confidentiality Agreement and shall have the right to enforce any provision of this Resale Confidentiality Agreement.

13. We agree that no failure or delay by you in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

14. This Resale Confidentiality Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law thereof (other than the provisions of Section 5-1401 of the General Obligations Law of the State of New York).

15. This Resale Confidentiality Agreement contains the entire agreement between you and us concerning the confidentiality of the Information, and no modifications of this Resale Confidentiality Agreement or waiver of the terms and conditions hereof will be binding upon you or us, unless approved in writing by each of you and us.

16. Neither this Resale Confidentiality Agreement nor any right granted hereunder shall be assignable or otherwise transferable by us by operation of law or otherwise without the Company’s prior written consent. This Resale Confidentiality Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

17. This Resale Confidentiality Agreement will terminate (i) if we do not proceed with the Transaction, 24 months after the date hereof, and (ii) if we do proceed with the Transaction, 24 months from the date we cease to have an interest arising from the Transaction, whether through a sale of our interest, the maturity or repayment of our interest or otherwise.

18. If we propose to purchase, transfer, sell or otherwise dispose of any of our interest at any time, we agree to (i) abide by any transfer restrictions described in the Private Placement Memorandum, (ii) inform any proposed transferee of such interest of any such transfer restrictions, including any requirement that such proposed transferee enter into a resale confidentiality agreement with the Company, and (iii) not furnish any Information to such proposed transferee. We acknowledge that the servicer for the Transaction shall be responsible for the delivery of all Information to any such prospective transferee following execution by such prospective transferee of an appropriate resale confidentiality agreement with the Company.

19. This Resale Confidentiality Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Any counterpart may be executed by facsimile signature and such facsimile signature shall be deemed an original.

Please confirm your agreement with the foregoing by signing and returning to the undersigned the duplicate copy of this Resale Confidentiality Agreement enclosed herewith. In accordance with Section 2.11(j) of the Indenture dated as of February 21, 2008 (the “Indenture”), made by and between you and U.S. Bank National Association, as trustee, we will provide a fully executed copy of this Resale Confidentiality Agreement to the Registrar (as defined in the Indenture) promptly after receipt thereof from you.

Very truly yours,

[Please insert prospective purchaser’s name]

By:
Name:
Title:
Address:

Accepted and agreed as of the date first written above:

AZITHROMYCIN ROYALTY SUB LLC

By:	InSite Vision Incorporated, its Manager

By:
Name:
Title:

EXHIBIT C

AGENTS FOR SERVICE OF PROCESS

Party	Jurisdiction	Appointed Agent
Azithromycin Royalty Sub LLC	Delaware	Corporation Service Company
Azithromycin Royalty Sub LLC	New York	Corporation Service Company

C-1

EXHIBIT D

COVERAGE OF DISTRIBUTION REPORT

(i)
With respect to the current Payment Date, (A) the balances on deposit in the Collection Account and any other Account established under the Indenture on the Calculation Date immediately preceding the prior Payment Date (or, with respect to the first Payment Date, on the Closing Date) (the “Preceding Calculation Date”), (B) the aggregate amounts of deposits into and withdrawals from the Collection Account and any other Account established under the Indenture from but excluding the Preceding Calculation Date to and including the Calculation Date immediately preceding the Payment Date (the “Current Calculation Date”) and (C) the balances on deposit in the Collection Account and any other Account established under the Indenture on the Current Calculation Date.

(ii)	Analysis of Collection Account activity from the Preceding Calculation Date to the Current Calculation Date

Balance on the Preceding Calculation Date
Collections from but excluding the Preceding Calculation Date to and including the Current Calculation Date (“Current Collections”)
Aggregate Note payments from but excluding the Preceding Calculation Date to and including the Current Calculation Date, including pursuant to Section 2.5(e)
Amount, if any, paid to Pfizer and certain other third parties entitled to royalties in respect of Subject Products between the prior Payment Date and the current Payment Date
Expense payments payable on the Current Calculation Date (“Current Expenses”)
Balance on the Current Calculation Date

(iii)	Amount, if any, to be transferred from the Interest Reserve Account to the Collection Account on the current Payment Date

(iv)	Payments on the current Payment Date

Current Expenses
Servicing Fee
Interest Amount
Additional Interest, if any
Principal payments, if any

(v)	Outstanding Principal Balance

Opening Outstanding Principal Balance
Principal payments, if any, made on the current Payment Date
Closing Outstanding Principal Balance

(vi)	Amount distributed to the Issuer from the Collection Account, if any, with respect to the current Payment Date

D-1

(vii)	A withholding obligation may be included

(viii)	Appropriate modifications will be made to contemplate any Refinancing Notes and/or Class B Notes

D-2

EXHIBIT E

UCC FINANCING STATEMENTS

1.	A Form UCC-1 Financing Statement will be filed with the Secretary of State of the State of Delaware naming the Issuer as debtor and the Trustee as secured party.

E-1

EXHIBIT F

FORM OF CERTIFICATE OF EUROCLEAR OR CLEARSTREAM FOR
PERMANENT REGULATION S GLOBAL NOTE

__________, 20__

U.S. Bank National Association,
as Trustee
One Federal Street, 3rd Floor
Boston, Massachusetts 02110
Attention: Corporate Trust Services (Azithromycin Royalty Sub LLC)

Azithromycin Royalty Sub LLC
c/o InSite Vision Incorporated
965 Atlantic Avenue
Alameda, California 94501
Attention: Louis Drapeau

Re:	Azithromycin Royalty Sub LLC (the “Issuer”)

Ladies and Gentlemen:

This letter relates to U.S.$__________ principal amount of Azithromycin PhaRMASM Secured 16% Notes Due 2019 of the Issuer (the “Notes”) represented by a Note that bears a legend (the “Legended Note”) outlining restrictions upon transfer of such Legended Note. Pursuant to Section 2.1 of the Indenture dated as of February 21, 2008 (the “Indenture”) relating to the Notes and certain other classes of notes of the Issuer, we hereby certify that we are (or we will hold such securities on behalf of) an Institutional Accredited Investor (as defined in the Indenture) outside the United States to whom the Notes may be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended (“Regulation S”). Accordingly, you are hereby requested to exchange the Legended Note for a Permanent Regulation S Global Note (as defined in the Indenture) representing an identical principal amount of Notes, all in the manner provided for in the Indenture.

Each of you is entitled to rely upon this letter and is irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Certain terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Euroclear Bank S.A./N.V.][Clearstream Banking]

By:
Authorized Signatory

F-1

EXHIBIT G

FORM OF CERTIFICATE OF BENEFICIAL OWNER OF TEMPORARY
REGULATION S GLOBAL NOTE

Euroclear Bank S.A./N.V.
[Address]

AND/OR

Clearstream Banking
[Address]

Re:        Azithromycin Royalty Sub LLC (the “Issuer”)

Reference is hereby made to the Indenture, dated as of February 21, 2008 (the “Indenture”), made by and between the Issuer and U.S. Bank National Association, as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$__________ principal amount of Azithromycin PhaRMASM Secured 16% Notes Due 2019 that are held in the form of a Beneficial Interest in the Temporary Regulation S Global Note (CUSIP No. __________) through DTC by the undersigned (the “Holder”) in the name of __________. The Holder of such Temporary Regulation S Global Note hereby requests the receipt of payments due and payable [on the applicable Payment Date] pursuant to Section 2.5 of the Indenture.

The Holder hereby represents and warrants that it (i) is an Institutional Accredited Investor, (ii) is not a U.S. Person, (iii) does not hold the above-referenced Temporary Regulation S Global Note for the account or benefit of a U.S. Person (other than a distributor) and (iv) has executed and delivered to the Registrar a Confidentiality Agreement. Certain terms in this certificate not otherwise defined in the Indenture have the meanings given to them in Regulation S.

This certificate and the statements contained herein are made for your benefit and the benefit of the Paying Agent.

[Name of Holder]

By:
Name:
Title:

G-1

EXHIBIT H

FORM OF CERTIFICATE OF EUROCLEAR OR CLEARSTREAM FOR PAYMENTS

U.S. Bank National Association,
as Paying Agent
One Federal Street, 3rd Floor
Boston, Massachusetts 02110
Attention: Corporate Trust Services (Azithromycin Royalty Sub LLC)

Re:        Azithromycin Royalty Sub LLC (the “Issuer”)

Reference is hereby made to the Indenture, dated as of February 21, 2008 (the “Indenture”), made by and between the Issuer and U.S. Bank National Association, as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$__________ principal amount of Azithromycin PhaRMASM Secured 16% Notes Due 2019 that are held in the form of a Beneficial Interest in the Temporary Regulation S Global Note (CUSIP No. __________) through DTC by the undersigned (the “Holder”) in the name of __________. Certain Holders of the Beneficial Interests in such Temporary Regulation S Global Note have requested the receipt of payments due and payable [on the applicable Payment Date] pursuant to Section 2.5 of the Indenture.

We have received from such Holders certifications to the effect that they (i) are Institutional Accredited Investors, (ii) are not U.S. Persons, (iii) do not hold the above-referenced Temporary Regulation S Global Note for the account or benefit of U.S. Persons (other than distributors) and (iv) have executed and delivered to the Registrar a Confidentiality Agreement. Certain terms in this certificate not otherwise defined in the Indenture have the meanings given to them in Regulation S.

Accordingly, the Holders of the Beneficial Interests in the Temporary Regulation S Global Note are entitled to receive interest, principal and premium, if any, in accordance with the terms of the Indenture in the amount of U.S.$__________.

[Clearstream Banking][Euroclear Bank S.A./N.V.]

By:
Name:
Title:

H-1

EXHIBIT I

FORM OF CERTIFICATE OF PROPOSED TRANSFEROR

__________, 20__

U.S. Bank National Association,
as Registrar
One Federal Street, 3rd Floor
Boston, Massachusetts 02110
Attention: Corporate Trust Services (Azithromycin Royalty Sub LLC)

Azithromycin Royalty Sub LLC
c/o InSite Vision Incorporated
965 Atlantic Avenue
Alameda, California 94501
Attention: Louis Drapeau

Re: Azithromycin Royalty Sub LLC (the “Issuer”)

Ladies and Gentlemen:

In connection with our proposed sale of U.S.$ __________ aggregate principal amount of Azithromycin PhaRMASM Secured 16% Notes Due 2019 of the Issuer (the “Notes”), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (“Regulation S”) and, accordingly, we represent that:

(1) the offer of the Notes was not made to a person in the U.S.;

(2) at the time the buy order was originated, the transferee was an institutional accredited investor (as defined in subparagraph (a) (1), (2), (3) or (7) of Rule 501 under the U.S. Securities Act of 1933, as amended) outside the U.S. or we and any person acting on our behalf reasonably believed that the transferee was an institutional accredited investor outside the U.S.;

(3) no directed selling efforts have been made by us in the U.S. in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933; and

(5) the transferee has entered into the confidentiality agreement required in connection with the purchase of the Notes.

Each of you is entitled to rely upon this letter and is irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Certain terms used in this certificate have the meanings set forth in Regulation S.

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Very truly yours,

[Name of Transferor]

By:
Authorized Signatory

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EXHIBIT J

FORM OF CERTIFICATE OF CERTAIN PROPOSED INSTITUTIONAL
ACCREDITED INVESTOR TRANSFEREES

__________, 20__

U.S. Bank National Association,
as Registrar
One Federal Street, 3rd Floor
Boston, Massachusetts 02110
Attention: Corporate Trust Services (Azithromycin Royalty Sub LLC)

Azithromycin Royalty Sub LLC
c/o InSite Vision Incorporated
965 Atlantic Avenue
Alameda, California 94501Attention: Louis Drapeau

Ladies and Gentlemen:

In connection with our proposed purchase of Notes (the “Notes”) of Azithromycin Royalty Sub LLC (the “Issuer”), we confirm that:

1. We have duly executed and delivered to the Registrar (as defined in that certain Indenture dated as of February 21, 2008 (the “Indenture”) between the Issuer and U.S. Bank National Association, as trustee, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof) a Resale Confidentiality Agreement and have subsequently received a copy of the Private Placement Memorandum dated February 15, 2008 (the “Private Placement Memorandum”) relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled “Transfer Restrictions” of such Private Placement Memorandum and the restrictions on duplication and circulation of such Private Placement Memorandum.

2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Private Placement Memorandum under “Transfer Restrictions” and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the U.S. Securities Act of 1933, as amended (the “Securities Act”).

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3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, that the Notes will only be in the form of definitive physical certificates and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that, if we should sell any Notes in the future, we will do so only (1) (A) to the Issuer or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a qualified institutional buyer (as defined therein), (C) to an institutional accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) (“Institutional Accredited Investor”) that, prior to such transfer, furnishes to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee) and an opinion of counsel acceptable to the Issuer that such transfer is in compliance with the Securities Act, (D) to an Institutional Accredited Investor in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act or (E) to an Institutional Accredited Investor after the relevant time period referred to in Rule 144 under the Securities Act expires, and we further agree to provide to any entity purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein and (2) in each case, in accordance with any applicable securities laws of any state in the U.S. or any other applicable jurisdiction and in accordance with the legend to be set forth in the Notes, which will reflect the substance of this paragraph.

4. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Issuer and the Trustee such certifications, legal opinions and other information as the Issuer and the Trustee may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that a resale confidentiality agreement is required under the Indenture to be executed and delivered by any proposed transferee to whom we wish to sell any Notes.

5. We are an Institutional Accredited Investor and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are able to bear the economic risks of our or their investment.

6. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which we exercise sole investment discretion.

7. We are not acquiring the Notes with a view to distribution thereof or with any present intention of offering or selling the Notes, except as permitted above, provided that the disposition of our property and property of any accounts for which we are acting as fiduciary shall remain at all times within our control.

You, the Issuer and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

By:
Name:
Title

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Annex A

See Annex A to the Purchase and Sale Agreement by and between Azithromycin Royalty Sub LLC and the Company dated February 21, 2008, attached as Exhibit 10.1 to this Quarterly Report on Form 10-Q".